      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 1999


                                                      REGISTRATION NO. 333-73067
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                            BIZNESSONLINE.COM, INC.
                 (Name of small business issuer in its charter)
                         ------------------------------

                DELAWARE                                    7375                                   06-1519132
       (State or jurisdiction of                (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                            ------------------------

                                 MARK E. MUNRO
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            BIZNESSONLINE.COM, INC.
                                 1720 ROUTE 34
                                 P.O. BOX 1347
                             WALL, NEW JERSEY 07719
                                 (732) 280-6408
                              (732) 280-6409 (FAX)
(Address and telephone number of principal executive offices and principal place of business
          and name, address and telephone number of agent for service)
                            ------------------------

                                   COPIES TO:

MICHAEL F. SWEENEY, ESQ.          RUBI FINKELSTEIN, ESQ.            WILLIAM M. PRIFTI, ESQ.
ROBERT D. EMERSON, ESQ.           ORRICK, HERRINGTON & SUTCLIFFE    FIVE MARKET SQUARE
DUFFY & SWEENEY, LLP              LLP                               SUITE 109
300 TURKS HEAD BUILDING           30 ROCKEFELLER PLAZA              AMESBURY, MA 01913
PROVIDENCE, RI 02903              NEW YORK, NY 10112                (978) 388-4942
(401) 455-0700                    (212) 506-5000                    (978) 388-4945 (FAX)
(401) 455-0701 (FAX)              (212) 506-3730 (FAX)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (SUBJECT TO COMPLETION)
DATED MAY 10, 1999


                                     [LOGO]

                        2,900,000 SHARES OF COMMON STOCK


    This is our initial public offering of common stock. The initial offering price per share is $10. We have applied to list our common stock on the Nasdaq National Market under the symbol "BIZZ". No public market currently exists for the shares of common stock.


    INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                            ------------------------

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

                                                                         PER SHARE     TOTAL
-------------------------------------------------------------------------------------------
Public offering price.................................................   $      10   $29,000,000
Underwriting discounts and commissions................................   $           $
Proceeds, before expenses, to BiznessOnline...........................   $           $
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    We have granted the underwriters the right to purchase up to 435,000 additional shares to cover any over-allotments.

                            ------------------------

JOSEPH STEVENS & COMPANY, INC.

          SCHNEIDER SECURITIES, INC.

                     NEIDIGER, TUCKER, BRUNER, INC.

                                ROYCE INVESTMENT GROUP, INC.

                                           , 1999

                               TABLE OF CONTENTS

                                             PAGE
                                             ---
Prospectus Summary...........................  3
Risk Factors.................................  7
Forward-Looking Statements...................  8
Use of Proceeds..............................  9
Dividend Policy..............................  9
Capitalization............................... 10
Dilution..................................... 11
Selected Pro Forma Financial Data............ 12
Selected Historical Financial Data for
  BiznessOnline and Our Internet Service
  Providers.................................. 13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................. 17

                                             PAGE
                                             ---

Business..................................... 28
Management................................... 37
Certain Transactions......................... 45
Principal Stockholders....................... 46
Description of Securities.................... 47
Shares Available for Future Sale............. 50
Underwriting................................. 51
Legal Matters................................ 53
Experts...................................... 53
How to Get More Information.................. 53
Index to Financial Statements................ F-1

                               PROSPECTUS SUMMARY

                            BIZNESSONLINE.COM, INC.

    We are a new company formed to acquire and operate businesses that provide Internet access and related services to customers outside of large metropolitan areas in the northeastern United States. In January, 1999, we acquired Global 2000 Communications, Inc., an Internet service provider serving the greater Albany, New York area with approximately 4,000 individual and business subscribers. We have entered agreements to acquire, and upon the completion of this offering we will acquire, four additional Internet service providers serving Connecticut and northeastern New York with approximately 16,000 individual and business subscribers.

    Our executive offices are located at 1720 Route 34, P.O. Box 1347, Wall, New Jersey 07719, and our telephone number is (732) 280-6408. Our world-wide web address is BiznessOnline.com. Information contained in our web site is not part of this prospectus.

                            SUMMARY OF THE OFFERING

    The share numbers in the following table assume that we have issued all the shares of our common stock included in the purchase price for the Internet service providers we will acquire at the closing of this offering. See "Business--The acquisitions." Following the offering, we will also have outstanding warrants and options to purchase 290,000 shares at $16.50 per share and 52,500 shares at the initial public offering price. We will also have a total of 497,500 shares of common stock reserved for issuance under our stock option plans.

common stock offered by BiznessOnline.com      2,900,000 shares

common stock outstanding after this offering   6,890,436 shares, assuming the underwriters
                                               do not exercise their over-allotment option;
                                               or

                                               7,325,436 shares, assuming the underwriters
                                               exercise their over-allotment option in full

use of proceeds                                - $5,730,000 for payment of the cash portion
                                               of the purchase price to the stockholders of
                                                 the former Internet service providers we
                                                 will acquire at the closing of this
                                                 offering;

                                               - $580,000 for repayment of promissory notes
                                               due to the former stockholders of Global 2000
                                                 Communications;

                                               - $900,000 for costs to integrate the
                                               operating systems of the Internet service
                                                 providers we will own at the close of this
                                                 offering;

                                               - approximately $17,000,000 for possible
                                               future acquisitions of Internet service
                                                 providers; and

                                               - $790,000 for general working capital

              SUMMARY PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The following table provides summary pro forma consolidated financial information for BiznessOnline, Global 2000 Communications, Inc., and the four Internet service providers we will acquire at the consummation of the offering based on historical data for the year ended December 31, 1998. We present the pro forma consolidated balance sheet data as of December 31, 1998 based on historical data, pro forma consolidated data and as adjusted for this offering. The pro forma consolidated statement of operations data for the year ended December 31, 1998 assume that the acquisition of the five Internet service providers and this offering were consummated on January 1, 1998. The pro forma consolidated balance sheet data assumes that the acquisitions of the five Internet service providers were consummated on December 31, 1998. The summary pro forma financial data do not necessarily indicate the operating results or financial position which would have resulted from the operation of BiznessOnline on a consolidated basis during the period presented, nor does this pro forma data necessarily represent any future operating results or financial position of BiznessOnline. In addition to this summary financial data, you should also refer to the more complete financial information included elsewhere in this prospectus, including more complete historical results for our Internet service providers.

                                                                                                    FISCAL YEAR
                                                                                                       ENDED
                                                                                                    DECEMBER 31,
                                                                                                        1998
                                                                                                  ----------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues........................................................................................   $    6,195,694
Costs and expenses
  Connectivity and operations...................................................................        4,218,136
  Selling, general and administrative expenses..................................................        1,441,048
  Depreciation..................................................................................          404,444
  Amortization..................................................................................        2,703,866
                                                                                                  ----------------
      Total costs and expenses..................................................................        8,767,494
                                                                                                  ----------------
Loss from operations............................................................................       (2,571,800)
  Other income (expense), net...................................................................          (81,025)
  Interest expense..............................................................................          (59,752)
                                                                                                  ----------------
Loss before income taxes........................................................................       (2,712,577)
  Income taxes..................................................................................         --
                                                                                                  ----------------
Net loss........................................................................................   $   (2,712,577)
                                                                                                  ----------------
                                                                                                  ----------------
Net loss per share--basic and diluted...........................................................   $         (.39)
Weighted average shares outstanding.............................................................        6,890,436

OTHER OPERATING DATA:
Approximate number of subscribers at year end...................................................           20,000
Earnings before interest, taxes, depreciation and amortization..................................   $      536,510

                                                                                   AT DECEMBER 31, 1998
                                                                          ---------------------------------------
                                                                                       PRO FORMA      PRO FORMA
                                                                           ACTUAL    CONSOLIDATED    AS ADJUSTED
                                                                          ---------  -------------  -------------
CONSOLIDATED BALANCE SHEET DATA:
Working capital.........................................................  $  49,088  $  (6,241,018) $  18,867,460
Total assets............................................................    256,214     15,916,265     34,606,265
Total liabilities.......................................................    198,648      7,996,699      1,686,699
Stockholders' equity....................................................     57,566      7,919,566     32,919,566

The consolidated statement of operations data:

    - reflects an aggregate change in compensation and increases in expenses associated with corporate management under contractual arrangements of $368,000.

    - reflects additional amortization of goodwill and other intangibles to be recorded as a result of the acquisitions of our five Internet service providers in the amount of $2,682,000 for the year ended December 31, 1998.

The other operating data:

    - reflects earnings before interest, taxes, depreciation and amortization or income (loss) from operations plus depreciation and amortization. Earnings before interest, taxes, depreciation and amortization is provided because it is a measure commonly used by investors to analyze and compare companies in this industry on the basis of operating performance. Earnings before interest, taxes, depreciation and amortization is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for operating income, net income or cash flows from operating activities for purposes of analyzing our operating performance, financial position and cash flows.

The consolidated pro forma balance sheet data reflects the use of :

    - $6,310,000, including $580,000 for repayment of notes payable to the former stockholders of Global 2000 Communications, representing the cash or promissory note portion of the purchase prices for our Internet service providers which will be paid on consummation of the acquisitions, and

    - $7,820,000 payable in shares of our common stock, which may be adjusted based on the financial condition of our Internet service providers as of the closing date of this offering.

          SUMMARY HISTORICAL INDIVIDUAL INTERNET SERVICE PROVIDER DATA

    The following table presents summary historical statement of operations and other operating data for our five Internet service providers for the fiscal years ended December 31, 1997 and December 31, 1998. The statement of operations data has been derived from the audited financial statements of the five Internet service providers. See "Selected Historical Financial Data for BiznessOnline and Our Internet Service Providers" beginning on page 13 below.

                                                                                YEAR ENDED         YEAR ENDED
                                                                             DECEMBER 31, 1997  DECEMBER 31, 1998
                                                                             -----------------  -----------------
AlbanyNet, Inc.
  Revenues.................................................................    $     838,807      $   1,140,518
  Operating income.........................................................           78,171            242,848
  Basic and diluted net income per share...................................           422.65           1,224.73
  Subscribers at end of period.............................................            2,300              3,200
Borg Internet Services, Inc.
  Revenues.................................................................    $     505,970      $     832,734
  Operating income (loss)..................................................           35,422            (29,296)
  Basic and diluted net income (loss) per share............................         6,190.67          (9,652.33)
  Subscribers at end of period.............................................            2,500              4,000
Caravela Software, Inc.
  Revenues.................................................................    $   1,516,112      $   1,879,410
  Operating income (loss)..................................................          (83,393)            85,311
  Basic and diluted net income (loss) per share............................          (555.48)            (23.98)
  Subscribers at end of period.............................................            4,000              5,000
Global 2000 Communications, Inc.
  Revenues.................................................................    $   1,108,980      $   1,738,613
  Operating income.........................................................          107,763            271,838
  Basic and diluted net income per share...................................           429.43           1,198.86
  Subscribers at end of period.............................................            3,300              4,000
Ulsternet, Inc.
  Revenues.................................................................    $     318,630      $     604,419
  Operating income (loss)..................................................          (17,816)            33,389
  Basic and diluted net income (loss) per share............................          (279.74)            251.12
  Subscribers at end of period.............................................            2,100              3,800

                                  RISK FACTORS

    An investment in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors and other information in this prospectus before investing in our common stock.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, WE MAY NOT BE ABLE TO SUCCESSFULLY
  MANAGE OUR BUSINESS OR ACHIEVE PROFITABILITY.

    We were formed in June 1998 and acquired our first Internet service provider in January 1999. We will acquire four additional Internet service providers upon completion of this offering. Our management team faces the challenge of successfully implementing company-wide administrative and operating systems and managing our newly acquired companies. We may not be able to successfully manage our business to achieve or maintain profitability of any of our individual Internet service providers, or overall. In addition, our pro forma financial results cover periods when we did not control or manage our Internet service providers and may not be indicative of our future financial results.

IF WE DO NOT COMPLETE THE ACQUISITIONS OF ALL FOUR OF THE INTERNET SERVICE
  PROVIDERS WE PLAN TO ACQUIRE AT THE CLOSING OF THIS OFFERING, OUR RESULTS OF OPERATIONS MAY SUFFER.

    Although our agreements with the Internet service providers we will acquire at the closing of this offering contain standard closing conditions which the stockholders of the companies do not have control over, we cannot be certain that one or more of these persons will not breach their agreements. If we are unable to close one or more of these acquisitions, we would be forced to seek an injunction from a court to enforce the agreement as written or negotiate a settlement. In either case, the delay or the inability to complete the transaction could have a negative impact on our projected results of operations.

COMPETING BIDS FOR INTERNET SERVICE PROVIDERS MAY DRIVE UP PURCHASE PRICES AND
  LIMIT OUR ABILITY TO CARRY OUT OUR GROWTH STRATEGY.

    Our business strategy depends largely on our ability to expand into new markets and enhance our presence in our existing markets by acquiring additional Internet service providers that meet our financial, geographic and other acquisition criteria. We believe that competition from other companies which seek to acquire and consolidate Internet service companies is significant and that acquisition prices will rise with the growth in demand for these companies in the future. We may not have sufficient financial resources to afford these higher prices. The potential increase in acquisition prices could increase the amount of goodwill and other intangibles allocated from the purchase price for these companies which could adversely affect our financial condition and operating results.

OUR SUCCESS DEPENDS ON OUR ABILITY TO RETAIN MARK MUNRO AND OTHER KEY PERSONNEL.

    We believe that the telecommunications and related management, sales and marketing experience of Mark E. Munro, our president and chief executive officer is critical to our success in the Internet business and in our growth by acquisitions strategy and the loss of his services would have a detrimental impact on our business. Our success will also depend on our ability to hire and retain other qualified management, including competent marketing, technical and sales personnel. We may be unable to locate and hire these personnel. We may also be unable to retain or integrate the personnel of acquired Internet service providers into our operations.

BECAUSE WE WILL DEPEND ON OTHER COMPANIES FOR TELECOMMUNICATIONS PRODUCTS AND
  SERVICES, WE MAY EXPERIENCE DELAYS AND INCREASED COSTS IF DEMAND FOR THESE ITEMS CONTINUES TO INCREASE.

    We will depend on major companies such as UUNET, MCI Worldcom and Sprint to provide connectivity and equipment capacity to us. We will also depend on third-party suppliers of hardware components. As we and other Internet service providers grow, our suppliers will face significant demand for their products; some of these suppliers may have limited resources and production capacity. If our suppliers fail to adjust to meet increasing demand, they may be unable to supply components and products in the quantities, at the quality levels and at the times required by us, or at all. In addition, prices for these components and products may increase significantly. If our suppliers fail to provide equipment and we are unable to develop alternative sources of supply, we will experience delays and increased costs in expanding our network.

THE INTERNET SERVICE MARKET CHANGES RAPIDLY AND WE MAY NOT BE SUCCESSFUL IN
  ADAPTING TO NEW
  TECHNOLOGIES OR ALTERNATIVE INTERNET ACCESS SYSTEMS.

    Our industry is characterized by rapidly changing technology, constantly evolving industry standards, emerging competition and frequent new service information. We are unable to predict whether we will have the necessary resources to adapt to this changing marketplace. For example, our Internet service providers provide Internet access across telephone lines to computers. If the Internet becomes easily accessible by screen-based telephones, television or other electronic devices, or if the means of delivery changes to satellite or other wireless technology, we may need to change our network design and develop new technology. Our pursuit of these technological advances would require substantial time and expense. We cannot assure you that we will be successful in adapting our business to alternative access systems or that new technologies will be available or affordable for us.

                           FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section beginning on page 8 of this prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                USE OF PROCEEDS

    Our net proceeds from the sale of the 2.9 million shares of common stock after deducting underwriting fees and our estimated offering expenses will be approximately $25 million. If the underwriters' over allotment is exercised in full, our net proceeds are estimated to be approximately $29 million.

    We intend to use the net proceeds as described in the following table:

CATEGORY                                                                        AMOUNT OF NET PROCEEDS   PERCENTAGE
------------------------------------------------------------------------------  ----------------------  -------------
Payment of the cash portion of the purchase price due to the stockholders of the four Internet service providers we have contracted to acquire at the
  closing of this offering....................................................      $    5,730,000             22.9%
Repayment of promissory notes due to the stockholders of Global 2000
  Communications, Inc., acquired in January, 1999.............................      $      580,000              2.3%
Costs to integrate operating systems of the Internet service providers we will
  own at the closing of this offering.........................................      $      900,000              3.6%
Possible future acquisitions of Internet service providers....................      $   17,000,000             68.0%
General working capital.......................................................      $      790,000              3.2%
                                                                                      ------------              ---
Totals........................................................................      $   25,000,000              100%

    We have complete discretion over how to use a significant portion of the net proceeds of this offering. We cannot assure investors that our use of the net proceeds will not vary substantially due to unforeseen factors. If we do not complete an acquisition, the proceeds of this offering that otherwise would have been used to complete that acquisition will be applied to working capital or other possible acquisitions.

    The assets that we acquired from the stockholders of Global 2000 Communications, Inc. and the assets that we will acquire from the four additional Internet service providers to be acquired at the closing of this offering, for a total purchase price of $14,130,000, include approximately:

    - $1,018,000 in current assets, primarily cash and accounts receivable;

    - $804,000 in property and equipment including computer equipment, telecommunications equipment, and furniture and fixtures; and

    - the remaining amount will be allocated to goodwill and other intangible assets.

    These Internet service providers were not affiliates of BiznessOnline at or prior to entering into acquisition agreements with us.

    Other than our agreements to acquire four Internet service providers at the closing of this offering, we have no current agreements or commitments to acquire any new companies and we are not currently negotiating with any acquisition candidates. Prior to applying the net proceeds of this offering as illustrated in the preceding table, the proceeds will be invested in short-term, interest bearing, investment grade and government securities. We believe that our cash flow from operations and the proceeds from this offering will be sufficient to fund our operations for at least the next twelve months.

                                DIVIDEND POLICY

    We have not paid cash dividends on our common stock since inception and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Our board of directors will determine, in its sole discretion, whether to declare any dividends on our common stock in the future, based on our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors.

                                 CAPITALIZATION

    The following table describes:

    - the actual capitalization as of December 31, 1998;

    - pro forma consolidated capitalization as of December 31, 1998 to reflect the issuance and conversion of 70,000 shares of Class A preferred stock into 61,250 shares of common stock at the consummation of this offering and the issuance of 782,000 shares of common stock to the stockholders of our Internet service providers as described in "Business--The acquisitions"; and

    - pro forma as adjusted capitalization as of December 31, 1998 to reflect the issuance of 2,900,000 shares of common stock in this offering at an initial public offering price of $10.00 per share and the application of the estimated net proceeds from the sale of the shares.

                                                                                       PRO FORMA      PRO FORMA
                                                                           ACTUAL     CONSOLIDATED   AS ADJUSTED
                                                                         -----------  ------------  -------------
Long-term debt and capital lease obligations, less current portion.....  $   --        $  211,155   $     211,155
                                                                         -----------  ------------  -------------
Class A preferred stock subscriptions..................................      100,000       --            --
                                                                         -----------  ------------  -------------
Stockholders' equity:
  Class A preferred stock, $.01 par value, 1,000,000 shares
    authorized;........................................................      --            --            --
  Common stock, $.01 par value, 39,000,000 shares authorized; 3,147,186 shares outstanding, actual; 3,990,436 shares outstanding pro forma
    consolidated and 6,890,436 shares outstanding, as adjusted.........       31,472       39,904          68,904
  Additional paid-in capital...........................................      151,528    7,922,096      32,893,096
  Accumulated deficit..................................................     (125,434)     (42,434)        (42,434)
                                                                         -----------  ------------  -------------
Total stockholders' equity.............................................       57,566    7,919,566      32,919,566
                                                                         -----------  ------------  -------------
Total capitalization...................................................  $   157,566   $8,130,721   $  33,130,721
                                                                         -----------  ------------  -------------
                                                                         -----------  ------------  -------------

    The preceding table excludes:

    - 435,000 shares issuable upon exercise of the underwriters' over allotment option;

    - 290,000 shares issuable upon exercise of the underwriters' warrants;

    - 500,000 shares reserved for issuance under our 1999 stock incentive plan, of which 30,000 shares are currently reserved for issuance under options granted to our chief financial officer, at an exercise price equal to the public offering price of our common stock in this offering; and

    - 50,000 shares reserved for issuance under our 1999 non-employee director stock incentive plan, of which 22,500 shares will be reserved for issuance under options to be granted at the consummation of this offering at an exercise price equal to the public offering price of our common stock in this offering.

                                    DILUTION

    At December 31, 1998, BiznessOnline had a pro forma consolidated net tangible book value (deficit) of $(5,535,163) or $(1.39) per share based on 3,990,436 shares of common stock outstanding. Net tangible book value (deficit) per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Without taking into account any changes in the net tangible book value (deficit) after December 31, 1998, other than to give effect to the net proceeds from the sale of the shares in this offering at an assumed initial public offering price of $10.00, the pro forma as adjusted net tangible book value of our common stock at December 31, 1998 would have been $19,464,837 or $2.82 per share. This represents an immediate increase in net tangible book value of $4.21 to existing holders of common stock, and an immediate dilution of $7.18 per share from the offering price of common stock on a per share basis to investors in this offering. Dilution per share represents the difference between the offering price per share of common stock and the pro forma tangible book value per share of common stock immediately after the offering. The following table illustrates this per share dilution:

Offering price per share of common stock....................             $   10.00
Pro forma consolidated net tangible book value (deficit) per
  share before offering.....................................  $   (1.39)
Increase in net tangible book value per share attributed to
  the estimated net proceeds of the offering................       4.21
                                                              ---------
Pro forma as adjusted net tangible book value per share
  after the offering........................................                  2.82
Dilution of net tangible book value per share of common
  stock to investors in the offering........................             $    7.18

    The following table summarizes on a pro forma basis as of December 31, 1998, after giving effect to:

    - the automatic conversion of 70,000 shares of preferred stock into 61,250 shares of common stock at the consummation of this offering;

    - the issuance of 782,000 shares of common stock to the shareholders of our Internet service providers; and

    - the sale of common stock in this offering.

    The table shows the number of shares of common stock purchased, the percentage of common stock purchased, the total consideration paid or exchanged, the percentage of total consideration, and the average price per share paid by the existing stockholders and the investors in the offering.

                                                   SHARES PURCHASED         TOTAL CONSIDERATION
                                                -----------------------  --------------------------  AVERAGE PRICE
                                                  NUMBER    PERCENTAGE      AMOUNT      PERCENTAGE     PER SHARE
                                                ----------  -----------  -------------  -----------  -------------
New investors.................................   2,900,000       42.1%   $  29,000,000       77.7%     $   10.00
Internet service providers....................     782,000       11.3%   $   7,820,000       20.9%     $   10.00
Preferred stockholders........................      61,250         .9%   $     350,000         .9%     $    5.71
Original investors............................   3,147,186       45.7%   $     183,000         .5%     $     .06
                                                ----------  -----------  -------------  -----------
                                                 6,890,436      100.0%   $  37,353,000      100.0%
                                                ----------  -----------  -------------  -----------
                                                ----------  -----------  -------------  -----------

                       SELECTED PRO FORMA FINANCIAL DATA

    We present below selected pro forma consolidated financial data for BiznessOnline based on historical data for the fiscal year ended December 31, 1998, considering the consolidated historical results for BiznessOnline and our five Internet service providers. We present the pro forma consolidated balance sheet data for December 31, 1998 based on historical data, pro forma consolidated for the issuance and conversion of 70,000 shares of preferred stock into 61,250 shares of common stock at the consummation of this offering, and the issuance of 782,000 shares of common stock issued to the stockholders of our Internet service providers as described in "Business--The acquisitions" and pro forma as adjusted for this offering. The pro forma consolidated statement of operations data for the year ended December 31, 1998 assume that the acquisitions were consummated on January 1, 1998. The pro forma consolidated balance sheet data assume that the acquisitions were consummated on December 31, 1998. The summary pro forma financial data do not necessarily indicate the operating results or financial position which would have resulted from BiznessOnline's operations on a consolidated basis during the periods presented, nor does this pro forma data necessarily represent any future operating results or financial position of BiznessOnline.

    You should read the selected pro forma financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited pro forma financial statements and the related notes appearing elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:

                                                                                                    YEAR ENDED
                                                                                                 DECEMBER 31, 1998
                                                                                                 -----------------
Revenues.......................................................................................    $   6,195,694
Costs and expenses:
  Connectivity and operations..................................................................        4,218,136
  Selling, general and administrative expenses.................................................        1,441,048
  Depreciation.................................................................................          404,444
  Amortization of intangibles..................................................................        2,703,866
                                                                                                 -----------------
      Total costs and expenses.................................................................        8,767,494
                                                                                                 -----------------
  Loss from operations.........................................................................       (2,571,800)
Other income (expense):
  Other income (expense), net..................................................................          (81,025)
  Interest expense.............................................................................          (59,752)
                                                                                                 -----------------
      Net loss before income taxes.............................................................       (2,712,577)
Income taxes...................................................................................         --
                                                                                                 -----------------
      Net loss.................................................................................    $  (2,712,577)
                                                                                                 -----------------
                                                                                                 -----------------
      Net loss per share basic and diluted.....................................................    $        (.39)
      Weighted average shares outstanding......................................................        6,890,436

OTHER OPERATING DATA:
  Approximate number of subscribers at year end................................................           20,000
  Earnings before interest, taxes, depreciation, and amortization..............................    $     536,510

                                                                                   AT DECEMBER 31, 1998
                                                                          ---------------------------------------
                                                                                       PRO FORMA      PRO FORMA
                                                                           ACTUAL    CONSOLIDATED    AS ADJUSTED
                                                                          ---------  -------------  -------------
CONSOLIDATED BALANCE SHEET DATA:
Working capital.........................................................  $  49,088  $  (6,241,018) $  18,867,460
Total assets............................................................    256,214     15,916,265     34,606,265
Total liabilities.......................................................    198,648      7,996,699      1,686,699
Stockholders' equity....................................................     57,566      7,919,566     32,919,566

              SELECTED HISTORICAL FINANCIAL DATA FOR BIZNESSONLINE
                       AND OUR INTERNET SERVICE PROVIDERS

    The selected financial data are derived in part from the more detailed historical financial statements and accompanying explanatory notes of our Internet service providers included elsewhere in this prospectus.

    The following selected financial data of BiznessOnline and the Internet service providers should be read in conjunction with the historical financial statements and accompanying explanatory notes and "Management's Discussion and Analysis of Financial Condition and Results of Operation" included elsewhere in this prospectus. All of the Internet service providers have fiscal years ending December 31.

    The following table presents selected historical financial data for BiznessOnline and our Internet service providers for the stated periods.

                                                                                          YEAR ENDED DECEMBER 31
                                                                                        --------------------------
                                                                                            1997          1998
                                                                                        ------------  ------------
STATEMENTS OF OPERATIONS DATA:

BIZNESSONLINE.COM, INC.

  Selling, general and administrative expenses........................................       --            125,434
                                                                                        ------------  ------------
    Total costs and expenses..........................................................       --            125,434
                                                                                        ------------  ------------
  Loss from operations................................................................       --           (125,434)
                                                                                        ------------  ------------
  Net loss............................................................................       --       $   (125,434)
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Net loss per share basic and diluted................................................       --       $       (.04)
  Weighted average shares outstanding.................................................       --          3,147,186

ALBANYNET, INC.

  Revenues............................................................................  $    838,807  $  1,140,518

  Costs and expenses:
    Connectivity and operations.......................................................       658,329       768,400
    Selling, general and administrative expenses......................................        44,441        61,456
    Depreciation......................................................................        57,866        67,814
                                                                                        ------------  ------------
      Total costs and expenses........................................................       760,636       897,670
                                                                                        ------------  ------------
  Income from operations..............................................................        78,171       242,848
  Other income, net...................................................................        11,082         5,369
  Interest expense....................................................................        (4,724)       (3,272)
                                                                                        ------------  ------------
  Net income..........................................................................  $     84,529  $    244,945
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Net income per share basic and diluted..............................................  $     422.65  $   1,224.73
  Weighted average shares outstanding.................................................           200           200
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Approximate number of subscribers at year end.......................................         2,300         3,200

                                                                                          YEAR ENDED DECEMBER 31
                                                                                        --------------------------
                                                                                            1997          1998
                                                                                        ------------  ------------
BORG INTERNET SERVICES, INC.

  Revenues............................................................................  $    505,970  $    832,734

  Costs and expenses:
    Connectivity and operations.......................................................       319,127       601,890
    Selling, general and administrative expenses......................................        64,978       136,025
    Depreciation......................................................................        64,909       102,581
    Amortization of intangibles.......................................................        21,534        21,534
                                                                                        ------------  ------------
      Total costs and expenses........................................................       470,548       862,030
                                                                                        ------------  ------------
  Income (loss) from operations.......................................................        35,422       (29,296)
  Interest expense....................................................................        (4,467)      (11,717)
                                                                                        ------------  ------------
  Income (loss) before income taxes...................................................        30,955       (41,013)
  Income tax provision (benefit)......................................................        12,383       (12,056)
                                                                                        ------------  ------------
  Net income (loss)...................................................................  $     18,572  $    (28,957)
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Net income (loss) per share basic and diluted.......................................  $   6,190.67  $  (9,652.33)
  Weighted average shares outstanding.................................................             3             3
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Approximate number of subscribers at year end.......................................         2,500         4,000

CARAVELA SOFTWARE, INC.

  Revenues............................................................................  $  1,516,112  $  1,879,410
  Costs and expenses:
    Connectivity and operations.......................................................     1,328,076     1,520,192
    Selling, general and administrative expenses......................................       152,944       156,761
    Depreciation......................................................................       118,485       117,146
                                                                                        ------------  ------------
      Total costs and expenses........................................................     1,599,505     1,794,099
                                                                                        ------------  ------------
  Income (loss) from operations.......................................................       (83,393)       85,311
  Other income (expense), net.........................................................           267       (67,901)
  Interest expense....................................................................        (9,453)      (21,406)
                                                                                        ------------  ------------
  Income (loss) before income taxes...................................................       (92,579)       (3,996)
  Income tax benefit..................................................................       (37,031)       (1,598)
                                                                                        ------------  ------------
  Net loss............................................................................  $    (55,548) $     (2,398)
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Net (loss) per share basic and diluted..............................................  $    (555.48) $     (23.98)
  Weighted average shares outstanding.................................................           100           100
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Approximate number of subscribers at year end.......................................         4,000         5,000

                                                                                          YEAR ENDED DECEMBER 31
                                                                                        --------------------------
                                                                                            1997          1998
                                                                                        ------------  ------------
GLOBAL 2000 COMMUNICATIONS, INC.

  Revenues............................................................................  $  1,108,980  $  1,738,613
  Costs and expenses:
    Connectivity and operations.......................................................       809,374       927,769
    Selling, general and administrative expenses......................................       148,153       480,334
    Depreciation......................................................................        43,690        58,672
                                                                                        ------------  ------------
      Total costs and expenses........................................................     1,001,217     1,466,775
                                                                                        ------------  ------------
  Income from operations..............................................................       107,763       271,838
  Other income, net...................................................................        (7,502)      (18,493)
  Interest expense....................................................................       (14,375)      (13,573)
                                                                                        ------------  ------------
  Net income..........................................................................  $     85,886  $    239,772
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Net income per share basic and diluted..............................................  $     429.43  $   1,198.86
  Weighted average shares outstanding.................................................           200           200
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Approximate number of subscribers at year end.......................................         3,300         4,000

ULSTERNET, INC.

  Revenues............................................................................  $    318,630  $    604,419
  Costs and expenses:
    Connectivity and operations.......................................................       290,309       491,327
    Selling, general and administrative expenses......................................         6,913        21,472
    Depreciation......................................................................        39,224        58,231
                                                                                        ------------  ------------
      Total costs and expenses........................................................       336,446       571,030
                                                                                        ------------  ------------
  Income (loss) from operations.......................................................       (17,816)       33,389
  Interest expense....................................................................        (8,480)       (9,784)
  Net income..........................................................................  $    (26,296) $     23,605
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Net income per share basic and diluted..............................................  $    (279.74) $     251.12
  Weighted average shares outstanding.................................................            94            94
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Approximate number of subscribers at year end.......................................         2,100         3,800

                                                                                                      DECEMBER 31
                                                                                                          1998
                                                                                                      ------------
BALANCE SHEET DATA:

BiznessOnline.com, Inc.
  Working capital...................................................................................   $   49,088
  Total assets......................................................................................   $  256,214
  Long term debt, less current portion..............................................................   $   --
  Total stockholders' equity........................................................................   $   57,566

AlbanyNet, Inc.
  Working capital...................................................................................   $  142,000
  Total assets......................................................................................   $  259,894
  Long term debt, less current portion..............................................................   $    4,030
  Total stockholders' equity........................................................................   $  190,079

Borg Internet Services, Inc.
  Working capital (deficit).........................................................................   $ (192,274)
  Total assets......................................................................................   $  348,614
  Long term debt, less current portion..............................................................   $   78,608
  Total stockholders' equity (deficit)..............................................................   $  (30,283)

Caravela Software, Inc.
  Working capital (deficit).........................................................................   $ (160,143)
  Total assets......................................................................................   $  550,128
  Long term debt, less current portion..............................................................   $    6,816
  Total stockholders' equity........................................................................   $   68,021

Global 2000 Communications, Inc.
  Working capital...................................................................................   $   41,066
  Total assets......................................................................................   $  622,536
  Long term debt, less current portion..............................................................   $   96,496
  Total stockholders' equity........................................................................   $  192,023

Ulsternet, Inc.
  Working capital (deficit).........................................................................   $ (143,755)
  Total assets......................................................................................   $   88,217
  Long term debt, less current portion..............................................................   $   25,205
  Total stockholders' equity (deficit)..............................................................   $  (92,502)

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis is based on the consolidated pro forma results of BiznessOnline and the historical results for each of our Internet service providers for which separate data has been included in this prospectus. See "Selected Pro Forma Financial Data" on page 18 above for the basis of the pro forma presentation for BiznessOnline.

OVERVIEW

    We derive Internet access revenues primarily from subscriptions from individuals and small to medium sized businesses for dial-up and dedicated access to the Internet. Subscription fees vary between $9.95 and $24.95 per month among our Internet service providers and by the billing plans for a particular Internet service provider. The subscription rates vary among Internet service providers due to competitive and economic factors. Most of our subscribers pay us by credit card automatically on a monthly basis. In addition, we host commercial and individual web sites and provide commercial web design services, as well as e-commerce, advertising and interactive web site support. These services are predominantly utilized by small to medium sized businesses looking to establish a presence on the world wide web. We also earn revenue by providing dedicated access services via telephone lines.

    Our costs and expenses include connectivity and operations, sales and marketing, general and administrative, amortization and depreciation.

    Connectivity and operating expenses consist of the cost of non-capital equipment and the recurring telecommunication costs associated with providing services to subscribers, including the cost of local telephone lines and the costs of leased lines connecting the Internet and our operations centers. We expect these expenses to increase over time to support our growing subscriber base.

    Connectivity and operating expenses also include the salaries and employee benefits of our personnel providing installation, web development and technical services, the cost of the equipment to provide these services, rent and utilities for our Internet service providers' offices, and customer service and technical support personnel costs. We expect customer service and support expenses to increase over time to support new and existing subscribers. New subscribers tend to be particularly heavy users of customer service and technical support.

    Sales and marketing expenses include the costs associated with acquiring subscribers, including bonuses, sales commissions and advertising. Sales and marketing expenses are expected to increase with the expected growth of the subscriber base. We plan to increase advertising in new markets we enter as we acquire new Internet service providers. We also plan to hire additional sales and marketing personnel in each market we enter.

    General and administrative expenses consist primarily of administrative staff and related benefits, as well as the cost of travel and entertainment. General and administrative costs are expected to increase to support our growth, particularly the implementation of a common billing and financial reporting system.

    Amortization expense primarily relates to the amortization of goodwill and other intangibles acquired in the acquisitions and, on a pro forma basis, is based upon the useful lives of these intangibles. Amortization expense is expected to increase as additional acquisitions are made and will vary according to purchase prices and intangible assets. Our policy in future acquisitions will be to amortize the portion of the acquisition purchase price attributable to goodwill and other intangibles over the appropriate period.

    Depreciation expense primarily relates to our equipment and is based on the estimated useful lives of the assets ranging from three to five years using the straight-line and accelerated methods for the equipment. Depreciation expense is expected to increase as our Internet service providers increase their networks to support new and existing subscribers and as we build a centralized billing and financial reporting system.

PRO FORMA RESULTS OF OPERATIONS

    The pro forma operating results include the effects of the pro forma adjustments that are included in the unaudited pro forma consolidated financial statements appearing on page F-3. This data may not be comparable to and may not be indicative of our past consolidated results of operations because:

    - our Internet service providers were not under common control of management during the period presented;

    - our Internet service providers used different tax structures--either s corporations or c corporations--during the periods presented, however, we used c corporation structure to present pro forma results; with regard to s corporation and c corporation tax structures of our Internet service providers, our Internet service provider Global 2000 Communications, Inc. converted to a c corporation on January 31, 1999, the date we acquired this company. Ulsternet, Inc. and AlbanyNet, Inc. will convert to c corporation status when we acquire these companies at the closing of this offering. The conversion to c corporation status of Ulsternet, Global 2000 Communications and AlbanyNet will not have a material effect on our financial condition or pro forma results of operations;

    - we will have contractual agreements to compensate new corporate management; and

    - we will use the purchase method of accounting to record the purchases, resulting in the recording of intangibles that are expected to be amortized over a useful life of five years.

    The following table presents our unaudited pro forma consolidated statement of operations for the year ended December 31, 1998. For a discussion of the pro forma adjustments, see the unaudited pro forma consolidated financial statements and the accompanying explanatory notes included elsewhere in this prospectus.

                                                                                                    YEAR ENDED
                                                                                                   DECEMBER 31
                                                                                                       1998
                                                                                              ----------------------
                                                                                                   $           %
                                                                                              -----------  ---------
Revenues....................................................................................    6,195,694      100.0
Connectivity and operations.................................................................    4,218,136       68.1
Selling, general and administrative expense.................................................    1,441,048       23.3
Depreciation................................................................................      404,444        6.5
Amortization of intangibles.................................................................    2,703,866       43.6
                                                                                              -----------  ---------
Total costs and expenses....................................................................    8,767,494      141.5
                                                                                              -----------  ---------
Loss from operations........................................................................   (2,571,800)     (41.5)
Other income (expense) net..................................................................      (81,025)      (1.3)
Interest expense............................................................................      (59,752)      (1.0)
                                                                                              -----------  ---------
Loss before taxes...........................................................................   (2,712,577)     (43.8)
                                                                                              -----------  ---------
                                                                                              -----------  ---------
Approximate total subscribers at year end...................................................       20,000

RESULTS OF OPERATIONS

    The following tables set forth significant historical financial data and this data as a percentage of revenues for the periods indicated.

BIZNESSONLINE.COM, INC.

                                                                              YEAR ENDED             YEAR ENDED
                                                                              DECEMBER 31            DECEMBER 31
                                                                                 1997                   1998
                                                                         ---------------------  ---------------------
                                                                             $           %          $           %
                                                                         ----------  ---------  ----------  ---------
Selling, general and administrative expense............................      --         --         125,434     --
                                                                         ----------  ---------  ----------  ---------
Total costs and expenses...............................................      --         --         125,434     --
                                                                         ----------  ---------  ----------  ---------
Loss from operations...................................................      --         --        (125,434)    --
                                                                         ----------  ---------  ----------  ---------
Net loss...............................................................      --         --        (125,434)    --
                                                                         ----------  ---------  ----------  ---------
                                                                         ----------  ---------  ----------  ---------

GLOBAL 2000 COMMUNICATIONS, INC.

                                                                              YEAR ENDED             YEAR ENDED
                                                                              DECEMBER 31            DECEMBER 31
                                                                                 1997                   1998
                                                                         ---------------------  ---------------------
                                                                             $           %          $           %
                                                                         ----------  ---------  ----------  ---------
Revenues...............................................................   1,108,980      100.0   1,738,613      100.0

Connectivity and operations............................................     809,374       73.0     927,769       53.4
Selling, general and administrative expense............................     148,153       13.4     480,334       27.6
Depreciation...........................................................      43,690        3.9      58,672        3.4
                                                                         ----------  ---------  ----------  ---------
Total costs and expenses...............................................   1,001,217       90.3   1,466,775       84.4
                                                                         ----------  ---------  ----------  ---------
Income from operations.................................................     107,763        9.7     271,838       15.6
Other income (expense) net.............................................      (7,502)       (.7)    (18,493)      (1.1)
Interest expense.......................................................     (14,375)      (1.3)    (13,573)       (.8)
                                                                         ----------  ---------  ----------  ---------
Net income.............................................................      85,886        7.7     239,772       13.8
                                                                         ----------  ---------  ----------  ---------
                                                                         ----------  ---------  ----------  ---------
Approximate total subscribers at year end..............................       3,300                  4,000

    GLOBAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998.

Revenues:

    Revenues increased $629,633, or 56.8% from $1,108,980 to $1,738,613, primarily as a result of an increase in the number of subscribers and increased revenue per subscriber. The number of subscribers increased from 3,300 at the end of 1997 to 4,000 at the end of 1998, an increase of 21.2%.

Connectivity and operations:

    Connectivity and operations expenses increased $118,395 or 14.6%, from $809,374 to $927,769. This increase was a result of the increased subscriber base.

Selling, general and administrative:

    Selling, general and administrative expenses increased $332,181, or 224.2% from $148,153 to $480,334 primarily as a result of an increase in advertising expenses.

Depreciation:

    Depreciation expenses increased $14,982, or 34.3%, from $43,690 to $58,672 as a result of the acquisition of fixed assets during 1998 of approximately $103,000.

Other (expense) net:

    Other (expense) net increased $(10,991) from $(7,502) to $(18,493). This change was a result of losses on disposal of fixed assets.

Interest expense:

    Interest expense decreased $802, from $14,375 to $13,573, primarily as a result of the decrease in average principal outstanding of debt and capitalized leases.

CARAVELA SOFTWARE, INC. D/B/A CONNIX

                                                                              YEAR ENDED             YEAR ENDED
                                                                              DECEMBER 31            DECEMBER 31
                                                                                 1997                   1998
                                                                         ---------------------  ---------------------
                                                                             $           %          $           %
                                                                         ----------  ---------  ----------  ---------
Revenues...............................................................   1,516,112      100.0   1,879,410      100.0

Connectivity and operations............................................   1,328,076       87.6   1,520,192       81.0
Selling, general and administrative expense............................     152,944       10.1     156,761        8.3
Depreciation...........................................................     118,485        7.8     117,146        6.2
                                                                         ----------  ---------  ----------  ---------
Total costs and expenses...............................................   1,599,505      105.5   1,794,099       95.5
                                                                         ----------  ---------  ----------  ---------
Income (loss) from operations..........................................     (83,393)      (5.5)     85,311        4.5
Other income (expense) net.............................................         267         .0     (67,901)      (3.6)
Interest expense.......................................................      (9,453)       (.6)    (21,406)      (1.1)
                                                                         ----------  ---------  ----------  ---------
Income (loss) before taxes.............................................     (92,579)      (6.1)     (3,996)       (.2)
Income tax benefit.....................................................     (37,031)      (2.4)     (1,598)       (.1)
                                                                         ----------  ---------  ----------  ---------
Net loss...............................................................     (55,548)      (3.7)     (2,398)       (.1)
                                                                         ----------  ---------  ----------  ---------
                                                                         ----------  ---------  ----------  ---------
Approximate total subscribers at year end..............................       4,000                  5,000

    CONNIX' RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998.

Revenues:

    Revenues increased $363,298, or 24.0%, from $1,516,112 to $1,879,410 primarily as a result of an increase in subscribers. The number of subscribers increased from 4,000 at December 31, 1997 to 5,000 at December 31, 1998, an increase of 25.0%.

Connectivity and operations:

    Connectivity and operations expenses increased $192,116, or 14.5%, from 1,328,076 to 1,520,192. The increase was primarily a result of the increase in the number of subscribers.

Selling, general and administrative expense:

    Selling, general and administrative expenses increased $3,817, or 2.5%, from $152,944, to $156,761. The slight increase in these expenses was a result of an increase in advertising expenses, which was offset by a decrease in bad debt expenses.

Depreciation:

    Depreciation expenses decreased $1,339, or 1.1%, from $118,485, to $117,146, primarily as a result of disposals of fixed assets offset by new assets acquired.

Other income (expense) net:

    Other income (expense), net changed from other income, net of $267, to other expense, net of $(67,901). This change was a result of losses on disposal of fixed assets in 1998.

Interest expense:

    Interest expense increased $11,953, from $9,453 to $21,406, primarily as a result of the increase in average principal outstanding of debt.

Income tax benefit:

    Income tax benefit decreased from $37,031 to $1,598. The decrease was a result of the smaller loss before income taxes during 1998. The effective rate remained 40% for both years.

ULSTERNET, INC.

                                                                                  YEAR ENDED            YEAR ENDED
                                                                                 DECEMBER 31           DECEMBER 31
                                                                                     1997                  1998
                                                                             --------------------  --------------------
                                                                                 $          %          $          %
                                                                             ---------  ---------  ---------  ---------
Revenues...................................................................    318,630      100.0    604,419      100.0

Connectivity and operations................................................    290,309       91.1    491,327       81.3
Selling, general and administrative expense................................      6,913        2.2     21,472        3.6
Depreciation...............................................................     39,224       12.3     58,231        9.6
                                                                             ---------  ---------  ---------  ---------
Total costs and expenses...................................................    336,446      105.6    571,030       94.5
                                                                             ---------  ---------  ---------  ---------
Income (loss) from operations..............................................    (17,816)      (5.6)    33,389        5.5
Interest expense...........................................................     (8,480)      (2.7)    (9,784)      (1.6)
                                                                             ---------  ---------  ---------  ---------
Net income (loss)..........................................................    (26,296)      (8.3)    23,605        3.9
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Approximate total subscribers at year end..................................      2,100                 3,800

    ULSTERNET RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998.

Revenues:

    Revenues increased $285,789, or 89.7%, from $318,630 to $604,419 primarily as a result of an increase in subscribers. The number of subscribers increased from 2,100 at December 31, 1997 to 3,800 at December 31, 1998, an increase of 81.0%.

Costs and expenses:

    Total costs and expenses increased $234,584, or 69.7% from $336,446 to $571,030, primarily as a result of the increase in the number of subscribers.

Connectivity and operations:

    Connectivity and operations expenses increased $201,018, or 69.2%, from $290,309 to $491,327. The increase was primarily a result of the increased number of subscribers.

Selling, general and administrative expense:

    Selling, general and administrative expenses increased $14,559, from $6,913, to $21,472.

Depreciation:

    Depreciation expenses increased $19,007, or 48.5%, from $39,224 to $58,231, primarily as a result of capital equipment spending.

Interest expense:

    Interest expense increased $1,304, from $8,480 to $9,784, primarily as a result of the increase in average principal outstanding of debt and capitalized leases.

BORG INTERNET SERVICES, INC.

                                                                                  YEAR ENDED            YEAR ENDED
                                                                                 DECEMBER 31           DECEMBER 31
                                                                                     1997                  1998
                                                                             --------------------  --------------------
                                                                                 $          %          $          %
                                                                             ---------  ---------  ---------  ---------
Revenues...................................................................    505,970      100.0    832,734      100.0

Connectivity and operations................................................    319,127       63.1    601,890       72.3
Selling, general and administrative expense................................     64,978       12.8    136,025       16.3
Depreciation...............................................................     64,909       12.8    102,581       12.3
Amortization of intangibles................................................     21,534        4.3     21,534        2.6
                                                                             ---------  ---------  ---------  ---------
Total costs and expenses...................................................    470,548       93.0    862,030      103.5
                                                                             ---------  ---------  ---------  ---------
Income (loss) from operations..............................................     35,422        7.0    (29,296)      (3.5)
Interest expense...........................................................     (4,467)       (.9)   (11,717)      (1.4)
                                                                             ---------  ---------  ---------  ---------
Income (loss) before taxes.................................................     30,955        6.1    (41,013)      (4.9)
Income tax provision (benefit).............................................     12,383        2.4    (12,056)      (1.4)
                                                                             ---------  ---------  ---------  ---------
Net income (loss)..........................................................     18,572        3.7    (28,957)      (3.5)
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Approximate total subscribers at year end..................................      2,500                 4,000

    BORG RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998.

Revenues:

    Revenues increased $326,764 or 64.6%, from $505,970 to $832,734, primarily as a result of an increase in subscribers. The number of subscribers increased from 2,500 at December 31, 1997 to 4,000 at December 31, 1998, an increase of 60.0%.

Connectivity and operations:

    Connectivity and operations expenses increased $282,763, or 88.6%, from $319,127 to $601,890. The increase was primarily a result of the increase in the number of subscribers.

Selling, general and administrative expense:

    Selling, general and administrative expenses increased $71,047, or 109.3%, from $64,978 to $136,025. The increase was a result of increased advertising expenses.

Depreciation:

    Depreciation expenses increased $37,672 or 58.0%, from $64,909 to $102,581, primarily as a result of increased capital equipment spending.

Interest expense:

    Interest expense increased $7,250, from $4,467 to $11,717, primarily as a result of the increase in average principal outstanding of debt and capitalized leases.

Income tax provision (benefit):

    Income tax provision during 1998 of $12,383 changed to an income tax (benefit) of $(12,056). The change was a result of a loss before taxes in 1998.

ALBANYNET, INC.

                                                                                YEAR ENDED            YEAR ENDED
                                                                               DECEMBER 31            DECEMBER 31
                                                                                   1997                  1998
                                                                           --------------------  ---------------------
                                                                               $          %          $           %
                                                                           ---------  ---------  ----------  ---------
Revenues.................................................................    838,807      100.0   1,140,518      100.0

Connectivity and operations..............................................    658,329       78.5     768,400       67.4
Selling, general and administrative expense..............................     44,441        5.3      61,456        5.4
Depreciation.............................................................     57,866        6.9      67,814        5.9
                                                                           ---------  ---------  ----------  ---------
Total costs and expenses.................................................    760,636       90.7     897,670       78.7
                                                                           ---------  ---------  ----------  ---------
Income from operations...................................................     78,171        9.3     242,848       21.3
Other income, net........................................................     11,082        1.3       5,369         .5
Interest expense.........................................................     (4,724)       (.6)     (3,272)       (.3)
                                                                           ---------  ---------  ----------  ---------
Net Income...............................................................     84,529       10.0     244,945       21.5
                                                                           ---------  ---------  ----------  ---------
                                                                           ---------  ---------  ----------  ---------
Approximate total subscribers at year end................................      2,300                  3,200

    ALBANYNET'S RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998.

Revenues:

    Revenues increased $301,711 or 36.0%, from $838,807 to $1,140,518 primarily as a result of an increase in subscribers. The number of subscribers increased from 2,300 at December 31, 1997 to 3,200 at December 31, 1998, an increase of 39.1%.

Connectivity and operations:

    Connectivity and operations expenses increased $110,071 or 16.7% from $658,329 to $768,400. The increase was primarily a result of the increased number of subscribers.

Selling, general and administrative expense:

    Selling, general and administrative expenses increased $17,015, or 38.3%, from $44,441 to $61,456.

Depreciation:

    Depreciation expenses increased $9,948, from $57,866 to $67,814, primarily as a result of capital equipment purchases.

Interest expense:

    Interest expense decreased $1,452, from $4,724 to $3,272. The decrease was a result of lower outstanding capital leases during 1998.

LIQUIDITY AND CAPITAL RESOURCES

    The Internet service providers we will acquire are corporations that are thinly capitalized. These Internet service providers have been financed primarily through cash flow from operations. As a result, due to the net proceeds from this offering, we expect our liquidity on a consolidated basis to be substantially different from that of the individual companies.

    We currently have commitments under employment agreements for our executive officers and the managers of Global 2000 Communications, Inc. in the aggregate amount of $540,000 per year.

PRO FORMA COMBINED LIQUIDITY AND CAPITAL RESOURCES

    We will conduct all operations through our Internet service providers. Following completion of this offering, we expect to provide growth capital to our Internet service providers to allow each company to build its network infrastructure and increase its sales and marketing staff. Upon completion of the offering and after funding the acquisitions of the four additional Internet service providers and repayment of the promissory notes in the aggregate amount of $580,000 issued to the stockholders of Global 2000 Communications, Inc., we will have approximately $19 million of cash on hand, $300,000 of short-term indebtedness and $200,000 of long-term debt. If the underwriters' over-allotment is exercised, we will have approximately $23 million of cash on hand. After completing the four acquisitions of our Internet service providers at the closing of this offering, our commitments under employment agreements with our executive officers and the managers of our Internet service providers we will own after the closing of the offering will increase to $1,055,000 per year in the aggregate for the next three years.

    On a pro forma combined basis, we generated cash flow from operations of $677,726 during the year ended December 31, 1997, and $944,797 during the year ended December 31, 1998. In addition, we utilized cash flow in investing activities of $445,283 during the year ended December 31, 1997, and $349,384 during the year ended December 31, 1998 and used $156,544 from financing activities during the year ended December 31, 1997 and $207,326 during 1998.

    We believe that our cash flow from operations and proceeds from this offering will provide the cash required to fund existing operations for at least twelve months following the consummation of the offering. Thus, we intend to pursue our strategy of acquiring additional Internet service providers, web hosts and e-commerce service companies through the use of remaining cash on hand as a result of this offering and the issuance of additional common stock, notes payable and cash flow from operations.

YEAR 2000 DISCLOSURE

    With the new millennium approaching, many businesses and institutions are reviewing and modifying their computer systems to ensure they accurately process transactions relating to the Year 2000 and beyond. This effort is necessary because many existing computer systems and microprocessors with data functions, including those in non-information technology equipment and systems, use only two digits to identify a year in the date field and assume that the first two digits of the year are always "19." Consequently, on January 1, 2000, computers that are not Year 2000 compliant may read the year of 1900. Computer systems that calculate, compare or sort using the incorrect date may malfunction causing disruptions of operations, including, a temporary inability to process transactions, send invoices or engage in other normal business activities. Our failure to address potential Year 2000 malfunctions in our computer and non-information technology equipment and systems could result in our suffering business interruption, financial loss, reputational harm and legal liability.

    We do not have any significant non-information technology equipment or systems. As a result, our Year 2000 readiness efforts have primarily addressed computer hardware and software performance.

    We have received representations from the former owners of our Internet service providers that they have taken all necessary action to assess, evaluate, test and correct all of the hardware, software, microchips and other processing capabilities of the computer and telecommunications systems they use in their businesses to be Year 2000 compliant. They have also verbally advised us that they do not expect any significant Year 2000 problems in their networks. Additionally, some of our Internet service providers have contacted their major vendors to assess their Year 2000 readiness. We have not conducted our own audit of our Internet service providers to confirm that these representations are true. To the extent these representations are breached and we suffer damages relating to Year 2000 malfunctions, our operating results and financial conditions may be adversely affected.

    We are continuing to assess Year 2000 risks related to our external vendors and third-party network service providers. To the extent that we rely on external vendors or third-party network service providers with Year 2000 exposures, any failure by these vendors or third-party network service providers to resolve any Year 2000 issues on a timely basis or in a manner that is compatible with our systems could also have a material adverse effect on our financial condition.

    Based upon the information currently available to us, we do not anticipate costs associated with the Year 2000 issue to have a material financial impact on us. However, we may experience interruptions or other limitations of the functioning of our financial and operating systems, and we may incur additional costs to avoid these interruptions or limitations should they occur. Our expectations about future costs associated with the Year 2000 issue are limited by uncertainties that could cause actual results to have a greater financial impact than currently anticipated. Factors that could influence the amount and timing of future costs include:

    - our success in identifying systems and programs that contain two-digit year codes;

    - the nature and amount of programming required to upgrade or replace each of the affected programs;

    - the rate and magnitude of related labor and consulting costs; and

    - our success in addressing Year 2000 issues with third-parties with which we do business.

    We have not developed a contingency plan to address situations that may result if we are unable to achieve Year 2000 compliance. If we believe it becomes necessary, we will develop a contingency plan. The costs of developing and implementing a contingency plan, if necessary, could be material.

RECENT ACCOUNTING PRONOUNCEMENTS

    In March 1998, the Accounting Standards Executive Committee issued AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Statement 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use and assists in determining when computer software is for internal use. Statement 98-1 is effective for fiscal years beginning after December 15, 1998, with earlier application permitted. We have not determined the impact of the adoption of Statement 98-1 as this is highly dependent upon the nature, timing and extent of future internal use software development.

    In March 1998, the Accounting Standards Executive Committee issued AICPA Statement of Position 98-5, "Reporting on the Costs of Start-up Activities." Statement 98-5 provides guidance on the financial reporting of start up costs and organization costs. It requires start up and organization costs to be expensed as incurred. Statement 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998. We have implemented Statement 98-5 during 1998 and do not expect it to have a material impact on our financial position or results of operations.

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 "Disclosure About Segments of an Enterprise and Related Information." Statement 131 supersedes Statement 14, "Financial Reporting for Segments of a Business Enterprise", and is effective for years beginning after December 31, 1997. Statement 131 establishes standards for the way that public business enterprises report selected information about operating segments in financial reports. Statement 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. We have not yet determined the impact of the adoption of Statement 131.

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." Statement 133 changes the previous accounting definition of "derivative" which focused on freestanding contracts like options and forwards, including futures and swaps, expanding it to include embedded derivatives and many commodity contracts. Under Statement 133, every derivative is recorded in the balance sheet as either an asset or liability measured at its fair value. Statement 133 requires that changes in the derivative fair value be recognized currently in earnings unless specified hedge accounting criteria are met. Statement 133 is effective for fiscal years beginning after June 15, 1999. Earlier application is allowed as of the beginning of any quarter beginning after issuance. We do not anticipate that Statement 133 will have a material impact on our financial position or results of operations.

                                    BUSINESS

INTRODUCTION

    We were formed as a Delaware corporation on June 11, 1998 using the name InSite Telecom, Inc. We subsequently changed our name to InSite Internet, Inc. on December 4, 1998 and again to BiznessOnline.com, Inc. on February 10, 1999.

    In this section of the prospectus regarding our business, when we use the terms "BiznessOnline," "we," and "our", we are referring to BiznessOnline.com, Inc., Global 2000 Communications, and the four additional Internet service providers we will acquire at the consummation of this offering. All references to historical activities of BiznessOnline refer to historical activities of our five Internet service providers.

OUR OPERATIONS

    We provide dial-up and private Internet access, design customized web sites, host customer web sites on our computer networks, and offer related e-commerce services to individual and business subscribers outside of large metropolitan areas in the northeastern United States. We offer subscribers comprehensive technical assistance, large modem banks providing rapid access to the Internet, and high speed connectivity. In addition, our home page web sites serve as regional portals, offering local and national news and weather, community resources, advertising, and links to other local and national content providers.

INDUSTRY BACKGROUND

    The Internet has grown rapidly since its introduction to the public in the early 1990s allowing millions of people worldwide to obtain and share information, communicate and conduct business electronically. In June, 1998, eMarketer reported that the United States market in 1998 contained 47 million Internet users, and projected this market to grow to 85 million Internet users by 2002. eMarketer also estimated that the worldwide market would grow to 228 million Internet users by the end of 2002. eMarketer is an industry group dedicated to producing research and related reports on the Internet industry. The growth in the number of Internet users is being fueled by a number of factors, including the large and growing base of installed personal computers, the speed and reduction in cost of modem and personal computers, and the increasing importance of the Internet as a means of communication and as a sales and distribution channel.

OUR MARKET

    We market our Internet service providers as premium Internet access providers, particularly to small to medium sized businesses. In the eMarketer report cited above, eMarketer notes that only 9% of small companies have web sites, as compared to 86% of large companies. They also reported that only 4% of small companies are engaged in online sales as compared to 33% of large companies. eMarketer expects these differences between small and large companies to narrow rapidly as the Internet allows small firms to compete less expensively and more efficiently with large firms. We believe that the northeastern United States will participate in the growth of this market niche and that we are well positioned to take advantage of this growth.

OUR STRATEGY

    Our strategy is to rapidly build a base of Internet subscribers through acquisitions and internal growth. The following are the key elements of our acquisition strategy and the steps we will take to integrate the businesses into a regionally focused Internet company servicing the northeastern United States.

    - ACQUIRE ADDITIONAL INTERNET SERVICE PROVIDERS. We will use our newly acquired management teams to assist us in identifying local competitors and other Internet companies as potential acquisitions.

    - INCREASE OUR CUSTOMER SUPPORT. We plan to implement a new customer billing and technical support system. This new system will allow us to more efficiently monitor customer financial data by eliminating redundant operations and to better service our customer technical support needs. We also plan to establish a service management team that will be responsible for reassuring customer satisfaction levels.

    - EXPAND INTERNET CONNECTIVITY CAPACITY. We will set up a regional data center in Albany, New York over the next three to six months. We estimate the cost of setting up this data center and integrating the Internet service providers will be approximately $900,000. We will connect our Internet service providers to the new data center with high speed private access lines. We will then eliminate the individual Internet service providers' connections to the Internet and connect them all through this data center instead. Our new data center will have upgraded hardware and software capabilities and will have greater overall Internet capacity than the individual Internet service providers had previously.

    - UTILIZE A NEW FINANCIAL SYSTEM. We plan to implement a new financial reporting system which will allow us to collect, analyze and report our financial results in a more timely and cost efficient manner.

    - CREATE A STRONG REGIONAL BRAND. Our Internet service providers will eventually adopt our corporate name which will be a first step towards developing a distinctive regional brand image. We plan to enhance this image with print, radio and television advertising.

    - EXPAND E-COMMERCE SERVICES. Small to medium sized businesses are focusing on the development of e-commerce as a way to expand their revenues. We intend to establish an e-commerce sales and design team to focus on this rapidly expanding Internet service.

    - INCREASE SALES AND MARKETING STAFF. It is our belief that one of the fastest growing segments of the Internet access market is small to medium-sized businesses based on the eMarketer report of June 1998 mentioned above. Each business represents an opportunity to sell private rapid Internet access, to design and host customer web sites on our computers and to expand e-commerce activities. We intend to hire knowledgeable sales personnel to market our products and services to this target market.

    Our success as an Internet service provider in the northeastern United States will depend on our ability to integrate the operations and management of the four Internet service providers we will acquire at the closing of this offering and the additional Internet service providers we may acquire in the future. If we are unable to efficiently transition the operations of these companies into our system, our financial condition and operating results will suffer. The factors which may hinder the integration process include:

    - loss of subscribers as a result of ownership or management changes;

    - poor performance or failure of acquired businesses to achieve expected results;

    - diversion of management's attention from existing operations;

    - possible acquisition of substantial contingent or undisclosed liabilities;

    - risks of entering markets in which we have little or no direct prior experience; and

    - possible accumulation of substantial debt.

    Our strategy is also to continue to focus our efforts on building a larger base of both individual subscribers and business customers through internal growth.

    We will continue to target individual customers by continuing to provide the following:

    - prompt and courteous customer service;

    - large modem banks providing rapid access to the Internet;

    - on-site service;

    - competitive pricing packages;

    - access to local and national content; and

    - reliability.

    We believe that business accounts provide our Internet service providers with additional growth opportunities for several reasons:

    - As residential dial-up users' demands for local content and e-commerce increases, regional businesses must respond by providing access to their products and services through the Internet, or risk losing sales and market share to national and international business competitors.

    - The types of services needed by commercial subscribers, including dedicated access lines, web design and hosting services, and other business related Internet services, have the potential to produce high profit margins.

    - Commercial subscribers expect high levels of technical support services which can be best served by a local Internet service provider.

    - We believe small and middle market businesses maintain small information technology departments and do not have the resources to internally develop and manage all the components of their Internet strategies.

    The small to medium sized businesses that we expect to serve may be reluctant to purchase Internet access and related services for a variety of reasons, including:

    - inconsistent quality of services;

    - capacity constraints;

    - lack of availability of cost-effective, high speed connectivity options;

    - limited number of local access points;

    - inability to protect confidential information, including credit card numbers;

    - liability for release of confidential/proprietary information;

    - reluctance to accept new ways of doing business; and

    - costs of investing in new technology.

    If the demand for Internet services by our target market fails to grow, we will not be able to fully implement our plans for internal growth and our business, financial condition and results of operations will suffer.

THE ACQUISITIONS

    BACKGROUND. The following is a chronological outline of the steps that led to our acquisitions.

    - We developed our Internet service provider acquisition plan.

    - We established our acquisition criteria which included a geographic location in the northeastern United States, an established subscriber base, annual revenue growth, and experienced management.

    - We identified potential acquisition candidates through various means, contacted the owners and made an initial assessment as to their suitability.

    - We established working relationships with our acquisition candidates.

    - Our management performed business, legal, and accounting due diligence on the candidates.

    - The candidates performed business, legal, and accounting due diligence on us.

    - Based on our due diligence results, we negotiated a purchase price with the owners of the acquisition candidates which satisfied our acquisition criteria.

    - We signed letters of intent to purchase our candidates.

    - We negotiated definitive merger or stock purchase agreements with each candidate.

    - We completed the acquisition of Global 2000 on January 31, 1999.

    - We executed definitive agreements with AlbanyNet, Borg, Caravela Software and Ulsternet by the beginning of February 1999.

    We formed the following acquisition companies to acquire the Internet service providers we will own at the completion of this offering, except for AlbanyNet, Inc., in which BiznessOnline will directly acquire the outstanding stock:

                                                                           INTERNET SERVICE PROVIDER TO BE
                                            STATE AND DATE OF                 ACQUIRED BY THE INDICATED
NAME OF ACQUISITION COMPANY                   INCORPORATION                      ACQUISITION COMPANY
-------------------------------------  ----------------------------  --------------------------------------------
Insite Internet I Acquisition Co.,              New York; 1/19/99    Global 2000 Communications, Inc., which we
  Inc. (now known as Global 2000                                     acquired on January 31, 1999.
  Communications, Inc.)
Insite Internet II Acquisition Co.,             New York; 1/26/99    Borg Internet Services, Inc.
  Inc.
Insite Internet III Acquisition Co.,            New York; 1/27/99    We originally formed this company to acquire
  Inc.                                                               AlbanyNet and we may use it for future
                                                                     acquisitions.
Insite Internet IV Acquisition Co.,             New York; 1/27/99    Ulsternet, Inc.
  Inc.
Insite Internet V Acquisition Co.,            Connecticut; 2/1/99    Caravela Software, Inc.
  Inc.

    SUMMARY OF THE ACQUISITION AGREEMENTS. The table below summarizes significant purchase price, subscriber and revenue information for our five Internet service providers. We negotiated the purchase price for each Internet service provider at arm's length based on a number of factors including their 1998 revenues, cash flows, historical operating results, growth rates, number of subscribers, management and business prospects. The number of shares of our common stock that we will issue to the owners of these companies is based on the price of common stock offered to the public in this offering. We will adjust each purchase price after the closing of this offering based on the stockholders' equity of each Internet service provider as of the closing date. We will retain common stock valued between $50,000 and $200,000 from the purchase price, except in the case of AlbanyNet, Inc. where we will retain cash, in escrow for one year after the closings to fund a portion of any potential indemnity obligations of the stockholders of our Internet service providers under our merger or stock purchase agreements. Whenever we provide information relating to our outstanding shares of common stock in this prospectus after this offering, we assume that 782,000 shares of common stock have been issued to the shareholders of our Internet service providers as summarized below.

                                                                                       PURCHASE
                                                   1998         1998      PURCHASE      PRICE:     TOTAL SHARES     TOTAL
INTERNET SERVICE PROVIDERS                      SUBSCRIBERS   REVENUES   PRICE: CASH     STOCK      @$10/SHARE      PRICE
---------------------------------------------  -------------  ---------  -----------  -----------  -------------  ----------
Global 2000 Communications, Inc..............        4,000    $1,738,613  $ 580,000    $2,720,000      272,000    $3,300,000
Albanynet, Inc...............................        3,200    $1,140,518  $2,400,000           0             0    $2,400,000
Borg Internet Services, Inc..................        4,000    $ 832,734   $ 500,000    $1,500,000      150,000    $2,000,000
Caravela Software, Inc.......................        5,000    $1,879,410  $2,180,000   $2,800,000      280,000    $4,980,000
Ulsternet, Inc...............................        3,800    $ 604,419   $ 650,000      800,000        80,000    $1,450,000
                                                    ------    ---------  -----------  -----------  -------------  ----------
Totals.......................................       20,000    $6,195,694  $6,310,000   $7,820,000      782,000    $14,130,000
                                                    ------    ---------  -----------  -----------  -------------  ----------
                                                    ------    ---------  -----------  -----------  -------------  ----------

    We have accounted for the acquisition of Global 2000 Communications and we will account for the additional four Internet service providers to be acquired at the consummation of this offering as purchases for financial reporting purposes. As with Global 2000 Communications, we will allocate the excess of the purchase price for each company over the fair value of that company's net tangible assets--approximately $13,411,000 in the aggregate including Global 2000 Communications--primarily to goodwill and subscriber lists. We plan to amortize amounts allocated to intangibles over an average life of five years from the closing of this offering. As a result, we will record annual additional amortization expense for the intangible assets acquired from these companies of approximately $2,682,000 for each year during the five years following consummation of this offering.

    PURCHASE PRICES NOT BASED ON APPRAISALS. We did not establish the purchase prices of our Internet service providers by independent appraisals. We negotiated the purchase price for each Internet service provider at arm's length based on a number of factors including 1998 revenues, cash flows, historical operating results, growth rates, number of subscribers, management and business prospects. The purchase price paid for each Internet service provider does not necessarily bear any relationship to the net book value of the acquired assets or to any other recognized indicators of value. For example, appraisals of the assets of our Internet service providers could be substantially less than the purchase prices we are paying for each Internet service provider. As a result, we may be unable to sell or liquidate our Internet service providers at the purchase prices we paid for these companies.

    GLOBAL 2000 COMMUNICATIONS, INC. We acquired all of the outstanding stock of Global 2000 Communications under an agreement and plan of merger and reorganization on January 31, 1999 for $2,720,000 in shares of our common stock valued at the initial public offering price in this offering and $580,000 in promissory notes payable at the consummation of this offering. We issued 272,000 shares of our common stock to the Global stockholders on January 31, 1999. We will adjust the purchase price on or before May 31, 1999 based on Global's shareholders' equity on January 31, 1999. For example, if the shareholders' equity amount is $100,000 less than we expect under our merger agreement covenants, we are entitled to reduce the purchase price by $100,000, and we would allocate 82% of this adjustment to the stock portion of the purchase price and 18% to the cash portion. Global 2000 Communications commenced operations as an Internet service provider in the greater Albany, New York area in 1994, and in 1998 served approximately 4,000 subscribers and had revenues of $1,738,613. The three principal stockholders of Global 2000 Communications entered into three year employment agreements as described in the "Management" section of this prospectus at the merger closing and will continue to manage the business of this subsidiary.

    ALBANYNET, INC. We will acquire all of the outstanding stock of AlbanyNet under a stock purchase agreement dated February 8, 1999 for $2,400,000 in cash at the consummation of this offering. We negotiated an all-cash purchase price for AlbanyNet, in contrast to a combination of cash and stock as the shareholders of AlbanyNet were unwilling to negotiate a transaction which included restricted stock or any consideration other than all cash. We may adjust the purchase price within 45 days after consummation of this offering based on AlbanyNet's shareholders' equity on the closing date in the same way as described above for Global 2000 Communications. AlbanyNet commenced operations as an Internet service provider in the greater Albany, New York area in 1996, and in 1998 served approximately 3,200 subscribers and had revenues of $1,140,518. One of the four principal stockholders of AlbanyNet will enter into a three year employment agreement at the consummation of this offering and will continue to manage the business of this subsidiary.

    BORG INTERNET SERVICES, INC. We will acquire all of the outstanding stock of Borg Internet Services, Inc. under an agreement and plan of merger and reorganization dated January 28, 1999 for shares of our common stock equal to $1,500,000, valued at the initial public offering price per share of our common stock in this offering, and $500,000 in cash payable at the consummation of this offering. We may adjust the purchase price within 45 days after consummation of this offering based on Borg's shareholders' equity on the closing date in the same way as described above for Global 2000 Communications using a 75% to 25% stock to cash ratio. Borg commenced operations as an Internet service provider in the Utica, New York area in 1995, and in 1998 served approximately 4,000 subscribers and had revenues of $832,734. The three principal stockholders of Borg will each enter into a three year employment agreement at the consummation of this offering and will continue to manage the business of this subsidiary.

    CARAVELA SOFTWARE, INC. We will acquire all of the outstanding stock of Caravela Software under an agreement and plan of merger and reorganization dated February 8, 1999 for shares of our common stock equal to $2,800,000, valued at the initial public offering price per share of our common stock in this offering, and $2,180,000 in cash at the consummation of this offering. We may adjust the purchase price within 45 days after consummation of this offering based on Caravela's shareholders' equity on the closing date in the same way as described above for Global 2000 Communications using a 60% to 40% stock to cash ratio. Caravela commenced operations as an Internet service provider in Connecticut in 1996, and in 1998 served approximately 5,000 subscribers and had revenues of $1,879,410. The two principal stockholders of Caravela will each enter into a three year employment agreement at the consummation of this offering and will continue to manage the business of this subsidiary.

    ULSTERNET, INC. We will acquire all of the outstanding stock of Ulsternet under an agreement and plan of merger and reorganization dated February 3, 1999 for shares of our common stock equal to $800,000, valued at the initial public offering price per share of our common stock in this offering, and $650,000 in cash at the consummation of this offering. We may adjust the purchase price within 45 days after consummation of this offering based on Ulsternet's shareholders' equity on the closing date in the same way as described above for Global 2000 Communications using a 55% to 45% stock to cash ratio. Ulsternet commenced operations as an Internet service provider in the Kingston, New York area in 1996, and in 1998 served approximately 3,800 subscribers and had revenues of $604,419. The principal stockholder of Ulsternet will enter into a three year employment agreement at the consummation of this offering and will continue to manage the business of this subsidiary.

COMPETITION

    The market for Internet access and related services is extremely competitive. We expect competition to increase as Internet use grows and established national Internet service providers, telecommunications and computer related vendors expand their traditional products and services and new start ups emerge. The significant financial resources of many of our competitors could lead to severe price cutting in an effort to secure market share, which could have a negative effect on our revenues and results of operations. We cannot assure you of our survival in this intensely competitive and rapidly evolving Internet services market. Our competitors in the markets in which we operate include:

    - national and regional commercial Internet service providers such as Verio, Earthlink and Mindspring;

    - established on-line commercial information providers such as AOL, Prodigy and MSN;

    - local Internet service providers in Connecticut and northeastern New York state who provide products and services that are similar to ours to small to medium sized businesses;

    - cable television operators such as Time Warner and Tele-Communications, Inc;

    - national long distance telecommunications carriers such as AT&T, MCI Worldcom, and Sprint;

    - computer hardware and software companies, such as IBM and Compaq; and

    - regional telephone operating companies such as Bell Atlantic, SBC and Citizens Telephone Company.

    We also believe that new competitors will continue to enter the Internet access market, such as large computer hardware and software companies, media and telecommunications entities, and companies that provide direct service to residential customers, including cable television operators, wireless communication companies, local and long distance telephone companies and electric utility companies.

    Many of our competitors are larger and have greater financial, technical, and operating resources than we do. We cannot assure you of our survival in this intensely competitive environment. We will need to distinguish ourselves by our product and service knowledge, our responsiveness to our targeted market of small to medium sized businesses, our ability to market and sell customized combinations of products and services within our market, and our capacity to offer a diverse Internet product line. We also believe that our ability to be flexible and to respond quickly in providing solutions to our customer's Internet needs will be an advantage over some of our competitors.

GOVERNMENT REGULATION AND POTENTIAL LIABILITY

    OVERVIEW. The telecommunication industry is highly regulated by both federal and state government. Internet access generally occurs through transmission over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for communication. Currently, as an Internet access provider, we are not subject to direct regulation by the Federal Communications Commission or any other agency, other than regulations applicable to businesses generally. However, the government may elect in the future to regulate Internet service providers as basic providers of telecommunication services. These regulations could change how we pay to connect to the local telephone network.

    ACCESS CHARGES. Access charges are assessed by local telephone companies to long distance companies for the use of the local telephone network to originate and terminate long distance calls generally on a per minute basis. Access charges have long been a source of dispute, with long distance companies arguing that the access rates are substantially in excess of cost and local telephone companies arguing that access rates are needed to subsidize lower local rates for end user and other purposes. The Federal Communications Commission currently is considering whether subscriber calls to Internet service providers should be classified as "local" or "interstate" calls. Although the Commission to date has determined that Internet service providers should not be required to pay interstate access charges to local telephone companies for each minute that dial-up users spend connected to Internet service providers through telephone company switches, this decision may be reconsidered in the future if the Commission finds these calls to be "interstate." Our costs for doing business would increase if we are required to pay interstate access charges.

    UNIVERSAL SERVICE FUND. The Federal Communications Commission has to date determined that Internet access providers should not be required to contribute local rate subsidies and to meet with public policy objectives, such as enhanced communications systems for schools, libraries and other health care providers. As a result, unlike telecommunications providers, Internet access providers do not have to contribute a percentage of their revenues to the federal universal fund and are not likely to be required to contribute to similar funds being established at the state level. However, an April 1998 report to Congress by the Commission suggested that Internet companies that provide "telephone" service through computers connected by the Internet may need to comply with the same regulations that long distance carriers must comply with, including the payment of access fees to local exchange carriers and contributions to universal service subsidies as "telephone" service through computers begins to compete with traditional telephone service, the chances of the Commission reversing its previous decision increase. We would be adversely affected if in the future our Internet service providers were required to contribute to the universal service fund.

    POTENTIAL LIABILITY. The law relating to liability of Internet service providers for information carried on or disseminated through their network is unsettled. Companies like ours face potential liability for the actions of subscribers and others using our systems, including liability for infringement of intellectual property rights, rights of publicity, defamation, libel and criminal activity including transmission of obscene materials. As the law in this area develops, our potential liability for information carried on or disseminated through our network could require us to implement measures to reduce our exposure to this liability, which may require the expenditure of substantial resources or the discontinuation of some product or service offerings, any of which could be detrimental to our business, financial condition and results of operation. The following examples illustrate the unsettled law in these areas:

- Internet service providers are subject to new federal requirements that they report the presence of child pornography, when made aware of it, although the law does not require these companies to monitor information distributed through their systems.

- A growing number of courts have ruled that the 1996 Telecommunications Act immunizes Internet service providers from liability for defamatory material carried on their facilities. However, we cannot assure investors that other courts will take a similar approach.

- Some courts have held that Internet service providers may be subject to damages for copying, distributing, or displaying copyrighted materials, although the recently enacted Digital Millennium Copyright Act establishes "safe harbor" procedures that enable these companies to avoid monetary liability for copyright infringement.

- The United States Congress has enacted laws to regulate the content of the Internet. In 1996, Congress passed the Communications Decency Act of 1996 which attempted to regulate the access of minors to "indecent" and "patently offensive" speech on the Internet. The United States Supreme Court declared the Communications Decency Act unconstitutional because it violated the First Amendment right to free speech. In response, Congress passed the Child Online Protection Act which provides criminal penalties for the commercial distribution of material on the world wide web considered to be "harmful to minors." A federal district court has preliminarily enjoined enforcement of the Act pending a full trial in the case.

    NEW AND EVOLVING LAWS. Due to the increasing popularity and use of the Internet, a number of laws and regulations have been adopted in recent months, and it is possible that additional laws and regulations may be adopted with respect to the Internet, covering issues such as content, user privacy, pricing and copyright infringement. These laws and regulations potentially affecting us have been adopted, and may be adopted in the future, by federal and state governments. We cannot predict the impact, if any, that recent and future regulatory changes or developments may have on our business, financial condition and results of operation. Changes in the regulatory environment relating to the Internet access industry or telecommunication services, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional bell operating companies, or others, could have a material adverse effect or our business, financial condition and results of operations.

SECURITY RISKS

    Our systems will be vulnerable to computer viruses, sabotage, unauthorized access and other intentional or accidental actions of Internet users, subscribers, employees or others which could result in temporary or prolonged delays in providing Internet-related service. Unauthorized access could also jeopardize confidential information of our customers stored in our, or our customers computer systems, which may deter potential subscribers and result in liability claims against us. Fixing problems caused by computer viruses or other inappropriate uses or security breaches may require interruptions, delays, or stops in service to our subscribers. Until more comprehensive and cost-effective security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet service industry in general, and our customer base and revenues in particular.

SYSTEM FAILURE

    Our business depends on our ability to deliver high quality uninterrupted access to the Internet. However, there is a risk that our services will be interrupted as a result of:

    - network equipment damage caused by natural disasters like earthquakes and fires;

    - hardware failures at our operational centers;

    - increased stress on network hardware and traffic management systems;

    - local power losses or other telecommunications systems failures; and

    - capacity constraints either at a particular telecommunications facility or systemwide.

    Any system failure that causes interruption in our service, particularly during our early stages of development, could have a negative effect on our business, financial condition and results of operations.

PERSONNEL

    As of December 31, 1998, on a pro forma basis, we employed 61 persons, including:

    - 8 sales and marketing personnel;

    - 42 connectivity and operations employees; and

    - 11 administrative personnel.

    The following table illustrates the breakdown of our employees by employer:

NAME OF EMPLOYER                                                                                  NUMBER OF EMPLOYEES
---------------------------------------------------------------------------------------------  -------------------------
BiznessOnline.com, Inc.......................................................................                  3
AlbanyNet, Inc...............................................................................                 10
Borg Internet Services, Inc..................................................................                 13
Caravela Software, Inc.......................................................................                 14
Global 2000 Communications, Inc..............................................................                 15
Ulsternet, Inc...............................................................................                  6

    None of our employees is represented by a labor union, and we are not governed by any collective bargaining agreement. We have a satisfactory relationship with our employees.

PROPERTIES

    We lease approximately 2,800 square feet of office space for our executive offices in Wall, New Jersey at approximately $11 per square foot under a lease expiring December 31, 2001. Our Internet service providers also lease space in their markets for their administrative offices and equipment. We anticipate that we will require additional space as we expand. We believe we will be able to obtain suitable space when required.

LEGAL PROCEEDINGS

    We are not a party to any material legal proceeding.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Our directors and executive officers, all of whom will serve in such capacities until their successors are duly elected and qualified in accordance with our bylaws, are:

NAME                                      AGE      POSITION                           PERIOD OF SERVICE
------------------------------------      ---      ---------------------------------  ---------------------------------
Mark E. Munro.......................          36   Chairman of the Board, President,  since July 1, 1998
                                                     Chief Executive Officer,
                                                     Treasurer and Director
S. Keith London.....................          32   Executive Vice President and       since July 1, 1998
                                                     Director
Robert A. Byrne.....................          71   Director Nominee
David Conboy........................          42   Director                           since February 24, 1999
John B. Fraser......................          64   Director Nominee                   --
Joseph Luciano......................          51   Director Nominee                   --
Daniel J. Sullivan..................          41   Chief Financial Officer and Vice   since January 25, 1999
                                                     President

    MARK E. MUNRO, chairman of the board, president, chief executive officer and treasurer, founded BiznessOnline in June, 1998. From October, 1996 until September, 1997, Mr. Munro served as president of sales, marketing and distribution, and director of VSI Enterprises, Inc., a video conferencing equipment manufacturer. In August 1990, Mr. Munro founded Eastern Telecom, Inc., a company involved in the marketing and sales of telecommunications services and products for NYNEX, Bell Atlantic and The Southern New England Telephone Company. Mr. Munro served as chief executive officer, treasurer and director of Eastern Telecom from 1990 until 1996, when VSI Enterprises, Inc. acquired all of the outstanding stock of Eastern Telecom. From September, 1997 to June, 1998, Mr. Munro was not employed and concentrated on the management of his personal investments.

    S. KEITH LONDON, executive vice president and director, has been employed by BiznessOnline since June, 1998. From October, 1996 until August, 1997, Mr. London was director of business development for Eastern Telecom, Inc. From March, 1994 until October, 1996, Mr. London served as an associate director at Geneva Corporate Finance, Inc., an investment banking firm in New York City. From May, 1992 until December, 1993, Mr. London attended Columbia University Graduate School of Business. From August, 1997 to June, 1998, Mr. London was not employed and assisted Mr. Munro in reviewing prospective investment opportunities.

    ROBERT A. BYRNE, director nominee, was senior vice president of the corporate trust division of Manufacturers Hanover Trust Company, now known as Chase Manhattan Bank, from 1975 until his retirement in 1990. Mr. Byrne served on the board of directors of Manufacturers Hanover Trust Company of California and Atlantic Gulf and Petroleum Company, an oil company which has since been acquired by Mobil Corporation, from 1980 until 1990, and on the board of directors of Manufacturers Hanover Trust Company of Florida from 1975 until 1990. Mr. Byrne also served as treasurer of the American Society of Corporate Secretaries from 1980 until 1990.

    DAVID CONBOY, a director, is also the chief executive officer of Global 2000 Communications which he founded in June 1994. From September, 1991 through June, 1994, Mr. Conboy served as national marketing director for New Wave Products, a distributor of health care products.

    JOHN B. FRASER, director nominee, is currently a self-employed business consultant. He was president of Geneva Financial Corporation, an investment banking firm from July, 1994 to January, 1999. Prior to joining Geneva, from July, 1987 to June, 1994, Mr. Fraser was a managing director for

Citibank. From February, 1981 to January, 1998, Mr. Fraser was president and director of Morgan Grenfell, Inc., a British investment bank. Mr. Fraser received his M.B.A. from Harvard Business School. He serves as a director of Worldtex, Inc., a company which manufactures elastic yarn for hosiery.

    JOSEPH LUCIANO, director nominee, has served as chief operating officer of Program Planning Professionals, an international technologies project management consulting company, since September, 1998. Prior to joining Program Planning Professionals, he served as chief information officer at Mars, Inc., a national candy maker, from 1983 through August, 1998.

    DANIEL J. SULLIVAN has served as our chief financial officer and vice president since January, 1999. From December, 1997 through January, 1999, Mr. Sullivan served as controller of the Vitronics-Soltec division of a subsidiary of Dover Corporation. Vitronics-Soltec manufactures capital equipment for the electronics industry. From April, 1994 until December, 1997, he was vice president and controller of Vitronics Corporation, a manufacturer of capital equipment for the electronics industry which traded on the American Stock Exchange prior to its acquisition by Dover Corporation in 1997.

COMPENSATION OF DIRECTORS

    Directors who are also our employees receive no additional compensation for attendance at board meetings. Non-employee directors will receive $500 per board meeting and options for the purchase of common stock from our 1999 non-employee director stock incentive plan as described below. They will also be reimbursed for their travel, lodging, and other out-of-pocket expenses incurred in attending board meetings.

BOARD COMMITTEES

    We intend to appoint both a compensation committee and an audit committee composed of members of our board of directors after the consummation of this offering. We have not determined who will serve as the members of these committees, although we expect to appoint non-employee directors to serve as members of the compensation committee which will administer our stock option plans.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the compensation we paid to our chief executive officer for services rendered in all capacities during the fiscal year ended December 31, 1998. No other executive officers earned in excess of $100,000 of salary and bonus for the periods indicated.

SUMMARY COMPENSATION TABLE

                                                                                       ANNUAL
                                                                                    COMPENSATION
                                                                                    -------------
NAME AND PRINCIPAL POSITION                                                YEAR        SALARY
-----------------------------------------------------------------------  ---------  -------------
Mark E. Munro..........................................................       1998    $   7,692
Chairman, President, Treasurer and
Chief Executive Officer

EMPLOYMENT AGREEMENTS

    We have entered into an employment agreement with Mr. Munro which provides for an initial term of three years commencing January 1, 1999 at an initial annual base salary of $125,000 plus an annual performance bonus to be determined by the our compensation committee. Mr. Munro's employment agreement also contains termination provisions that require us to pay Mr. Munro 1.5 times his annual base salary in the event he is terminated without cause during the term of the agreement, or two times his annual base salary in the event he is terminated in connection with a change-of-control during the term of the agreement. Mr. Munro's agreement also provides for health insurance benefits and contains non-competition provisions that prohibit him from competing with us. The period covered by the non-competition provisions will end either one year after the expiration of the agreement or one year after Mr. Munro's resignation or termination.

    We have entered into an employment agreement with Mr. London which provides for an initial term of one year commencing December 1, 1998 at an initial annual base salary of $80,000. Mr. London's employment agreement contains termination provisions that require us to pay Mr. London an amount equal to his annual base salary in the event he is terminated without cause during the term of the agreement, or 1.5 times his annual base salary in the event he is terminated in connection with a change-of-control during the term of the agreement. Mr. London's employment agreement also contains health insurance benefits and a non-competition covenant that runs for a one year period following termination.

    We have entered into an employment agreement with Mr. Sullivan which provides for a term of one year commencing January 25, 1999 at an initial annual base salary of $125,000. Mr. Sullivan is also entitled to receive an option to purchase 30,000 shares of common stock at an exercise price equal to the price per share of the common stock offered to the public in this offering, vesting 10,000 shares per year over a three-year period. In the event we terminate Mr. Sullivan without cause, Mr. Sullivan will receive his base salary and health benefits for the greater of six months or the remainder of his initial one-year employment term. Mr. Sullivan's employment agreement also contains health insurance benefits and a non-competition covenant that runs for a two year period following termination.

    We have also entered into employment agreements with three employees of Global 2000 Communications, Inc. and we will enter into employment agreements with eight employees of the four Internet service providers we will acquire upon consummation of this offering. In general, these agreements:

    - are for terms of three years;

    - provide for annual salaries of up to $70,000;

    - provide for bonuses in the aggregate between 5% and 7.5% of each respective Internet service provider's annual revenue growth, excluding revenues generated as a result of mergers or acquisitions;

    - provide for bonuses in the aggregate between 15% and 20% of each respective Internet service provider's annual earnings before interest, taxes, depreciation and amortization growth, after allocation of corporate overhead expenses and excluding revenues generated as a result of mergers or acquisitions; and

    - provide for bonuses for successfully integrating additional newly acquired Internet service providers into our consolidated operations.

    These agreements contain customary non-competition provisions which generally prohibit the employees from competing with us in the northeastern United States for two years following termination of employment.

    We cannot guarantee that any of the non-competition provisions contained in the employment agreements discussed in this section will be enforced by a state court. However, these persons must also comply with non-competition provisions in their acquisition agreements which generally prohibit them from competing with us in the northeastern United States for a period of two years after the closing of this offering. We believe that in the context of a sale of a business, there is a good chance that the non-competition provisions in the acquisition agreements will be enforced by a state court.

1999 STOCK INCENTIVE PLAN

    PURPOSE. We believe it is in our best interest to provide incentives for the continued services of key and valuable employees, directors and non-employees who perform services for us. Our 1999 stock incentive plan allows us to award both incentive and non-qualified stock options to these persons.

    AWARDS AND ELIGIBILITY. The compensation committee of our board of directors that will administer the stock incentive plan may award:

    - incentive stock options within the meaning of Section 422 of the Internal Revenue Code; or

    - non-qualified stock options.

    Only employees are eligible to receive incentive stock options. We have reserved 500,000 shares of our common stock for issuance under the stock incentive plan, all or any portion of which may be granted in the form of incentive stock options. Shares of common stock covered by expired or terminated options generally will be available for subsequent awards.

    EXERCISE PRICE. The option price per share for any option granted under the plan will be determined by the committee. In the case of an incentive stock option, the option price per share will not be less than 100% of the fair market value of our common stock at the time of the grant. In the case of a non-qualified option, the option price per share will not be less than 85% of the fair market value of our common stock at the time of the grant. In the case of any option granted prior to the effective date of this offering, the option price per share will equal the initial public offering price.

    OPTION TERM. The committee determines the term of each option. No incentive stock option may be exercised after the expiration of ten years from the date the option is granted. The committee may determine that all or a stated percentage of the shares covered by these options will become exercisable or "vest" in installments after the completion of a specified service requirement by the holder.

    SPECIAL RULES FOR 10% STOCKHOLDER. The option price per share of an incentive stock option granted to an employee who owns more than 10% of the total combined voting power of all classes of our stock will be at least 110% of the fair market value of our stock at the time of the grant. In addition, incentive stock options to 10% stockholders may not be exercised after five years from the date of the grant.

    GRANT LIMITATION. The aggregate fair market value of common stock covered by incentive stock options that are exercisable for the first time by any employee during any calendar year is determined at the time the incentive stock option is granted and will not exceed $100,000.

    TERMINATION OF OPTION BY REASON OF TERMINATION OF EMPLOYMENT. Unless the committee determines otherwise, if an option holder's employment terminates, all options that are not exercisable on the date of termination of employment will immediately terminate. Any remaining options will terminate if not exercised before the earlier of the expiration of the option term or the following periods:

    - thirty days following termination of employment, if termination was not a result of retirement on or after age 55, or of death, or of disability within the meaning of Section 22(e)(3) of the Internal Revenue Code;

    - three months following termination of employment because of retirement on or after age 55;

    - one year following date of death or commencement of disability, if the option holder was employed at the time of death or the commencement of disability; or

    - immediately upon a "for cause" termination.

    DISPOSITION OF SHARES. Shares of common stock acquired upon exercise of incentive stock options may not be transferred, other than by will or by the laws of descent and distribution, within two years of the date the option was granted or within one year after the receipt of the shares upon exercise of the option in order for these options to qualify as incentive stock options under the Internal Revenue Code.

1999 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

    PURPOSE. We believe it is in our best interest to provide compensation and other incentives for the continued services of our non-employee directors and for attracting able individuals to directorships with us.

    ELIGIBILITY. A non-employee director will automatically participate in the non-employee director stock incentive plan as of the later of:

    - the closing date of this offering of common stock; or

    - the date of his or her initial election to our board of directors.

    A director who is a regular employee or officer is not eligible to participate in the non-employee director stock incentive plan. A director will cease to participate in this plan as of the date he or she fails to be re-elected to our board, or becomes a regular employee of BiznessOnline.

    AWARDS. Our non-employee directors will initially be granted a non-qualified option to purchase 7,500 shares of our common stock upon election to our board. These shares shall vest on the following schedule:

    - 33 1/3% on the grant date;

    - 33 1/3% on the first anniversary of the grant date; and

    - 33 1/3% on the second anniversary of the grant date.

    If a director continues to serve on the board after the first anniversary date of his or her election, he or she shall be granted an additional non-qualified option to purchase 2,500 shares of our common stock for each additional year, vesting twelve months after the grant date of the additional option.

    We have reserved 50,000 shares of our common stock for issuance under the non-employee director stock incentive plan. Shares of common stock covered by expired or terminated options generally will be available for subsequent awards.

    EXERCISE PRICE. In each case, the exercise price per share of an option granted under this plan will be equal to 100% of the fair market value of our common stock on the date of the grant.

    OPTION TERM. All options under this plan will have an eight year term and will vest as set forth above.

    TERMINATION OF OPTION. In the event of termination for reason other than disability or death, the director may, for a period of 3 months after the date of termination but in no event later than the expiration date of the option, exercise his option to the extent that the director was entitled to exercise it at the date of the termination or as may be determined by the administering committee.

GENERAL TERMS APPLICABLE TO 1999 STOCK INCENTIVE PLAN AND 1999 NON-EMPLOYEE
  DIRECTOR STOCK INCENTIVE PLAN

    ADMINISTRATION. A disinterested committee of our board will administer each of our stock plans.

    METHOD OF EXERCISE. An option granted under either plan may be exercised by written notice to the committee, stating the number of shares of common stock being exercised under the option. The notice shall either be accompanied by the payment of the full option price for the shares or it will fix a date, of not more than 10 business days from the date of the notice, for payment of the purchase price. The purchase price may be paid:

    - in cash, including personal check;

    - by the delivery of common stock already owned by the option holder;

    - with the prior approval of the committee and if permitted by applicable law, by delivery of a promissory note of the option holder; or

    - by any combination of the above.

    We will issue a certificate or certificates for the shares of our common stock purchased through the exercise of an option after we receive notice of and payment for the exercised option. During the option period no person entitled to exercise any option granted under either plan shall have any of the rights or privileges of a stockholder with respect to any shares issuable upon exercise of the option until certificates representing the shares shall have been issued and delivered.

    MODIFICATION OR CANCELLATION OF OPTION. The administering committee may amend the terms of any option with the consent of the option holder, including the acceleration of any vesting schedule in connection with a change in control or ownership, or the outright cancellation of any outstanding options. In substitution for canceled options, the committee may grant new options, under the plan, covering the same or different numbers of shares of common stock at an option price per share in all events not less than fair market value on the date of the new grant.

    CHANGES IN OUR CAPITAL STRUCTURE. The existence of outstanding options will not prevent us from changing our capital structure, merging or consolidating our operations with another company, issuing additional preferred stock with rights senior to our common stock, selling substantially all of our assets, selling additional securities, dissolving or liquidating our business, or carrying out any other act authorized under Delaware law, our charter or our bylaws.

    If we subdivide, consolidate, reclassify or carry out any other capital readjustment or recapitalization, pay a stock dividend, or otherwise increase or reduce the number of shares of our common stock outstanding without receiving compensation in money, services or property, then the number, class, and per share price of our common stock will be adjusted so that an option holder will receive, upon exercise of an option, for the same aggregate consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment.

    If we merge or consolidate with another corporation, if we are liquidated, or if we sell or otherwise dispose of substantially all of our assets or substantially all of our stock while this option remains outstanding, unless our board determines otherwise, all outstanding options will expire as of the effective date of the merger, consolidation, liquidation, sale, or other disposition. In these situations:

    - we must provide notice of the merger, consolidation, liquidation, sale or other disposition event at least 30 days prior to the effective date of the event; and

    - an option holder will have the right to exercise his or her option during the 30 day period preceding the effective date of the merger, consolidation, liquidation, sale or other disposition event.

    In general, our issuance of shares of stock of any class, for cash, property, labor or services, either upon direct sale or upon the exercise of rights or warrants or upon conversion of convertible securities, will not result in an adjustment to the number of shares or the price of our common stock covered by outstanding options at that time.

    AMENDMENT OR TERMINATION. The administering committee may amend, suspend or terminate either plan. We will obtain stockholder approval of any amendment if necessary to comply with applicable laws, including federal securities laws, state corporate and securities laws, the Internal Revenue Code and any stock exchange regulations. If either plan is terminated, any unexercised option shall continue to be exercisable according to its terms except as provided above with respect to changes in our capital structure.

    DURATION OF PLANS.  Each of our stock plans will terminate in the year 2009.

    COMPLIANCE WITH SECURITIES LAWS. Options granted and shares issued by us upon exercise of the options will be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky Laws. As a result, the committee may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with these securities laws. If either plan is terminated, any unexercised option shall continue to be exercisable according to its terms except as provided above with respect to changes in our capital structure.

    NON-TRANSFERABILITY. Except in limited circumstances, each option shall be exercisable during the option holder's lifetime only by him and may not be assigned or transferred except by his will or by the laws of descent and distribution.

LIMITATION ON LIABILITY OF AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    OVERVIEW. Under our charter and Delaware law, our directors are not liable for monetary damages for breach of fiduciary duties except in special situations as described below. In addition, under our charter and Delaware law, we are required to indemnify our directors and officers against all losses to the fullest extent permitted by Delaware law under a variety of situations as described below. Finally, under Delaware law, we are entitled to obtain insurance on behalf of our directors and officers to protect them against liabilities they may occur in their official capacities even in situations where we may not have the power to indemnify these individuals, and we intend to obtain such insurance at the closing of this offering, as described below.

    LIMITATIONS ON LIABILITY OF DIRECTORS. Under Delaware law, a corporation may adopt a charter provision eliminating or limiting the personal liability of its directors to the corporation or its stockholders for breach of fiduciary duties except for:

    - any breach of the director's duty of loyalty to the corporation or its stockholders;

    - any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    - any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law, or

    - any transaction from which the director derived an improper personal benefit.

    We have adopted a charter provision eliminating the personal liability of our directors to the fullest extent permitted under Delaware law except under the four provisions noted above. We have also included a provision in our charter which would extend the benefits of any change in Delaware law that further limits the personal liability of directors to a corporation or its stockholders.

    INDEMNIFICATION FOR DIRECTORS AND OFFICERS. Under Delaware law, a corporation may indemnify its present and former directors and officers in a variety of court or administrative proceedings. We have adopted a charter provision which requires us to indemnify and hold harmless any person involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer of BiznessOnline, against all expense, liability and loss. This charter provision does not, however, require us to indemnify an officer or director in a proceeding they initiate without the authorization of our directors. This indemnification right includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, but only if the indemnified person agrees to repay all amounts advanced if required under Delaware law and if it shall be ultimately determined that the director or officer is not entitled to be indemnified under our charter or Delaware law.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of BiznessOnline pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    INSURANCE FOR DIRECTORS AND OFFICERS. Under Delaware law, a corporation may obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have adopted a charter provision which permits us to maintain insurance to protect us and our directors and officers against expenses, liabilities and losses whether or not we would have the power to indemnify these persons against their expenses, liabilities or losses under Delaware law. We have consulted with several insurance providers and we intend to have in place at or promptly after the closing of this offering a directors' and officers' liability and company reimbursement liability insurance policy that will:

    - insure directors and officers against losses, above a deductible amount, arising from claims made against them resulting from their actions as directors or officers;

    - insure us against losses, above a deductible amount, arising from claims against our officers and directors for their actions in their official capacities, but only if we are required or permitted to indemnify these directors or officers for their losses under Delaware law or under our charter or bylaws.

                              CERTAIN TRANSACTIONS

    In connection with our organization and initial capitalization, on July 1, 1998 Mark E. Munro, our president, chairman of the board and chief executive officer, and his wife Susan Munro each contributed $42.50 for 42.5 shares of our common stock, which, as a result of a subsequent 10,000 for one stock split and the 3.147186 for one stock split that we intend to effect prior to the closing of this offering, will represent a total of 2,675,108 shares in the aggregate or 38.8% of our outstanding common stock after this offering. Mr. Munro also contributed an additional $142,900 during 1998 to fund operating expenses and deferred offering costs.

    In connection with our organization and initial capitalization, on July 1, 1998, S. Keith London, our executive vice president and a director, contributed $13.00 for 13 shares of our common stock, which, as a result of a subsequent 10,000 for one stock split and the 3.147186 for one stock split that we intend to effect prior to the closing of this offering, will represent a total of 409,134 shares in the aggregate or 5.9% of our outstanding common stock after this offering. Mr. London also contributed an additional $40,000 during 1998 to fund operating expenses and deferred offering costs.

    In connection with our acquisition of Global 2000 Communications on January 31, 1999, we issued a total of 204,000 shares of common stock to David Conboy, a director, and his wife Lorin Beller, and promissory notes in the aggregate principal amount of $435,000. Their notes will be repaid at the closing of this offering.

    On February 1, 1999, our Global 2000 Communications, Inc. subsidiary entered into a lease with David Conboy, a director, and his wife Lorin Beller for approximately 2,000 square feet of office space with a monthly rent of $2,000 plus utilities. The term of the lease is five years although we may terminate this lease at any time upon thirty days prior notice without further liability.


    On March 31, 1999, we established a $100,000 revolving line of credit facility with BankBoston. Mr. Munro personally guaranteed this loan. After the closing of the offering, we intend to repay any outstanding balance on this loan, and Mr. Munro's personal guarantee will be released.


    All future transactions with our officers, directors or stockholders owning 5% or more of our outstanding common stock, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent, disinterested directors with access to independent counsel.

                             PRINCIPAL STOCKHOLDERS

    The following stockholder information about the beneficial ownership of our common stock, as of the date of this prospectus assumes:

    - the acquisitions of our Internet service providers have been completed;

    - an initial public offering price of $10.00 per share;

    - the conversion of 70,000 shares of preferred stock into 61,250 shares of common stock; and

    - the completion of a 3.147186 for 1 stock split.

    The information in this table below provides the ownership information for:

        - each person known by BiznessOnline to beneficially own more than 5% of the common stock;

        - each of our directors and director nominees;

        - each of our executive officers named in the summary compensation table; and

        - our current executive officers, directors and director nominees as a group.

    The common stock is the only class of our equity securities which will be outstanding after the offering. We currently have 29 stockholders.

                                                               NUMBER OF     PERCENTAGE OWNED     PERCENTAGE OWNED
NAME AND ADDRESS                              TITLE          SHARES OWNED   BEFORE THE OFFERING  AFTER THE OFFERING
------------------------------------  ---------------------  -------------  -------------------  -------------------
Mark E. Munro.......................  CEO, President,          2,675,108             67.0%                38.8%
  1720 Route 34                         Treasurer &
  P.O. Box 1347                         Director
  Wall, NJ 07719
S. Keith London.....................  Executive Vice             409,134             10.3%                 5.9%
  1720 Route 34                         President &
  P.O. Box 1347                         Director
  Wall, NJ 07719
Susan Munro.........................           --              2,675,108             67.0%                38.8%
  1720 Route 34
  P.O. Box 1347
  Wall, NJ 07719
David Conboy........................  Director                   204,000              5.1%                 3.0%
  1840 Western Avenue
  Albany, NY 12203
Lorin Beller........................           --                204,000              5.1%                 3.0%
  1840 Western Avenue
  Albany, NY 12203
Joseph Luciano......................  Director Nominee             2,500                 0         Less than 1%
  548 West Shore Trail
  Sparta, NJ 07871
John Fraser.........................  Director Nominee             2,500                 0         Less than 1%
  1172 Park Avenue
  New York, NY 10128
Robert Byrne........................  Director Nominee             2,500                 0         Less than 1%
  3810 Quail Ridge Drive
  Boynton Beach, FL 33436
All current directors, director                                3,295,742             82.6%                47.8%
nominees and executive officers 7
persons)............................

------------------------

    In the preceding table:

    - Mr. Munro's shares include 1,337,554 shares of common stock owned by Mr. Munro's wife, Susan Munro, as to which Mr. Munro disclaims beneficial ownership.

    - Mrs. Munro's shares include 1,337,554 shares of common stock owned by Mrs. Munro's husband, Mark Munro, as to which Mrs. Munro disclaims beneficial ownership.

    - Mr. Conboy's shares include 102,000 shares of common stock owned by Mr. Conboy's wife, Lorin Beller, as to which Mr. Conboy disclaims beneficial ownership.

    - Ms. Beller's shares include 102,000 shares of common stock owned by Ms. Beller's husband, David Conboy, as to which Ms. Beller disclaims beneficial ownership.

    - The shares owned by the director nominees represent shares acquirable upon exercise of stock options to be granted at the closing of this offering which are exercisable within 60 days of the effective date of this prospectus.

                           DESCRIPTION OF SECURITIES

    DESCRIPTION OF CAPITAL STOCK

    Our authorized capital stock consists of 39,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. The following is a description of our capital stock.

    COMMON STOCK

    Each stockholder of record is entitled to one vote for each outstanding share of our common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Holders of common stock participate with the holders of preferred stock in any dividend declared by our board of directors out of funds legally available for this purpose. After the payment of liquidation preferences to all holders of preferred stock, holders of common stock will receive on a pro rata basis all our remaining assets available for distribution to the stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock do not have any preemptive right to become subscribers or purchasers of additional shares of any class of our capital stock. The outstanding shares of common stock are, and the shares of common stock offered in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Whenever we provide information relating to our outstanding shares of common stock in this prospectus, we assume that we have completed a 3.147186 for 1 stock split that we intend to effect prior to the closing of this offering.

    Prior to this offering there has been no public market for our common stock. There is no guaranty that an active trading market will develop or be sustained upon completion of this offering, or that the market price of our common stock will not decline below the initial public offering price. We negotiated the initial public offering price of our common stock with representatives of our underwriters, and the initial offering price may not be indicative of the prices that will prevail in the public market in the future. In addition, the stock market has experienced extreme price and volume fluctuations which have particularly affected the market prices of many Internet related companies and which have often been unrelated to the operating performance of these companies. Because we are an Internet company, our common stock may be particularly vulnerable to fluctuations in the future. Also, the operating results for our Internet service providers have fluctuated in the past, and our operating results may change materially in the future. Fluctuations could affect the market price of our common stock.

    PREFERRED STOCK

    Our board of directors is authorized, without further stockholder approval, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of BiznessOnline. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock.

    On February 15, 1999, we issued 70,000 shares of Class A preferred stock in connection with the closing of a private offering of preferred stock. These shares have no voting rights; a liquidation preference of $5.00 per share, and are entitled to dividends if we pay dividends to our common stockholders as if each share of preferred stock had been converted to common on a one-for-one basis.

Upon consummation of this offering, these shares automatically convert to common stock at the conversion rate of $8.75 per preferred share divided by the price per share of the common stock being sold in this offering. The conversion of preferred stock to common stock is mandatory and automatic on the date of completion of this offering. Whenever we provide information relating to our outstanding shares of common stock in this prospectus, we assume that the 70,000 shares of preferred stock currently outstanding have already been converted to 61,250 shares of common stock.

    At present, we have no plans to issue any additional shares of preferred stock.

    COMMON STOCK OPTIONS.

    Our 1999 stock incentive plan enables us to issue incentive and non-qualified stock options to deserving employees, directors and non-employees who perform services for BiznessOnline. Under this plan, we have reserved 500,000 shares of our authorized common stock for option grants. We believe that our stock incentive plan will enhance our ability to attract and retain key employees and other persons who are in a position to make significant contributions to our success.

    We have agreed to issue incentive stock options under our stock incentive plan to purchase 30,000 shares of common stock to our chief financial officer pursuant to his employment agreement. The options vest over a three year period commencing on January 25, 2000 and are exercisable at the price per share of our common stock offered to the public in this offering.

    Our 1999 non-employee director stock incentive plan enables us to issue non-qualified stock options to non-employee directors. Under this plan, we have reserved 50,000 shares of our authorized common stock for option grants. We believe that our non-employee director stock incentive plan will provide incentives for the continued service of these directors and for attracting new directors to our board.

    We have agreed to issue non-qualified stock options under our non-employee director stock incentive plan to purchase a total of 22,500 shares of common stock to the three director nominees identified in the "Management" section of this prospectus exercisable at the initial public offering price promptly after the closing of this offering.

    UNDERWRITERS' WARRANTS

    In connection with this offering, we have agreed to sell to representatives of the underwriters, for nominal consideration, warrants for the purchase of that number of shares of our common stock equal to 10% of the total number of shares sold in this offering exercisable at a price per share equal to 165% of the initial public offering price.

    ANTI-TAKEOVER PROVISIONS UNDER DELAWARE LAW, OUR CHARTER AND OUR BYLAWS.

    OVERVIEW. Under our charter and our bylaws, we have included specific anti-takeover provisions which may deprive our stockholders of some opportunities to sell their shares at above-market prices to persons attempting to acquire our company and which may discourage potential acquirers from attempting to change our board of directors or our management. These provisions include the following:

    - We have elected to be governed by Section 203 of the Delaware General Corporation Law in our charter. Section 203 is an anti-takeover law which, in general, restricts the ability of a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. An "interested stockholder" is defined as a person owning 15% or more of our outstanding voting stock, and a "business combination" is defined to include a variety of transactions including a merger, a consolidation or sale of 10% or more of our assets.

    - We have also included a provision in our charter which authorizes our board of directors to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or designation of a series, without further vote or action by stockholders.

    - Finally, our by-laws require advance notice for nominations of directors and any other matters to be brought before an annual meeting of stockholders other than by our board of directors.

    SECTION 203. Section 203 prevents an interested stockholder from engaging in a business combination with a publicly-held Delaware corporation for three years following the date the person became an interested stockholder unless:

    - before the person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

    - upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

    - following the transaction in which the person became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of the stockholders by affirmative vote, and not by written consent, of the holders of two-thirds of the outstanding voting stock not owned by the interested stockholder.

    ADVANCE NOTICE FOR STOCKHOLDER PROPOSALS AND NOMINATIONS OF
DIRECTORS. Under our bylaws, we have established an advance notice procedure for nomination, other than by our directors, of candidates for election as directors and for other specific matters to be brought before an annual meeting of our stockholders. This nomination procedure requires a stockholder to provide our corporate secretary with prior written notice, in proper form as detailed in the bylaws, of a planned nomination for our board of directors. If the annual meeting election inspectors determine that a person was not nominated in accordance with this nomination procedure, the person will not be eligible for election as a director. With regard to other business to be brought before a stockholders meeting, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form as detailed in the bylaws, to our corporate secretary. If the chairman or other officer presiding at a meeting determines that other business was not properly brought before the meeting in accordance with this procedure, the business will not be conducted at that meeting. Although our bylaws do not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the bylaws:

    - may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed; or

    - may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us, even if the solicitation or the attempt to obtain control might be beneficial to us and our stockholders.

    TRANSFER AGENT. We have appointed Continental Stock Transfer & Trust Company as the transfer agent for our common stock.

                        SHARES AVAILABLE FOR FUTURE SALE

    Upon completion of this offering and issuance of the shares representing the stock portion of the purchase prices of our Internet service provider acquisitions, we will have 7,325,436 shares of common stock outstanding assuming the initial public offering price of $10.00 per share and assuming the underwriters' over-allotment option is exercised in full. The 3,335,000 shares sold in this offering will be freely tradable in the United States if a market for our stock develops by persons other than our officers, directors or other affiliated parties. All of the remaining 3,990,436 shares are "restricted securities" under Rule 144 of the Securities Act of 1933. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions an amount equal to the greater of one percent of a company's then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the person's sales. Rule 144 also permits sales by a person who is not an affiliate of the company and who has held the shares for two years without any quantity limitation.

    Of the 3,990,436 restricted securities

    - the holders of 3,145,492 shares, represented by the the principal founders of BiznessOnline, and the investors in our private offering of preferred stock from December 10, 1998 through February 12, 1999 which automatically converts to common stock at the closing of this offering, have agreed not to sell any of their shares for a period of 14 months from the date of our final prospectus for this offering without the prior written consent of the underwriters. After this 14 month period, these holders would be eligible to resell their shares if they comply with the volume limitations and other conditions of Rule 144.

    - the holders of 782,000 shares--the former stockholders of the five Internet service providers we will own as of the closing of this offering--have agreed not to sell 391,000 shares for a period of two years from the date of our final prospectus for this offering, after which these shares could be resold under Rule 144 by non-affiliates without any volume limitations. Of the remaining 391,000 shares owned by these stockholders, 255,000 shares would be available for resale under Rule 144 commencing one year from the closing date of this offering, and 136,000 would be available for resale under Rule 144 commencing January 31, 2000.

    - the holders of 62,944 shares may sell their shares commencing 90 days after the date of this prospectus if they comply with the volume limitations and other conditions of Rule 144.

    Any substantial future sales of our common stock under Rule 144 or any other applicable exemption under the Securities Act of 1933 could have a depressive effect on the market price of our stock and could impair our ability to raise additional capital through the sale of our equity securities.

                                  UNDERWRITING

    Each of the underwriters named below through their representatives, Joseph Stevens & Company, Inc., Schneider Securities, Inc., Neidiger, Tucker, Bruner, Inc. and Royce Investment Group, Inc. has agreed to purchase from us on a firm commitment basis the following respective shares of common stock at the initial public offering price less the underwriting discounts set forth on the cover page of this prospectus and less a non-accountable expense allowance. Delivery
of the shares will be made on [      ] in New York, New York against payment in
immediately available funds.

                                                                                   NUMBER OF
UNDERWRITER                                                                          SHARES
---------------------------------------------------------------------------------  ----------
Joseph Stevens & Company, Inc....................................................      --
Schneider Securities, Inc........................................................      --
Neidiger, Tucker, Bruner, Inc....................................................      --
Royce Investment Group, Inc......................................................
                                                                                   ----------
      Total......................................................................   2,900,000

    The underwriting agreement provides that the obligations of the underwriters depend on various conditions. The underwriters are obligated to purchase all of the shares, if they purchase any.

    The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover of this prospectus. The underwriters have also advised us that they may allow to some dealers concessions of not in excess of $[ ] per share of common stock, of which a sum not in excess of $[ ] per share of common stock may in turn be reallowed by those dealers to other dealers. After the initial offering has been completed, the public offering price and other selling terms may be changed by the underwriters. The underwriters have further advised us that they do not expect sales to discretionary accounts to exceed five percent of the total number of shares of common stock included in this offering.

    We have agreed to pay to Joseph Stevens & Company and Schneider Securities a non-accountable expense allowance equal to three percent of the total proceeds of the offering of which we have already paid $50,000 to Schneider Securities.

    We have granted an option to the underwriters, exercisable during the 45-day period following the final date of the prospectus, to purchase up to 435,000 shares of common stock at the offering price less underwriting discounts and commissions set forth on the cover page of this prospectus and the non-accountable expense allowance. The underwriters may exercise this option only to satisfy over-allotments in the sale of the shares. If the underwriters exercise this option, each of the underwriters will become obligated to purchase approximately the same percentage of additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to the total amount offered. We will become obligated to sell these shares to the underwriters to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriters will offer these additional shares on the same terms.

    The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriters by BiznessOnline. Such amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option to purchase additional shares.

                                                                                           PAID BY BIZNESSONLINE
                                                                                         -------------------------
                                                                                                          FULL
                                                                                         NO EXERCISE    EXERCISE
                                                                                         -----------  ------------
per share..............................................................................   $            $
total..................................................................................   $            $

    We have also agreed to sell to the representatives of the underwriters, for nominal consideration, warrants to purchase the number of shares of our common stock equal to 10% of the total number of shares of common stock sold in this offering at a price per share equal to 165% of the initial public offering price of the common stock. The underwriters' warrants will be exercisable for a period of four years commencing one year from the effective date of this offering and will contain demand and "piggyback" registration rights with respect to the common stock issuable upon the exercise of the underwriters' warrants. The underwriters' warrants will be restricted from sale, transfer, assignment, or hypothecation for a period of one year from the effective date of the offering except to officers or partners of the underwriters and members of the selling group and/or their officers or partners. The exercise price and the number of shares issuable upon exercise may, under some circumstances, be adjusted to prevent dilution.

    Our principal stockholders and BiznessOnline have agreed with the underwriters that, for a period of 14 months from the date of this prospectus, without the consent of Joseph Stevens & Company and Schneider Securities, they will not sell any securities of BiznessOnline. We may, however, issue securities without consent of the underwriters:

    - upon the exercise of any outstanding stock options or warrants granted and issued on or prior to the date of this prospectus;

    - upon the exercise of stock options that may be granted under our 1999 stock incentive plan and our 1999 non-employee director stock incentive plan so long as these stock options were issued at a price equal to or greater than the fair market value at time of grant; and

    - in connection with acquisitions so long as the price is equal to or greater than the fair market value per share of our common stock on the date of issuance or sale.

    The underwriting agreement provides for reciprocal indemnification between us and the underwriters against liabilities in connection with the registration statement, including liabilities under the Securities Act.

    Schneider Securities received a $7,500 commission in connection with our private offering of preferred stock which closed in February, 1999.

    In connection with this offering, some underwriters may engage in passive market making transactions in the shares in accordance with Rule 103 of Regulation M. Further, the underwriters' selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of our shares. These transactions may include stabilization transactions permitted by Rule 104 of Regulation M, under which persons may bid for or purchase shares to stabilize the market price. The underwriters may also create a "short position" for their own account by selling more shares in the offering than they are committed to purchase, and in that case they may purchase shares in the open market after this offering is completed to cover all or a part of their short position. The underwriters may also cover all or a portion of their short position, up to 435,000 shares, by exercising their over-allotment option described above and on the cover of this prospectus.

    The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

    These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

    Prior to the offering, there has been no public market for any of our securities. The initial public offering price of the shares of common stock we are offering was determined by negotiations between us and the representatives of the underwriters and is not necessarily related to our assets, earnings, or book value or any other established criteria of value. Among the factors considered in determining the public offering price are the following:

    - the history and prospects of our business and the industry in which we compete;

    - an assessment of our management and the present state of our development and business operations;

    - prevailing market conditions in the U.S. economy and the industry in which we compete;

    - our revenues, operating cash flow and earnings in recent periods;

    - the market capitalizations and stages of development of other companies which the representatives of the underwriters believe to be comparable to us; and

    - estimates of our business potential.

                                 LEGAL MATTERS

    The validity of the common stock we are offering will be passed upon for BiznessOnline by Duffy & Sweeney, LLP, 300 Turks Head Building, Providence, Rhode Island 02903. Michael F. Sweeney, Esq., a partner in the law firm of Duffy & Sweeney, LLP, serves as our assistant secretary and is a partner in a general partnership which owns 62,944 shares of our common stock. Orrick, Herrington & Sutcliffe LLP is acting as counsel for the underwriters in connection with the offering.

                                    EXPERTS

    The financial statements of BiznessOnline as of December 31, 1998 and for the period from July 1, 1998, the date of inception, through December 31, 1998 have been included in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of KPMG LLP as experts in accounting and auditing.

    The financial statements of Global 2000 Communications, Inc., AlbanyNet, Inc., Borg Internet Services, Inc., Caravela Software, Inc., and Ulsternet, Inc., as of December 31, 1998 and for each of the years in the two-year period then ended have been included in this prospectus in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of KPMG LLP as experts in accounting and auditing.

                          HOW TO GET MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to this offering. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. For further information about us and the securities offered hereby, reference is made to the registration statement including the accompanying exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document summarize only the material provisions of such document and are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, with each statement being qualified in all respects by their reference. The registration statement and accompanying exhibits and schedules may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400,

Chicago, Illinois 60661. Copies of these materials may be obtained at prescribed rates by writing to the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

    Our registration statement as well as any reports to be filed under the Exchange Act can also be obtained electronically after we have filed these documents with the Commission through a variety of databases, including among others, the Commission's Electronic Data Gathering, Analysis and Retrieval program, Knight-Ridder Information, Inc., Federal Filing/Dow Jones, Lexis/Nexis and the Commission's web site. (http://www.sec.gov).

    Prior to this offering, we have not been a reporting company under the Securities Exchange Act of 1934. After this offering, we intend to furnish to our stockholders annual reports, which will include financial statements audited by independent accountants, and other periodic reports as we may determine to provide or as may be required by law.

                            BIZNESSONLINE.COM, INC.
                         INDEX TO FINANCIAL STATEMENTS

BIZNESSONLINE.COM, INC. UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
    Introduction to Unaudited Pro Forma Consolidated Financial Statements............        F-3
    Unaudited Pro Forma Consolidated Balance Sheet...................................        F-4
    Unaudited Pro Forma Consolidated Statement of Operations.........................        F-5
    Notes to Unaudited Pro Forma Consolidated Financial Statements...................        F-6

BIZNESSONLINE.COM, INC.
    Report of KPMG LLP, Independent Auditors.........................................        F-9
    Balance Sheet....................................................................       F-10
    Statement of Operations..........................................................       F-11
    Statement of Stockholders' Equity................................................       F-12
    Statement of Cash Flows..........................................................       F-13
    Notes to Financial Statements....................................................       F-14

ALBANYNET, INC.
    Report of KPMG LLP, Independent Auditors.........................................       F-17
    Balance Sheet....................................................................       F-18
    Statements of Income.............................................................       F-19
    Statements of Stockholders' Equity...............................................       F-20
    Statements of Cash Flows.........................................................       F-21
    Notes to Financial Statements....................................................       F-22

BORG INTERNET SERVICES, INC.
    Report of KPMG LLP, Independent Auditors.........................................       F-25
    Balance Sheet....................................................................       F-26
    Statements of Operations.........................................................       F-27
    Statements of Stockholders' Equity (Deficit).....................................       F-28
    Statements of Cash Flows.........................................................       F-29
    Notes to Financial Statements....................................................       F-30

CARAVELA SOFTWARE, INC.
    Report of KPMG LLP, Independent Auditors.........................................       F-34
    Balance Sheet....................................................................       F-35
    Statements of Operations.........................................................       F-36
    Statements of Stockholders' Equity...............................................       F-37
    Statements of Cash Flows.........................................................       F-38
    Notes to Financial Statements....................................................       F-39

GLOBAL 2000 COMMUNICATIONS, INC.
    Report of KPMG LLP, Independent Auditors.........................................       F-43
    Balance Sheet....................................................................       F-44
    Statements of Income.............................................................       F-45
    Statements of Stockholders' Equity...............................................       F-46
    Statements of Cash Flows.........................................................       F-47
    Notes to Financial Statements....................................................       F-48

ULSTERNET, INC.
    Report of KPMG LLP, Independent Auditors.........................................       F-51
    Balance Sheet....................................................................       F-52
    Statements of Operations.........................................................       F-53
    Statements of Stockholders' Equity (Deficit).....................................       F-54
    Statements of Cash Flows.........................................................       F-55
    Notes to Financial Statements....................................................       F-56

                            BIZNESSONLINE.COM, INC.

     INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma consolidated financial statements give effect to the acquisitions by BiznessOnline.com, Inc. (the "Company") of the outstanding capital stock of Albanynet, Inc. ("Albanynet"), Borg Internet Services, Inc. ("Borg"), Caravela Software, Inc. ("Connix"), Global 2000 Communications, Inc. ("Global"), and Ulsternet, Inc. ("Ulsternet") (the "Internet service providers") or (the "Acquisitions"). With the exception of Global, which was acquired on January 31, 1999, the remaining acquisitions will occur simultaneously with the closing of the initial public offering (the "IPO") and will be accounted for using the purchase method of accounting. The Company is deemed to be the accounting acquirer.

    The unaudited pro forma consolidated balance sheet gives effect to the Acquisitions and the IPO as if they had occurred on December 31, 1998. The unaudited pro forma consolidated statement of operations reflects the operating results of the Internet service providers for the year ended December 31, 1998, and gives effect to the Acquisitions as if they had occurred on January 1, 1998. The Company, which was incorporated in June 1998, conducted limited operations during the year ended December 31, 1998. The Company and the Internet service providers have fiscal years ending December 31.

    The Company has preliminarily analyzed the additional expense that it expects to incur as a result of the Acquisitions and has reflected these amounts in the pro forma consolidated statement of operations. The pro forma consolidated results of operations give effect to the anticipated compensation of the Company's new corporate management under contractual arrangements. The Company has also included the compensation differential between the historical compensation paid to the former owners of the Internet service providers and the contractual compensation limits as a result of the Acquisitions. With respect to other potential cost savings, the Company has not, and can not quantify these savings until completion of the combination of the Internet service providers.

    The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such acquisitions in fact had occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period. Since the Internet service providers were not under common control or management, historical consolidated results may not be comparable to, or indicative of, future performance. The pro forma consolidated financial statements should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                            BIZNESSONLINE.COM, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998

                                                       BIZNESS    ALBANYNET     BORG      CONNIX     GLOBAL    ULSTERNET
                                                      ---------  -----------  ---------  ---------  ---------  ---------
ASSETS
Current assets:
  Cash and cash equivalents.........................  $ 147,736   $ 149,779   $  25,189  $  30,760  $ 260,131  $   1,258
  Accounts receivable, net..........................                 58,006      65,819    189,643    114,952      5,530
  Other current assets..............................                              3,349                            4,971
  Deferred tax asset................................                             13,658     94,745
                                                      ---------  -----------  ---------  ---------  ---------  ---------
Total current assets................................    147,736     207,785     108,015    315,148    375,083     11,759
  Property and equipment, net.......................                 52,109     197,532    234,923    243,035     76,458
  Goodwill and intangibles, net.....................                             43,067
  Deferred costs....................................    108,478
  Other assets......................................                                            57      4,418
                                                      ---------  -----------  ---------  ---------  ---------  ---------
    Total assets....................................  $ 256,214   $ 259,894   $ 348,614  $ 550,128  $ 622,536  $  88,217
                                                      ---------  -----------  ---------  ---------  ---------  ---------
                                                      ---------  -----------  ---------  ---------  ---------  ---------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Current portion of long term debt.................                             37,581    129,978      7,288      8,905
  Current portion of capital lease obligations......                 14,735      48,004                 3,846     27,698
  Line of credit....................................                                        50,000
  Accounts payable..................................     98,648       2,184      13,156     55,133                12,843
  Income taxes payable..............................                             24,799      7,925
  Accrued expenses..................................                             57,654     23,657     64,615        710
  Due to affiliates/stockholders....................
  Deferred taxes....................................                                        93,162
  Deferred revenue..................................                 48,866     119,095    115,436    258,268    105,358
                                                      ---------  -----------  ---------  ---------  ---------  ---------
Total current liabilities...........................     98,648      65,785     300,289    475,291    334,017    155,514
  Long term debt, net of current portion............                                         6,816     96,496     11,271
  Capital lease obligations, net of current
    portion.........................................                  4,030      78,608                           13,934
  Preferred stock subscriptions.....................    100,000
Stockholders' equity (deficit)
  Preferred stock                                        --          --          --         --         --         --
  Common stock......................................     31,472         200           1      1,000     27,500     10,200
  Additional paid in capital........................    151,528                     299
  Retained earnings (deficit).......................   (125,434)    189,879     (30,583)    67,021    164,523   (102,702)
                                                      ---------  -----------  ---------  ---------  ---------  ---------
Total stockholders' equity (deficit)................     57,566     190,079     (30,283)    68,021    192,023    (92,502)
                                                      ---------  -----------  ---------  ---------  ---------  ---------
  Total liabilities and stockholders' equity
    (deficit).......................................  $ 256,214   $ 259,894   $ 348,614  $ 550,128  $ 622,536  $  88,217
                                                      ---------  -----------  ---------  ---------  ---------  ---------
                                                      ---------  -----------  ---------  ---------  ---------  ---------

                                                      ACQUISITION   PRO FORMA        IPO       PRO FORMA
                                                      ADJUSTMENTS  CONSOLIDATED  ADJUSTMENTS  AS ADJUSTED
                                                      -----------  ------------  -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents.........................   $ 250,000    $  864,853   1$8,798,478  1$9,663,331
  Accounts receivable, net..........................                   433,950                   433,950
  Other current assets..............................                     8,320                     8,320
  Deferred tax asset................................     129,000       237,403                   237,403
                                                      -----------  ------------  -----------  -----------
Total current assets................................     379,000     1,544,526   18,798,478   20,343,004
  Property and equipment, net.......................                   804,057                   804,057
  Goodwill and intangibles, net.....................  13,411,662    13,454,729                13,454,729
  Deferred costs....................................                   108,478     (108,478)      --
  Other assets......................................                     4,475                     4,475
                                                      -----------  ------------  -----------  -----------
    Total assets....................................  1$3,790,662   $15,916,265  1$8,690,000  3$4,606,265
                                                      -----------  ------------  -----------  -----------
                                                      -----------  ------------  -----------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Current portion of long term debt.................                   183,752                   183,752
  Current portion of capital lease obligations......                    94,283                    94,283
  Line of credit....................................                    50,000                    50,000
  Accounts payable..................................                   181,964                   181,964
  Income taxes payable..............................                    32,724                    32,724
  Accrued expenses..................................                   146,636                   146,636
  Due to affiliates/stockholders....................   6,310,000     6,310,000   (6,310,000)      --
  Deferred taxes....................................      46,000       139,162                   139,162
  Deferred revenue..................................                   647,023                   647,023
                                                      -----------  ------------  -----------  -----------
Total current liabilities...........................   6,356,000     7,785,544   (6,310,000)   1,475,544
  Long term debt, net of current portion............                   114,583                   114,583
  Capital lease obligations, net of current
    portion.........................................                    96,572                    96,572
  Preferred stock subscriptions.....................    (100,000)       --                        --
Stockholders' equity (deficit)
  Preferred stock                                         --            --           --           --
  Common stock......................................     (30,469)       39,904       29,000       68,904
  Additional paid in capital........................   7,770,269     7,922,096   24,971,000   32,893,096
  Retained earnings (deficit).......................    (205,138)      (42,434)                  (42,434)
                                                      -----------  ------------  -----------  -----------
Total stockholders' equity (deficit)................   7,534,662     7,919,566   25,000,000   32,919,566
                                                      -----------  ------------  -----------  -----------
  Total liabilities and stockholders' equity
    (deficit).......................................  1$3,790,662   $15,916,265  1$8,690,000  3$4,606,265
                                                      -----------  ------------  -----------  -----------
                                                      -----------  ------------  -----------  -----------

    See notes to the Unaudited Pro Forma Consolidated Financial Statements.

                            BIZNESSONLINE.COM, INC.
     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR
                            ENDED DECEMBER 31, 1998

                                               BIZNESS     ALBANYNET       BORG        CONNIX        GLOBAL     ULSTERNET
                                             -----------  ------------  ----------  ------------  ------------  ----------
Revenues...................................               $  1,140,518  $  832,734  $  1,879,410  $  1,738,613  $  604,419
Costs and expenses:
  Connectivity and operations..............                    768,400     601,890     1,520,192       927,769     491,327
  Selling, general and administrative......      125,434        61,456     136,025       156,761       480,334      21,472
  Depreciation.............................                     67,814     102,581       117,146        58,672      58,231
  Amortization of intangibles..............                    --           21,534       --            --           --
                                             -----------  ------------  ----------  ------------  ------------  ----------
Total costs and expenses...................      125,434       897,670     862,030     1,794,099     1,466,775     571,030
                                             -----------  ------------  ----------  ------------  ------------  ----------
Income (loss) from operations..............     (125,434)      242,848     (29,296)       85,311       271,838      33,389
Other income (expense)
  Other income (expense), net..............                      5,369                   (67,901)      (18,493)
  Interest expense.........................                     (3,272)    (11,717)      (21,406)      (13,573)     (9,784)
                                             -----------  ------------  ----------  ------------  ------------  ----------
Income before income tax provision.........     (125,434)      244,945     (41,013)       (3,996)      239,772      23,605
Income tax provision (benefit).............                                (12,056)       (1,598)
                                             -----------  ------------  ----------  ------------  ------------  ----------
Net income (loss)..........................  $  (125,434) $    244,945  $  (28,957) $     (2,398) $    239,772  $   23,605
                                             -----------  ------------  ----------  ------------  ------------  ----------
                                             -----------  ------------  ----------  ------------  ------------  ----------
Net loss per share, basic and diluted......
Weighted average shares outstanding........

                                               PRO FORMA         AS
                                              ADJUSTMENTS     ADJUSTED
                                             -------------  -------------
Revenues...................................                 $   6,195,694
Costs and expenses:
  Connectivity and operations..............        (91,442)     4,218,136
  Selling, general and administrative......        459,566      1,441,048
  Depreciation.............................                       404,444
  Amortization of intangibles..............     (2,682,332)     2,703,866
                                             -------------  -------------
Total costs and expenses...................      3,050,456      8,767,494
                                             -------------  -------------
Income (loss) from operations..............     (3,050,456)    (2,571,800)
Other income (expense)
  Other income (expense), net..............                       (81,025)
  Interest expense.........................                       (59,752)
                                             -------------  -------------
Income before income tax provision.........     (3,050,456)    (2,712,577)
Income tax provision (benefit).............         13,654       --
                                             -------------  -------------
Net income (loss)..........................  $  (3,064,110) $  (2,712,577)
                                             -------------  -------------
                                             -------------  -------------
Net loss per share, basic and diluted......                 $        (.39)
Weighted average shares outstanding........                     6,890,436

    See notes to the Unaudited Pro Forma Consolidated Financial Statements.

                            BIZNESSONLINE.COM, INC.

       NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--GENERAL

    BiznessOnline.com, Inc. (the "Company") was founded in June 1998 for the purpose of acquiring existing Internet Service Providers servicing the northeastern United States. The company will provide Internet access and the related services to individuals and small to mid-sized businesses located in the northeastern United States.

    The historical financial statements reflect the financial position and results of operations of the Company and the Internet service providers and were derived from the Company and the respective Internet service providers' financial statements as indicated. The unaudited pro forma consolidated financial statements include the results of operations for the Internet service providers as of and for the year ended December 31, 1998.

NOTE 2--ACQUISITION OF INTERNET SERVICE PROVIDERS

    Concurrent with this IPO, the Company will acquire all the outstanding capital stock of the Internet service providers. On January 31, 1999, the Company completed the acquisition of Global for a combination of stock and a note payable, which is to be paid concurrently with this IPO. The acquisitions will be paid for with a combination of the common stock of the Company and cash. The acquisitions will be accounted for the using the purchase method of accounting with the Company being considered as the accounting acquirer.

    The following table sets forth the consideration to be paid (the "Purchase Consideration"), (a) in cash, and (b) in shares of common stock to the owners of each of the Internet service providers.

    The purchase price has been allocated to the Company's historical assets and liabilities based on their respective carrying values, as these carrying values are deemed to represent the fair market values of these assets and liabilities. Additionally, adjustments have been made for the establishment of deferred income tax liabilities and assets related to the transaction for purposes of determining the excess of the purchase price over the fair value of the net assets acquired. The allocation of the purchase price is considered preliminary until such time as the consummation of the Transactions. The Company does not anticipate that the final allocation of purchase price will differ significantly from that presented herein.

    The following table reflects the consideration to be paid in cash and shares of common stock as of December 31, 1998, assuming an initial public offering price of $10.00 per share.

                                                                          SHARES OF      VALUE OF       TOTAL
                                                              CASH       COMMON STOCK     SHARES    CONSIDERATION
                                                          ------------  --------------  ----------  -------------
Albanynet...............................................  $  2,400,000        --        $   --       $ 2,400,000
Borg....................................................       500,000       150,000     1,500,000     2,000,000
Connix..................................................     2,180,000       280,000     2,800,000     4,980,000
Global..................................................       580,000       272,000     2,720,000     3,300,000
Ulsternet...............................................       650,000        80,000       800,000     1,450,000

       NOTE 3--UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

    The following table summarizes the unaudited pro forma consolidated balance sheet adjustments

                                                                                                                  PRO FORMA
                                                                                                                   OFFERING
                                                               ACQUISITION ADJUSTMENTS                            ADJUSTMENTS
                                                   -----------------------------------------------     TOTAL      ----------
                                                       (A)         (B)        (C)          (D)      PRE OFFERING     (E)
                                                   -----------  ---------  ----------  -----------  ------------  ----------
ASSETS
Current Assets:
  Cash and cash equivalents......................  $   --       $  --      $   --      $   250,000   $  250,000   $25,108,478
  Accounts receivable, net.......................
  Other current assets...........................
  Deferred tax asset.............................                 129,000                               129,000
                                                   -----------  ---------  ----------  -----------  ------------  ----------
Total current assets.............................      --         129,000      --          250,000      379,000   25,108,478
  Property and equipment, net....................
  Goodwill and intangibles, net..................                          13,411,662                13,411,662
  Deferred costs.................................                                                                   (108,478)
  Other assets
                                                   -----------  ---------  ----------  -----------  ------------  ----------
  Total assets...................................  $   --       $ 129,000  $13,411,662 $   250,000   $13,790,662  $25,000,000
                                                   -----------  ---------  ----------  -----------  ------------  ----------
                                                   -----------  ---------  ----------  -----------  ------------  ----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Current portion of long term debt..............  $   --       $  --      $   --      $   --        $   --       $   --
  Current portion of capital lease obligations...
  Line of credit.................................
  Accounts payable...............................                                                                     --
  Income taxes payable...........................
  Accrued expenses...............................
  Due to affiliates/stockholders.................    6,310,000                                        6,310,000
  Deferred taxes.................................                  46,000                                46,000
  Deferred revenue...............................
                                                   -----------  ---------  ----------  -----------  ------------  ----------
Total current liabilities........................    6,310,000     46,000      --          --         6,356,000       --
  Preferred stock subscription...................                                         (100,000)    (100,000)
  Long term debt, net of current portion.........
  Capital lease obligations, net of current
    portion......................................
Stockholders' equity (deficit)
  Preferred stock................................
  Common stock...................................                             (31,082)         613      (30,469)      29,000
  Additional paid in capital.....................   (6,310,000)            13,730,882      349,387    7,770,269   24,971,000
  Retained earnings (deficit)....................                  83,000    (288,138)                 (205,138)      --
                                                   -----------  ---------  ----------  -----------  ------------  ----------
Total stockholders' equity (deficit).............   (6,310,000)    83,000  13,411,662      350,000    7,534,662   25,000,000
                                                   -----------  ---------  ----------  -----------  ------------  ----------
    Total liabilities and Stockholders' equity
      (deficit)..................................  $   --       $ 129,000  $13,411,662 $   250,000   $13,790,662  $25,000,000
                                                   -----------  ---------  ----------  -----------  ------------  ----------
                                                   -----------  ---------  ----------  -----------  ------------  ----------


                                                      (F)      ADJUSTMENTS
                                                   ----------  -----------
ASSETS
Current Assets:
  Cash and cash equivalents......................  $(6,310,000) 1$8,798,478
  Accounts receivable, net.......................
  Other current assets...........................
  Deferred tax asset.............................
                                                   ----------  -----------
Total current assets.............................  (6,310,000) 18,798,478
  Property and equipment, net....................
  Goodwill and intangibles, net..................
  Deferred costs.................................                (108,478)
  Other assets
                                                   ----------  -----------
  Total assets...................................  $(6,310,000) 1$8,690,000
                                                   ----------  -----------
                                                   ----------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Current portion of long term debt..............  $   --       $  --
  Current portion of capital lease obligations...
  Line of credit.................................
  Accounts payable...............................                  --
  Income taxes payable...........................
  Accrued expenses...............................
  Due to affiliates/stockholders.................  (6,310,000) (6,310,000)
  Deferred taxes.................................
  Deferred revenue...............................
                                                   ----------  -----------
Total current liabilities........................  (6,310,000) (6,310,000)
  Preferred stock subscription...................
  Long term debt, net of current portion.........
  Capital lease obligations, net of current
    portion......................................
Stockholders' equity (deficit)
  Preferred stock................................
  Common stock...................................                  29,000
  Additional paid in capital.....................              24,971,000
  Retained earnings (deficit)....................                  --
                                                   ----------  -----------
Total stockholders' equity (deficit).............      --      25,000,000
                                                   ----------  -----------
    Total liabilities and Stockholders' equity
      (deficit)..................................  $(6,310,000) 1$8,690,000
                                                   ----------  -----------
                                                   ----------  -----------

------------------------
(a) Records the liability for the cash portion of the consideration to be paid to the owners of the ISPs in connection with the Acquisitions.

(b) Records the deferred tax asset and deferred tax liability attributable to the temporary differences between the financial reporting and tax basis of assets and liabilities held in S corporations, consisting of deferred tax assets of $129,000 and deferred tax liabilities of $46,000.

(c) Records the purchase of the Internet service providers by the Company for $6,310,000 payable in cash and 782,000 shares of common stock. For purposes of computing the estimated purchase price for accounting purposes the value of the shares is determined using an estimated fair value of $9.50 per share, which represents a discount of 5% from the assumed initial public offering price of $10.00 per share, due to restrictions on the sale and transferability of the shares issued.

(d) Records the issuance and conversion of 70,000 shares of Series A Preferred Stock into 61,250 shares of common stock.

(e) Records the cash proceeds from the issuance of shares of the Company's common stock net of estimated offering costs. IPO costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

(f) Records the use of the IPO proceeds to pay the cash portion of consideration due to the owners of the ISPs in connection with the Acquisitions.

NOTE 4--ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

    The following table summarizes unaudited pro forma consolidated statement of operations adjustments.

                                                            ACQUISITION ADJUSTMENTS
                                               --------------------------------------------------
                                                  (A)          (B)           (C)          (D)          TOTAL
                                               ----------  -----------  -------------  ----------  -------------
Revenues.....................................  $   --      $   --       $    --        $   --      $    --
Costs and Expenses:

  Connectivity and operations................     (91,442)                                               (91,442)
  Selling, general and administrative........                  459,566                                   459,556
  Depreciation...............................
  Amortization...............................                               2,682,332                  2,682,332
                                               ----------  -----------  -------------  ----------  -------------
Total costs and expenses.....................     (91,442)     459,566      2,682,332      --          3,050,456
                                               ----------  -----------  -------------  ----------  -------------
Income (loss) from operations................      91,442     (459,566)    (2,682,332)     --         (3,050,456)
Other Income (expense).......................
  Other income (expense), net................
  Interest expense...........................
                                               ----------  -----------  -------------  ----------  -------------
Income before income tax provision...........      91,442     (459,566)    (2,682,332)     --         (3,050,456)
Income tax provision.........................                                              13,654         13,654
                                               ----------  -----------  -------------  ----------  -------------
Net income (loss)............................  $   91,442  $  (459,566) $  (2,682,332) $  (13,654) $  (3,064,110)
                                               ----------  -----------  -------------  ----------  -------------
                                               ----------  -----------  -------------  ----------  -------------

------------------------

(a) Reflects the compensation differential between the historical compensation paid to the former owners of the ISPs and the contractual compensation limits as a result of the Acquisitions.

(b) Reflects an increase in compensation expense to reflect the Company's new corporate management under contractual arrangements.

(c) Reflects the amortization of goodwill and other intangibles to be recorded as a result of the Acquisitions over a 5 year estimated life for goodwill and other intangibles related to the Internet service providers.

(d) Reflects the incremental provision for federal and state income taxes assuming all entities were subject to federal and state income tax and relating, to the other statements of operations adjustments and for income taxes on S Corporation income, assuming a corporate income tax rate of 40% and the non-deductibility of goodwill. The Company has not recorded an income tax benefit for the period.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
BiznessOnline.com, Inc.:

    We have audited the accompanying balance sheet of BiznessOnline.com, Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the period from July 1, 1998 (date of inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BiznessOnline.com, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the period from July 1, 1998 (date of inception) through December 31, 1998 in conformity with generally accepted accounting principles.


                                          /s/ KPMG LLP


Providence, Rhode Island
February 12, 1999

                            BIZNESSONLINE.COM, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1998

ASSETS

Current assets:
  Cash...........................................................................  $ 147,736
                                                                                   ---------
    Total current assets.........................................................    147,736
                                                                                   ---------
  Deferred costs.................................................................    108,478
                                                                                   ---------
    Total assets.................................................................  $ 256,214
                                                                                   ---------
                                                                                   ---------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable...............................................................  $  98,648
                                                                                   ---------
    Total current liabilities....................................................     98,648
                                                                                   ---------
Preferred stock subscriptions (note 4)...........................................    100,000
                                                                                   ---------
Stockholders' equity (notes 4 and 7):
  Class A preferred stock; $.01 par value; 1,000,000 shares authorized, none
    issued.......................................................................     --
  Common stock, $.01 par value; 39,000,000 shares authorized, 3,147,186 shares
    issued and outstanding.......................................................     31,472
  Additional paid-in capital.....................................................    151,528
  Accumulated deficit............................................................   (125,434)
                                                                                   ---------
    Total stockholders' equity...................................................     57,566
                                                                                   ---------
    Total liabilities and stockholders' equity...................................  $ 256,214
                                                                                   ---------
                                                                                   ---------

                 See accompanying notes to financial statements

                            BIZNESSONLINE.COM, INC.

                            STATEMENT OF OPERATIONS

     PERIOD FROM JULY 1, 1998 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1998

Operating expenses:
  General and administrative.....................................................  $ 125,434
                                                                                   ---------
    Total operating expenses.....................................................    125,434
                                                                                   ---------
    Operating and net loss.......................................................  $(125,434)
                                                                                   ---------
                                                                                   ---------
Net loss per share--basic and diluted............................................  $    (.04)
                                                                                   ---------
                                                                                   ---------
Weighted average shares outstanding--basic and diluted...........................  3,147,186
                                                                                   ---------
                                                                                   ---------

                See accompanying notes to financial statements.

                            BIZNESSONLINE.COM, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

     PERIOD FROM JULY 1, 1998 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1998

                                                                               ADDITIONAL                    TOTAL
                                                      PREFERRED     COMMON       PAID-IN    ACCUMULATED   STOCKHOLDERS'
                                                        STOCK        STOCK       CAPITAL      DEFICIT        EQUITY
                                                     -----------  -----------  -----------  ------------  ------------
Initial capitalization.............................   $  --                1           99        --               100
Additional capital contributions...................      --           --          182,900        --           182,900
Effect of 10,000 for 1 stock split (note 4)........      --            9,999       (9,999)       --            --
Effect of 3.147186 for 1 stock split (note 7)......      --           21,472      (21,472)       --            --
Net loss...........................................      --           --           --          (125,434)     (125,434)
                                                          -----   -----------  -----------  ------------  ------------
Balance at December 31, 1998.......................   $  --           31,472      151,528      (125,434)       57,566
                                                          -----   -----------  -----------  ------------  ------------
                                                          -----   -----------  -----------  ------------  ------------

                See accompanying notes to financial statements.

                            BIZNESSONLINE.COM, INC.

                            STATEMENT OF CASH FLOWS

     PERIOD FROM JULY 1, 1998 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1998

Cash flows from operating activities:
  Net loss.......................................................................  $(125,434)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Changes in net assets and liabilities:
      Increase in accounts payable...............................................     98,648
                                                                                   ---------
        Net cash used in operating activities....................................    (26,786)
                                                                                   ---------
Cash flows from financing activities:
  Capital contributions..........................................................    183,000
  Proceeds from preferred stock subscriptions....................................    100,000
  Increase in deferred costs.....................................................   (108,478)
                                                                                   ---------
        Net cash provided by financing activities................................    174,522
                                                                                   ---------
Net increase in cash.............................................................    147,736
Cash at beginning of period......................................................     --
                                                                                   ---------
Cash at end of period............................................................  $ 147,736
                                                                                   ---------
                                                                                   ---------

                See accompanying notes to financial statements.

                            BIZNESSONLINE.COM, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

(1) NATURE OF OPERATIONS

    BiznessOnline.com, Inc. (the"Company"), a Delaware Corporation, was incorporated on June 11, 1998 for the purpose of acquiring Internet service providers ("ISPs") serving individuals and small to medium-sized businesses. The Company has acquired all of the stock of Global 2000 Communications, Inc., an ISP, as of January 31, 1999 and intends to acquire the stock of 4 more ISPs (the "Acquisitions") simultaneously upon the closing of an initial public offering (the "IPO") of its common stock.

    The Company plans to consummate the Acquisitions in accordance with acquisition agreements negotiated with the current owners of each of the ISPs. The Acquisitions will be financed through the issuance of shares of common stock and the cash proceeds from the IPO.

    The Company has conducted activities to date which have related to the Acquisitions and developing its management team and corporate structure. Expenses subsequent to inception consist primarily of the salary and related travel costs of the Company's two employees, which costs have been charged to expense. The Company is dependent upon the IPO to close the pending Acquisitions. There is no assurance that the IPO and pending Acquisitions discussed will be completed or that the Company will be able to generate future operating revenues.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    (b) EARNINGS PER SHARE

    BiznessOnline.com, Inc. adopted the provisions of SFAS No. 128, "Earnings per Share," at inception. This statement requires the presentation of basic and diluted earnings per share for all periods presented. There were no common stock equivalents outstanding for the period presented; accordingly, basic and fully diluted earnings per share are the same.

(3) OPERATING LEASE

    The Company has one operating lease for office space entered into during January 1999 which expires December 2001. The minimum lease payment for the three years subsequent to December 31, 1998 are as follows:

1999...............................................................  $  30,140
2000...............................................................     30,140
2001...............................................................     30,140
                                                                     ---------
    Total..........................................................  $  90,420
                                                                     ---------
                                                                     ---------

(4) STOCKHOLDERS' EQUITY

    (a) COMMON STOCK

    In connection with the organization and initial capitalization of the Company on July 1, 1998 (date of inception), the Company's founding stockholders contributed an aggregate of $100 for 100 shares of common stock, $.01 par value ("Common Stock"), which the Company believes approximated the fair market value of the Company's Common Stock at that time.

    In addition, certain of the founding stockholders subsequently contributed $182,900 during 1998 to fund operating expenses and deferred offering costs.

    On December 20, 1998, the Company effected a 10,000 for one stock split of its issued and outstanding common stock to 1,000,000 shares. In February 1999, the Company increased the number of authorized common shares from 9,000,000 to 39,000,000 shares. All share data presented in the accompanying financial statements has been restated to reflect the increased number of authorized and outstanding shares of common stock. (See also Note 7.)

    (b) PREFERRED STOCK

    In December 1998, the Company received $100,000 in Preferred Stock subscriptions for its Class A Preferred Stock. In February 1999, the Company closed a private offering of the Class A Preferred Stock for a total of $350,000 (including the $100,000 previously subscribed) at an aggregate $5.00 per share. The Preferred Stock is automatically convertible into common stock at the conversion rate of $8.75 per preferred share divided by the IPO price at the time of the IPO.

(5) INCOME TAXES

    The tax effects of temporary differences that give rise to significant portions of potential deferred tax assets and deferred tax liabilities are presented below as of December 31, 1998:

Net operating loss................................................  $  50,174
Total deferred tax assets.........................................     50,174
Valuation allowance...............................................    (50,174)
Net deferred tax asset............................................     --

    The Company is in a net deferred tax asset position at December 31, 1998. However, as a newly formed organization, future profits are not certain. As such, the Company has established a valuation reserve for the entire amount of the net deferred tax asset.

(6) ACQUISITION

    On January 31, 1999 the Company acquired all of the shares of Global 2000 Communications, Inc. in exchange for a $580,000 note payable at the IPO and $2,720,000 payable in shares of common stock. The Company issued 272,000 shares of common stock. The number of shares of common stock issued is subject to adjustment based on the initial public offering price per share. The total purchase price is $3,300,000.

(7) SUBSEQUENT EVENT

    (a) In connection with the proposed IPO, the Company effected a 3.147186 for one stock split of its issued and outstanding common stock. All share and per share data presented in the accompanying financial statements has been restated to reflect the increased number of outstanding shares of common stock.

    (b) STOCK OPTION PLANS

    The Company has adopted a 1999 Stock Incentive Plan and a 1999 Non-Employee Director Stock Incentive Plan. The Stock Incentive Plan has reserved 500,000 shares of common stock for option grants, of which the Company has agreed to issue options to purchase 30,000 shares of common stock to the Company's chief financial officer at the initial public offering price. The Non-Employee Director Stock Incentive Plan has reserved 50,000 shares of common stock for option grants, of which the Company has agreed to issue options to purchase 22,500 shares of common stock to director nominees at the initial public offering price.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders
AlbanyNet, Inc.:

    We have audited the accompanying balance sheet of AlbanyNet Inc. ("AlbanyNet") as of December 31, 1998, and the related statements of income, stockholders' equity and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of AlbanyNet's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AlbanyNet Inc. as of December 31, 1998, and the results of its operations and its cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

                                                      /s/ KPMG LLP

Providence, Rhode Island
January 29, 1999

                                ALBANYNET, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1998

ASSETS
Current assets:
  Cash and cash equivalents.......................................................  $ 149,779
  Accounts receivable, net of allowance for doubtful accounts of $5,000...........     58,006
                                                                                    ---------
      Total current assets........................................................    207,785
                                                                                    ---------
Property and equipment (note 3):
  Computer and telecommunications equipment.......................................    214,788
  Less accumulated depreciation...................................................    162,679
                                                                                    ---------
      Net property and equipment..................................................     52,109
                                                                                    ---------
      Total assets................................................................  $ 259,894
                                                                                    ---------
                                                                                    ---------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of obligations under capital leases (note 3)...............  $  14,735
  Accounts payable................................................................      2,184
  Deferred revenue................................................................     48,866
                                                                                    ---------
      Total current liabilities...................................................     65,785
Long-term liabilities:
  Obligations under capital leases, excluding current installments (note 3).......      4,030
                                                                                    ---------
      Total liabilities...........................................................     69,815
                                                                                    ---------
Stockholders' equity:
  Common stock, $1 par value; 200 shares authorized, issued and outstanding.......        200
  Retained earnings...............................................................    189,879
                                                                                    ---------
      Total stockholders' equity..................................................    190,079
                                                                                    ---------
      Total liabilities and stockholders' equity..................................  $ 259,894
                                                                                    ---------
                                                                                    ---------

                 See accompanying notes to financial statements

                                ALBANYNET, INC.

                              STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                              1997        1998
                                                                                           ----------  ----------
Revenues.................................................................................  $  838,807   1,140,518
                                                                                           ----------  ----------
Operating expenses:
  Connectivity and operations............................................................     658,329     768,400
  Sales and marketing....................................................................      37,285      35,820
  General and administrative.............................................................       7,156      25,636
  Depreciation and amortization..........................................................      57,866      67,814
                                                                                           ----------  ----------
      Total operating expenses...........................................................     760,636     897,670
                                                                                           ----------  ----------
      Operating income...................................................................      78,171     242,848
Other income (expense):
  Interest expense.......................................................................      (4,724)     (3,272)
  Interest income........................................................................       2,507       5,369
  Other income...........................................................................       8,575      --
                                                                                           ----------  ----------
      Total other income.................................................................       6,358       2,097
                                                                                           ----------  ----------
      Net income.........................................................................  $   84,529     244,945
                                                                                           ----------  ----------
                                                                                           ----------  ----------
Net income per share--basic and diluted..................................................  $   422.65    1,224.73
                                                                                           ----------  ----------
                                                                                           ----------  ----------
Weighted average shares outstanding--basic and diluted...................................         200         200
                                                                                           ----------  ----------
                                                                                           ----------  ----------

                See accompanying notes to financial statements.

                                ALBANYNET, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                           RETAINED       TOTAL
                                                                                           EARNINGS    STOCKHOLDERS'
                                                                              COMMON     (ACCUMULATED     EQUITY
                                                                               STOCK       DEFICIT)     (DEFICIT)
                                                                            -----------  ------------  ------------
Balance at December 31, 1996..............................................   $     200       (39,629)      (39,429)
  Net income..............................................................      --            84,529        84,529
                                                                                 -----   ------------  ------------
Balance at December 31, 1997..............................................         200        44,900        45,100
  Distributions to stockholders...........................................      --           (99,966)      (99,966)
  Net income..............................................................      --           244,945       244,945
                                                                                 -----   ------------  ------------
Balance at December 31, 1998..............................................   $     200       189,879       190,079
                                                                                 -----   ------------  ------------
                                                                                 -----   ------------  ------------

                See accompanying notes to financial statements.

                                ALBANYNET, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                               1997        1998
                                                                                            ----------  ----------
Cash flows from operating activities:
  Net income..............................................................................  $   84,529     244,945
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.........................................................      57,866      67,814
    Changes in net assets and liabilities:
      Increase in accounts receivable--trade..............................................     (29,795)    (28,211)
      Decrease in accounts payable........................................................      (3,168)     (7,236)
      Increase (decrease) in deferred revenue.............................................      24,931     (11,666)
                                                                                            ----------  ----------
        Net cash provided by operating activities.........................................     134,363     265,646
                                                                                            ----------  ----------
Cash flows from investing activities:
  Capital expenditures....................................................................     (55,413)    (30,014)
                                                                                            ----------  ----------
        Net cash used in investing activities.............................................     (55,413)    (30,014)
                                                                                            ----------  ----------
Cash flows from financing activities:
  Principal payments under capital lease obligations......................................     (25,355)    (30,859)
  Distribution to stockholders............................................................      --         (99,966)
  Repayments of long-term debt............................................................     (24,033)    (38,149)
                                                                                            ----------  ----------
        Net cash used in financing activities.............................................     (49,388)   (168,974)
                                                                                            ----------  ----------
        Net increase in cash and cash equivalents.........................................      29,562      66,658
Cash and cash equivalents at beginning of year............................................      53,559      83,121
                                                                                            ----------  ----------
Cash and cash equivalents at end of year..................................................  $   83,121     149,779
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Supplemental cash flow information:
  Non-cash financing activities:
    Capital lease obligations of $35,808 and $13,829 were incurred in 1997 and 1998, respectively.

    Interest paid was $4,724 and $3,272 in 1997 and 1998, respectively.

                See accompanying notes to financial statements.

                                ALBANYNET, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

(1) NATURE OF OPERATIONS

    AlbanyNet, Inc. ("AlbanyNet") was incorporated in 1996. AlbanyNet is a provider of Internet access and offers a broad spectrum of Internet access services to both individual and business customers ranging from dial-up services to continuous access services using dedicated telephone connections and Web hosting services.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, including estimates of the allowance for doubtful accounts and provisions for sales credits, that affect the amounts reported in the financial statements. Actual results may differ from those estimates.

    (b) REVENUE RECOGNITION

    AlbanyNet recognizes revenue when services are provided. Services are generally billed in advance. Advance billings are recorded as deferred revenue and recognized as revenue when earned over the period of service.

    (c) CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, AlbanyNet considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    (d) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using an accelerated method over the estimated useful lives of the assets for property and equipment. The estimated useful lives of the assets range from three to five years. AlbanyNet leases certain of its data communications and other equipment under capital lease agreements. The assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments or the fair value of the assets under the lease. Assets under capital lease are depreciated over the shorter of their estimated useful lives or the lease term.

    (e) INCOME TAXES

    As a subchapter S corporation, AlbanyNet's income is taxed at the stockholder level, therefore except for certain local business income taxes, no income tax provision has been included in the financial statements.

    (f) ADVERTISING COSTS

    AlbanyNet incurs advertising costs associated with the marketing of its services. These costs of advertising are expensed as incurred. Advertising expense totaled $36,635 and $28,894 for the years ended December 31, 1997 and 1998, respectively.

    (g) IMPAIRMENT OF LONG-LIVED ASSETS

    Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

    (h) EARNINGS PER SHARE

    AlbanyNet adopted the provisions of SFAS No. 128, "Earnings per Share," on December 31, 1997. This statement requires the presentation of basic and diluted earnings per share for all periods presented. There were no common stock equivalents outstanding for any of the periods presented; accordingly, basic and fully diluted earnings per share are the same.

(3) LEASES

    AlbanyNet leases certain equipment under capital lease agreements that expire at various dates through August 2000. At December 31, 1998, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

Computer and telecommunications equipment..........................................  $  77,062
Less accumulated amortization......................................................     57,832
                                                                                     ---------
                                                                                     $  19,230
                                                                                     ---------
                                                                                     ---------

    AlbanyNet has several operating leases for office space and office equipment, with expiration dates through July 2000. Rental expense for operating leases during 1997 and 1998 was $7,200 and $10,225, respectively.

    Future minimum lease payments under capital and operating leases as of December 31, 1998 are as follows:

                                                                           CAPITAL    OPERATING
YEAR ENDED DECEMBER 31:                                                    LEASES      LEASES
------------------------------------------------------------------------  ---------  -----------
        1999............................................................  $  15,753      17,506
        2000............................................................      4,183       5,253
                                                                          ---------  -----------
        Total minimum lease payment.....................................     19,936      22,759
                                                                                     -----------
                                                                                     -----------
        Less amount representing interest (at 10%)......................      1,171
                                                                          ---------
        Present value of minimum capital lease payments.................     18,765
        Less current installments of obligations under capital leases...     14,735
                                                                          ---------
        Obligations under capital leases, excluding current
          installments..................................................  $   4,030
                                                                          ---------
                                                                          ---------

(4) COMMITMENTS

    AlbanyNet has entered into several contracts with vendors that provide certain telephone related line access services and advertising. Following are the commitments for each of the five years subsequent to December 31, 1998:

        1999......................................................................  $  72,161
        2000......................................................................     71,160
        2001......................................................................     71,160
        2002......................................................................      5,160
        2003......................................................................      5,160
        Thereafter................................................................      6,020
                                                                                    ---------
          Total...................................................................  $ 230,821
                                                                                    ---------
                                                                                    ---------

(5) SUBSEQUENT EVENT (UNAUDITED)

    AlbanyNet's stockholders have entered into a merger and stock purchase agreement whereby they will sell all of the shares in the Company to BiznessOnline.com, Inc. (the acquirer) for cash concurrent with the consummation of the initial public offering ("IPO") of the common stock of the acquirer. Upon consummation of the offering, the acquirer will become the sole stockholder of AlbanyNet. Subsequent to the acquisition, AlbanyNet will be merged into a subsidiary of the acquirer.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders
Borg Internet Services, Inc.:

    We have audited the accompanying balance sheet of Borg Internet Services, Inc. (Borg) as of December 31, 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of Borg's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Borg Internet Services, Inc. as of December 31, 1998, and the results of its operations and its cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Providence, Rhode Island
January 22, 1999

                          BORG INTERNET SERVICES, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1998

ASSETS

Current assets:
  Cash............................................................................  $  25,189
  Accounts receivable, net of allowance for doubtful accounts of $20,000..........     65,819
  Deferred tax asset..............................................................     13,658
  Other current assets............................................................      3,349
                                                                                    ---------
      Total current assets........................................................    108,015
                                                                                    ---------
Property and equipment, net (notes 3 and 4).......................................    197,532
Goodwill, net of amortization of $64,601..........................................     43,067
                                                                                    ---------
      Total assets................................................................  $ 348,614
                                                                                    ---------
                                                                                    ---------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Notes payable (note 5)..........................................................  $  37,581
  Current installments of obligations under capital leases (note 4)...............     48,004
  Accounts payable................................................................     13,156
  Income taxes payable............................................................     24,799
  Accrued expenses................................................................     57,654
  Deferred revenue................................................................    119,095
                                                                                    ---------
      Total current liabilities...................................................    300,289

Long-term liabilities:
  Obligations under capital leases, excluding current installments (note 4).......     78,608
                                                                                    ---------
      Total liabilities...........................................................    378,897
                                                                                    ---------
Stockholders' equity (deficit):
  Common stock, $.01 par value; 25,000 shares authorized, 3 shares issued and
    outstanding...................................................................          1
  Additional paid-in capital......................................................        299
  Accumulated deficit.............................................................    (30,583)
                                                                                    ---------
      Total stockholders' equity (deficit)........................................    (30,283)
                                                                                    ---------
      Total liabilities and stockholders' equity (deficit)........................  $ 348,614
                                                                                    ---------
                                                                                    ---------

                See accompanying notes to financial statements.

                          BORG INTERNET SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                              1997        1998
                                                                                           ----------  ----------
Revenues.................................................................................  $  505,970     832,734
                                                                                           ----------  ----------
Operating expenses:
  Connectivity and operations............................................................     319,127     601,890
  Sales and marketing....................................................................      35,046      90,687
  General and administrative.............................................................      29,932      45,338
  Depreciation and amortization..........................................................      86,443     124,115
                                                                                           ----------  ----------
      Total operating expenses...........................................................     470,548     862,030
                                                                                           ----------  ----------
      Operating income (loss)............................................................      35,422     (29,296)
Interest expense.........................................................................      (4,467)    (11,717)
                                                                                           ----------  ----------
      Income (loss) before taxes.........................................................      30,955     (41,013)
Income taxes (benefit) (note 6)..........................................................      12,383     (12,056)
                                                                                           ----------  ----------
      Net income (loss)..................................................................  $   18,572     (28,957)
                                                                                           ----------  ----------
                                                                                           ----------  ----------
Net income (loss) per share--basic and diluted...........................................  $ 6,190.67   (9,652.33)
                                                                                           ----------  ----------
                                                                                           ----------  ----------
Weighted average shares outstanding--basic and diluted...................................           3           3
                                                                                           ----------  ----------
                                                                                           ----------  ----------

                See accompanying notes to financial statements.

                          BORG INTERNET SERVICES, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                              RETAINED        TOTAL
                                                                              ADDITIONAL      EARNINGS     STOCKHOLDERS'
                                                                  COMMON        PAID-IN     (ACCUMULATED      EQUITY
                                                                   STOCK        CAPITAL       DEFICIT)      (DEFICIT)
                                                                -----------  -------------  -------------  ------------
Balance at December 31, 1996..................................   $       1           299        (20,198)       (19,898)
  Net income..................................................      --            --             18,572         18,572
                                                                     -----           ---    -------------  ------------
Balance at December 31, 1997..................................           1           299         (1,626)        (1,326)
  Net loss....................................................      --            --            (28,957)       (28,957)
                                                                     -----           ---    -------------  ------------
Balance at December 31, 1998..................................   $       1           299        (30,583)       (30,283)
                                                                     -----           ---    -------------  ------------
                                                                     -----           ---    -------------  ------------

                See accompanying notes to financial statements.

                          BORG INTERNET SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                               1997        1998
                                                                                            -----------  ---------
Cash flows from operating activities:
  Net income (loss).......................................................................  $    18,572    (28,957)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization.........................................................       86,443    124,115
    Changes in net assets and liabilities:
      Decrease (increase) in accounts receivable--trade...................................      (60,930)     8,916
      Decrease (increase) in other current assets.........................................       (4,264)       917
      Increase (decrease) in accounts payable.............................................       34,646    (37,053)
      Increase (decrease) in income taxes payable.........................................       23,090     (1,349)
      Increase in deferred taxes, net.....................................................      (10,707)   (10,707)
      Increase (decrease) in accrued expenses.............................................       11,517    (18,745)
      Increase in deferred revenue........................................................       22,174     57,968
                                                                                            -----------  ---------
        Net cash provided by operating activities.........................................      120,541     95,105
                                                                                            -----------  ---------
Cash flows from investing activities:
  Capital expenditures....................................................................     (111,652)   (53,553)
                                                                                            -----------  ---------
        Net cash used in investing activities.............................................     (111,652)   (53,553)
                                                                                            -----------  ---------
Cash flows from financing activities:
  Principal payments under capital lease obligations......................................           --    (15,727)
  Repayments of long-term debt............................................................      (12,000)   (12,000)
                                                                                            -----------  ---------
        Net cash used in financing activities.............................................      (12,000)   (27,727)
                                                                                            -----------  ---------
        Net increase (decrease) in cash...................................................       (3,111)    13,825
Cash at beginning of year.................................................................       14,475     11,364
                                                                                            -----------  ---------
Cash at end of year.......................................................................  $    11,364     25,189
                                                                                            -----------  ---------
                                                                                            -----------  ---------
Supplemental cash flow information:
  Non-cash financing activities:
    Capital lease obligations of $142,339 were incurred in 1998.

    Interest paid was $0 in 1997 and $4,039 in 1998.

                See accompanying notes to financial statements.

                          BORG INTERNET SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

(1) NATURE OF OPERATIONS

    Borg Internet Services, Inc. ("Borg") was incorporated in 1995. Borg is a provider of Internet access and offers a broad spectrum of Internet access services to both individual and business customers ranging from dial-up services to continuous access services using dedicated telephone connections and Web hosting services.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, including estimates of the allowance for doubtful accounts and provisions for sales credits, that affect the amounts reported in the financial statements. Actual results may differ from those estimates.

    (b) REVENUE RECOGNITION

    Borg recognizes revenue when services are provided. Services are generally billed in advance. Advance billings are recorded as deferred revenue and recognized as revenue when earned over the period of service.

    (c) CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, Borg considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    (d) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using an accelerated method over the estimated useful lives of the assets for property and equipment. The estimated useful lives of the assets range from three to five years. Borg leases certain of its data communications and other equipment under capital lease agreements. The assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments or the fair value of the assets under the lease. Assets under capital lease are depreciated over the shorter of their estimated useful lives or the lease term.

    (e) GOODWILL

    Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, which is five years. Borg assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting Borg's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

    (f) INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (g) ADVERTISING COSTS

    Borg incurs advertising costs associated with the marketing of its services. These costs of advertising are expensed as incurred. Advertising expense totaled $21,641 and $49,559 for the years ended December 31, 1997 and 1998, respectively.

    (h) IMPAIRMENT OF LONG-LIVED ASSETS

    Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

    (i) EARNINGS PER SHARE

    Borg adopted the provisions of SFAS No. 128, "Earnings per Share," on December 31, 1997. This statement requires the presentation of basic and diluted earnings per share for all periods presented. There were no common stock equivalents outstanding for any of the periods presented; accordingly, basic and fully diluted earnings per share are the same.

(3) PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at December 31, 1998:

Computer and telecommunications equipment.........................  $ 394,082
Office equipment..................................................      2,824
                                                                    ---------
Property and equipment............................................    396,906
Less accumulated depreciation and amortization....................    199,374
                                                                    ---------
Net property and equipment........................................  $ 197,532
                                                                    ---------
                                                                    ---------

(4) LEASES

    Borg leases certain equipment under capital lease agreements that expire at various dates through August 2001. At December 31, 1998, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

Computer and telecommunications equipment.........................  $ 142,339
Less accumulated amortization.....................................     17,726
                                                                    ---------
                                                                    $ 124,613
                                                                    ---------
                                                                    ---------

    Borg has one operating lease for office space and office equipment on a month to month basis. Rental expense for operating leases during 1997 and 1998 was $9,954 and $12,974, respectively.

    Future minimum lease payments under capital leases as of December 31, 1998 are as follows:

                                                                                      CAPITAL
YEAR ENDED DECEMBER 31:                                                               LEASES
-----------------------------------------------------------------------------------  ---------
        1999.......................................................................  $  58,504
        2000.......................................................................     53,883
        2001.......................................................................     31,488
                                                                                     ---------
        Total minimum lease payments...............................................    143,875
        Less amounts representing interest (at 10%)................................     17,263
                                                                                     ---------
        Present value of minimum capital lease payments............................    126,612
        Less current installments of obligations under capital leases..............     48,004
                                                                                     ---------
        Obligations under capital leases, excluding current installments...........  $  78,608
                                                                                     ---------
                                                                                     ---------

(5) NOTES PAYABLE

    The notes payable are due to related parties. The notes bear interest at 10% and are due and payable.

(6) INCOME TAXES

    Income tax expense (benefit) for the years ended December 31, 1997 and 1998, consists of the following:

                                                                 CURRENT   DEFERRED     TOTAL
                                                                ---------  ---------  ---------
1997:
  Federal.....................................................  $  17,287     (8,000)     9,287
  State.......................................................      5,803     (2,707)     3,096
                                                                ---------  ---------  ---------
                                                                $  23,090    (10,707)    12,383
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------
1998:
  Federal.....................................................  $  (1,000)    (8,000)    (9,000)
  State.......................................................       (349)    (2,707)    (3,056)
                                                                ---------  ---------  ---------
                                                                $  (1,349)   (10,707)   (12,056)
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    Income tax expense (benefit) amounted to $12,383 for 1997 (an effective rate of 40%) and $(12,056) for 1998 (an effective rate of 29%). The actual expense (benefit) for both 1997 and 1998 differs from the "expected" tax expense (benefit) for those years (computed by applying the U.S. federal corporate income tax rate of 34% to income (loss) before income taxes) as follows:

                                                                             1997       1998
                                                                           ---------  ---------
Computed "expected" tax expense (benefit)................................  $  10,525    (13,944)
Increase in income taxes resulting from:
    State income taxes, net of federal income tax benefit................      2,403     (2,017)
    Other................................................................       (185)     3,905
                                                                           ---------  ---------
                                                                           $  12,383    (12,056)
                                                                           ---------  ---------
                                                                           ---------  ---------

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1998 are presented below:

                                                                             1997       1998
                                                                           ---------  ---------
Deferred tax assets:
  Goodwill...............................................................  $  --          5,658
  Bad debt reserve.......................................................      4,000      8,000
                                                                           ---------  ---------
      Gross deferred tax asset...........................................      4,000     13,658
                                                                           ---------  ---------
Deferred tax liability:
  Goodwill...............................................................     (1,049)    --
                                                                           ---------  ---------
      Gross deferred tax liabilities.....................................     (1,049)    --
                                                                           ---------  ---------
      Net deferred tax asset.............................................  $   2,951     13,658
                                                                           ---------  ---------
                                                                           ---------  ---------

    Management has concluded that it is more likely than not that Borg will have sufficient taxable income of an appropriate character within the carryback and carryforward period permitted by current tax law to allow for the utilization of the deductible amounts generating the deferred tax asset.

(7) COMMITMENTS

    Borg has entered into contracts with two vendors who provide certain telephone related line access services. The contracts expire in April 1999, the commitment for 1999 is $14,419.

(8) SUBSEQUENT EVENT (UNAUDITED)

    Borg's stockholders have entered into a merger agreement whereby they will exchange all of the shares in the Company to BiznessOnline. Com, Inc. (acquirer) in exchange for cash and shares of common stock of the acquirer concurrent with the consummation of the initial public offering ("IPO") of the common stock of the acquirer. Upon consummation of the offering, the acquirer will become the sole stockholder of Borg. Subsequent to the acquisition, Borg will merge into a subsidiary of the acquirer.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders
Caravela Software, Inc.:

    We have audited the accompanying balance sheet of Caravela Software, Inc. (Caravela) as of December 31, 1998 and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of Caravela's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Caravela Software, Inc. as of December 31, 1998, and the results of its operations and its cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Providence, Rhode Island
February 2, 1999

                            CARAVELA SOFTWARE, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1998

ASSETS

Current assets:
  Cash............................................................................  $  30,760
  Accounts receivable, net of allowance for doubtful accounts of $43,259..........    189,643
  Deferred tax asset..............................................................     94,745
                                                                                    ---------
      Total current assets........................................................    315,148
                                                                                    ---------
Property and equipment, net (note 3)..............................................    234,923
Organizational costs, net of amortization of $611.................................         57
                                                                                    ---------
      Total assets................................................................  $ 550,128
                                                                                    ---------
                                                                                    ---------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable to stockholders (note 7)...........................................  $  58,969
  Current portion of long-term debt (note 6)......................................     71,009
  Line of credit (note 5).........................................................     50,000
  Accounts payable................................................................     55,133
  Accrued expenses................................................................     23,657
  Income tax payable..............................................................      7,925
  Deferred taxes (note 8).........................................................     93,162
  Deferred revenue................................................................    115,436
                                                                                    ---------
      Total current liabilities...................................................    475,291

Long-term liabilities:
  Long-term debt (note 6).........................................................      6,816
                                                                                    ---------
      Total liabilities...........................................................    482,107
                                                                                    ---------
Stockholders' equity:
  Common stock, $10 par value; 5,000 shares authorized, 100 shares issued and
    outstanding...................................................................      1,000
  Retained earnings...............................................................     67,021
                                                                                    ---------
      Total stockholders' equity..................................................     68,021
                                                                                    ---------
      Total liabilities and stockholders' equity..................................  $ 550,128
                                                                                    ---------
                                                                                    ---------

                See accompanying notes to financial statements.

                            CARAVELA SOFTWARE, INC.

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                             1997         1998
                                                                                         ------------  ----------
Revenues...............................................................................  $  1,516,112   1,879,410
                                                                                         ------------  ----------
Operating expenses:
  Connectivity and operations..........................................................     1,328,076   1,520,192
  Sales and marketing..................................................................        73,455     151,261
  General and administrative...........................................................        79,489       5,500
  Depreciation and amortization........................................................       118,485     117,146
                                                                                         ------------  ----------
      Total operating expenses.........................................................     1,599,505   1,794,099
                                                                                         ------------  ----------
      Operating income (loss)..........................................................       (83,393)     85,311
                                                                                         ------------  ----------
Other income (expense):
  Loss on disposal of equipment........................................................            --     (78,993)
  Interest expense.....................................................................        (9,453)    (21,406)
  Other income.........................................................................           267      11,092
                                                                                         ------------  ----------
      Total other income (expense).....................................................        (9,186)    (89,307)
                                                                                         ------------  ----------
      Loss before income taxes.........................................................       (92,579)     (3,996)
Income tax benefit (note 8)............................................................        37,031       1,598
                                                                                         ------------  ----------
      Net income (loss)................................................................  $    (55,548)     (2,398)
                                                                                         ------------  ----------
                                                                                         ------------  ----------
Net income (loss) per share--basic and diluted.........................................  $    (555.48)     (23.98)
                                                                                         ------------  ----------
                                                                                         ------------  ----------
Weighted average shares outstanding--basic and diluted.................................           100         100
                                                                                         ------------  ----------
                                                                                         ------------  ----------

                See accompanying notes to financial statements.

                            CARAVELA SOFTWARE, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                                           TOTAL
                                                                                  COMMON     RETAINED   STOCKHOLDERS'
                                                                                   STOCK     EARNINGS      EQUITY
                                                                                -----------  ---------  ------------
Balance at December 31, 1996..................................................   $   1,000     124,967      125,967
  Net loss....................................................................      --         (55,548)     (55,548)
                                                                                -----------  ---------  ------------
Balance at December 31, 1997..................................................       1,000      69,419       70,419
  Net loss....................................................................      --          (2,398)      (2,398)
                                                                                -----------  ---------  ------------
Balance at December 31, 1998..................................................   $   1,000      67,021       68,021
                                                                                -----------  ---------  ------------
                                                                                -----------  ---------  ------------

                See accompanying notes to financial statements.

                            CARAVELA SOFTWARE, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                              1997         1998
                                                                                           -----------  ----------
Cash flows from operating activities:
  Net income (loss)......................................................................  $   (55,548)     (2,398)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization........................................................      118,485     117,146
    Loss on disposal of equipment........................................................      --           78,993
    Changes in net assets and liabilities:
      Decrease (increase) in accounts receivable--trade..................................       81,230     (52,390)
      Decrease in other current assets...................................................      --            1,000
      Increase (decrease) in accounts payable............................................       79,278     (31,019)
      Increase (decrease) in income tax payable..........................................       26,103     (18,178)
      Increase (decrease) in deferred taxes..............................................      (76,782)     15,897
      Decrease in accrued expenses.......................................................      (49,085)     (6,658)
      Increase in deferred revenue.......................................................       27,954      34,491
                                                                                           -----------  ----------
        Net cash provided by operating activities........................................      151,635     136,884
                                                                                           -----------  ----------
Cash flows from investing activities:
  Proceeds from disposal of equipment....................................................      --            6,952
  Capital expenditures...................................................................     (182,737)   (151,929)
                                                                                           -----------  ----------
        Net cash used in investing activities............................................     (182,737)   (144,977)
                                                                                           -----------  ----------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt...............................................       85,009     107,430
  Principal payments under capital lease obligations.....................................      (13,365)    (14,555)
  Repayments of long-term debt...........................................................      (19,605)    (75,000)
                                                                                           -----------  ----------
        Net cash provided by financing activities........................................       52,039      17,875
                                                                                           -----------  ----------
        Net increase in cash.............................................................       20,937       9,782
Cash at beginning of year................................................................           41      20,978
                                                                                           -----------  ----------
Cash at end of year......................................................................  $    20,978      30,760
                                                                                           -----------  ----------
                                                                                           -----------  ----------
Supplemental cash flow information:
  Interest of $9,722 and $20,415 was paid in 1997 and 1998, respectively.
  Income taxes of $8,000 and $0 were paid in 1997 and 1998, respectively.

                See accompanying notes to financial statements.

                            CARAVELA SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

(1) NATURE OF OPERATIONS

    Caravela Software, Inc. ("Caravela") was incorporated in 1994 and operates under the name Connix. Caravela is a provider of Internet access and offers a broad spectrum of Internet access services to both individual and business customers ranging from dial-up services to continuous access services using dedicated telephone connections and Web hosting services.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, including estimates of the allowance for doubtful accounts and provisions for sales credits, that affect the amounts reported in the financial statements. Actual results may differ from those estimates.

    (b) REVENUE RECOGNITION

    Caravela recognizes revenue when services are provided. Services are generally billed in advance. Advance billings are recorded as deferred revenue and recognized as revenue when earned over the period of service.

    (c) CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, Caravela considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    (d) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using an accelerated method over the estimated useful lives of the assets for property and equipment. The estimated useful lives of the assets range from three to five years. Caravela leases certain of its data communications and other equipment under capital lease agreements. The assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments or the fair value of the assets under the lease. Assets under capital lease are depreciated over the shorter of their estimated useful lives or the lease term.

    (e) INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. For income tax reporting purposes, Caravela is on the cash method of accounting.

    (f) ADVERTISING COSTS

    Caravela incurs advertising costs associated with the marketing of its services. These costs of advertising are expensed as incurred. Advertising expense totaled $49,416 and $96,804 for the years ended December 31, 1997 and 1998, respectively.

    (g) IMPAIRMENT OF LONG-LIVED ASSETS

    Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

    (h) EARNINGS PER SHARE

    Caravela adopted the provisions of SFAS No. 128, "Earnings per Share," on December 31, 1997. This statement requires the presentation of basic and diluted earnings per share for all periods presented. There were no common stock equivalents outstanding for any of the periods presented; accordingly, basic and fully diluted earnings per share are the same.

(3) PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at December 31, 1998:

Computer, telecommunications and office equipment.................  $ 450,692
Less accumulated depreciation.....................................    215,769
                                                                    ---------
Net property and equipment........................................  $ 234,923
                                                                    ---------
                                                                    ---------

(4) LEASES

    Caravela has two operating leases for office space on a month-to-month basis. Caravela also had three capital leases for office equipment which were paid in full during 1998. Rental expense for operating leases during 1997 and 1998 was $39,154 and $32,280, respectively.

(5) LINE OF CREDIT

    At December 31, 1998, Caravela maintained a $50,000 Revolving Line of Credit with a bank. The Revolving Line of Credit bears interest at prime plus 2% (prime rate was 7.75% at December 31, 1998) and is payable on demand.

(6) LONG-TERM DEBT

    Long-term debt at December 31, 1998 consists of the following:

9% note payable to bank in monthly installments of $3,426, including interest, due February 2000, secured by the personal guarantee of the stockholders and certain property and equipment owned by Caravela........  $  45,415
9.25% note payable to bank in monthly installments of $3,435 per month, including interest, due November 1999 secured by the personal guarantee of the stockholders and certain property and equipment owned by
  Caravela.................................................................     32,410
                                                                             ---------
                                                                                77,825
Less current portion.......................................................     71,009
                                                                             ---------
Long-term debt, excluding current portion..................................  $   6,816
                                                                             ---------
                                                                             ---------

    The aggregate maturities of long-term debt for each of the two years subsequent to December 31, 1998 are as follows: 1999, $71,009 and 2000, $6,816.

(7) NOTE PAYABLE TO STOCKHOLDERS

    The note payable is due to the stockholders of Caravela and bears interest at 10%. The note payable will mature in 1999.

(8) INCOME TAXES

    Income tax expense (benefit) for the years ended December 31, 1997 and 1998, consists of the following:

                                                                CURRENT    DEFERRED     TOTAL
                                                               ----------  ---------  ---------
1997:
  Federal....................................................  $   29,813    (57,587)   (27,774)
  State......................................................       9,938    (19,195)    (9,257)
                                                               ----------  ---------  ---------
                                                               $   39,751    (76,782)   (37,031)
                                                               ----------  ---------  ---------
                                                               ----------  ---------  ---------
1998:
  Federal....................................................  $  (13,121)    11,923     (1,198)
  State......................................................      (4,374)     3,974       (400)
                                                               ----------  ---------  ---------
                                                               $  (17,495)    15,897     (1,598)
                                                               ----------  ---------  ---------
                                                               ----------  ---------  ---------

    Income tax expense (benefit) amounted to $(37,031) for 1997 (an effective rate of 40%) and $(1,598) for 1998 (an effective rate of 40%). The actual expense (benefit) for both 1997 and 1998 differs from the "expected" tax expense (benefit) for those years (computed by applying the U.S. federal corporate income tax rate of 34% to income (loss) before income taxes) as follows:

                                                                              1997       1998
                                                                           ----------  ---------
Computed "expected" tax expense (benefit)................................  $  (31,477)    (1,359)
Increase in income taxes resulting from:
  State income taxes, net of federal income tax benefit..................      (5,554)      (239)
                                                                           ----------  ---------
                                                                           $  (37,031)    (1,598)
                                                                           ----------  ---------
                                                                           ----------  ---------

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1998 are presented below:

                                                                             1997       1998
                                                                          ----------  ---------
Deferred tax assets:
  Accounts payable......................................................  $   34,460     22,053
  Accrued expenses......................................................       5,544      9,214
  Bad debt reserve......................................................      24,000     17,304
  Deferred revenue......................................................      32,378     46,174
                                                                          ----------  ---------
      Gross deferred tax asset..........................................      96,382     94,745
                                                                          ----------  ---------
Deferred tax liability:
  Accounts receivable...................................................     (78,902)   (93,162)
                                                                          ----------  ---------
      Gross deferred tax liabilities....................................     (78,902)   (93,162)
                                                                          ----------  ---------
      Net deferred tax asset............................................  $   17,480      1,583
                                                                          ----------  ---------
                                                                          ----------  ---------

    Management has concluded that it is more likely than not that Caravela will have sufficient taxable income of an appropriate character within the carryback and carryforward period permitted by current tax law to allow for the utilization of the deductible amounts generating the deferred tax asset.

(9) DEFINED CONTRIBUTION PLAN

    Caravela sponsors a 401(k) Plan for all employees meeting certain eligibility requirements. Caravela contributes 35% of the employees' contribution, up to 6% of each employee's eligible compensation. The employer matching contribution was $5,436 and $9,487 in 1997 and 1998, respectively. In addition the plan provides for a voluntary annual profit sharing contribution. Caravela contributed $12,798 in 1997 and $0 in 1998.

(10) COMMITMENTS

    Caravela has entered into several contracts with vendors that provide certain telephone related line access services with various expiration dates. Following are the commitments for each of the two years subsequent to December 31, 1998:

1999...............................................................  $  32,840
2000...............................................................     23,200
                                                                     ---------
    Total..........................................................  $  56,040
                                                                     ---------
                                                                     ---------

(11) SUBSEQUENT EVENT (UNAUDITED)

    Caravela's stockholders have entered into a merger agreement whereby they will exchange all of the shares in the Company to BiznessOnline.com, Inc. (the acquirer) in exchange for cash and shares of common stock of the acquirer concurrent with the consummation of the initial public offering ("IPO") of the common stock of the acquirer. Upon consummation of the offering, the acquirer will become the sole stockholder of Caravela. Subsequent to the acquisition, Caravela will merge into a subsidiary of the acquirer.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Global 2000 Communications, Inc.:

    We have audited the accompanying balance sheet of Global 2000
Communications, Inc. (Global 2000) as of December 31, 1998, and the related statements of income, stockholders' equity and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of Global 2000 management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global 2000 Communications, Inc. as of December 31, 1998, and the results of its operations and its cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Providence, Rhode Island
January 31, 1999

                        GLOBAL 2000 COMMUNICATIONS, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1998

ASSETS

Current assets:
  Cash and cash equivalents.......................................................  $ 260,131
  Accounts receivable--trade, net of allowance for doubtful accounts of $18,000...    114,952
                                                                                    ---------
      Total current assets........................................................    375,083
                                                                                    ---------
Property and equipment, net (note 3)..............................................    243,035
Other assets, net.................................................................      4,418
                                                                                    ---------
      Total assets................................................................  $ 622,536
                                                                                    ---------
                                                                                    ---------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt (note 6)...................................  $   7,288
  Obligations under capital lease (note 4)........................................      3,846
  Accrued expenses................................................................     64,615
  Deferred revenue................................................................    258,268
                                                                                    ---------
      Total current liabilities...................................................    334,017

Long-term liabilities:
  Long-term debt, excluding current maturities (note 6)...........................     96,496
                                                                                    ---------
      Total liabilities...........................................................    430,513
                                                                                    ---------
Stockholders' equity:
  Common stock, no par value; 200 shares authorized, issued and outstanding            27,500
  Retained earnings...............................................................    164,523
                                                                                    ---------
      Total stockholders' equity..................................................    192,023
                                                                                    ---------
      Total liabilities and stockholders' equity..................................  $ 622,536
                                                                                    ---------
                                                                                    ---------

                See accompanying notes to financial statements.

                        GLOBAL 2000 COMMUNICATIONS, INC.

                              STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                             1997         1998
                                                                                         ------------  ----------
Revenues...............................................................................  $  1,108,980   1,738,613
                                                                                         ------------  ----------
Operating expenses:
  Connectivity and operations (note 5).................................................       809,374     927,769
  Sales and marketing..................................................................        71,513     366,229
  General and administrative (note 7)..................................................        76,640     114,105
  Depreciation and amortization........................................................        43,690      58,672
                                                                                         ------------  ----------
      Total operating expenses.........................................................     1,001,217   1,466,775
                                                                                         ------------  ----------
      Operating income.................................................................       107,763     271,838
Other income (expense), net:
  Interest and other income............................................................         2,836       2,938
  Loss on disposal of equipment........................................................       (10,338)    (21,431)
  Interest expense.....................................................................       (14,375)    (13,573)
                                                                                         ------------  ----------
      Total other income (expense), net................................................       (21,877)    (32,066)
                                                                                         ------------  ----------
      Net income.......................................................................  $     85,886     239,772
                                                                                         ------------  ----------
                                                                                         ------------  ----------
Net income per share--basic and diluted................................................  $     429.43    1,198.86
                                                                                         ------------  ----------
                                                                                         ------------  ----------
Weighted average shares outstanding--basic and diluted.................................           200         200
                                                                                         ------------  ----------
                                                                                         ------------  ----------

                See accompanying notes to financial statements.

                        GLOBAL 2000 COMMUNICATIONS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                                         TOTAL
                                                                                COMMON     RETAINED   STOCKHOLDERS'
                                                                                 STOCK     EARNINGS      EQUITY
                                                                               ---------  ----------  ------------
Balance at December 31, 1996.................................................  $  27,500      25,865       53,365
  Distributions to shareholders..............................................     --         (81,000)     (81,000)
  Net income.................................................................     --          85,886       85,886
                                                                               ---------  ----------  ------------
Balance at December 31, 1997.................................................     27,500      30,751       58,251
  Distributions to shareholders..............................................     --        (106,000)    (106,000)
  Net income.................................................................     --         239,772      239,772
                                                                               ---------  ----------  ------------
Balance at December 31, 1998.................................................  $  27,500     164,523      192,023
                                                                               ---------  ----------  ------------
                                                                               ---------  ----------  ------------

                See accompanying notes to financial statements.

                        GLOBAL 2000 COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                              1997         1998
                                                                                           -----------  ----------
Cash flows from operating activities:
  Net income.............................................................................  $    85,886     239,772
                                                                                           -----------  ----------
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization........................................................       43,690      58,672
    Net realized loss (gain) on investment...............................................         (694)      1,535
    Loss on disposal of property and equipment...........................................       10,338      21,431
    Changes in net assets and liabilities:
      Decrease (increase) in accounts receivable--trade..................................      (64,271)     12,488
      Increase in other assets...........................................................       (1,360)     (1,988)
      Decrease in trade accounts payable.................................................       (9,964)        (75)
      Increase (decrease) in accrued expenses............................................       39,807      (5,110)
      Increase in deferred revenue.......................................................       70,790      41,014
                                                                                           -----------  ----------
        Net cash provided by operating activities........................................      174,222     367,739
                                                                                           -----------  ----------
Cash flows from investing activities:
  Proceeds from sale of investments......................................................       36,384      25,614
  Acquisition of property and equipment..................................................      (38,147)   (103,938)
  Proceeds from disposal of fixed assets.................................................       13,800      --
  Purchases of investments...............................................................      (52,174)    (10,656)
                                                                                           -----------  ----------
      Net cash used in investing activities..............................................      (40,137)    (88,980)
                                                                                           -----------  ----------
Cash flows from financing activities:
  Principal payments under capital lease obligations.....................................       (8,049)    (10,090)
  Distributions to shareholders..........................................................      (81,000)   (106,000)
  Repayments of long-term debt...........................................................      (23,078)     (7,288)
                                                                                           -----------  ----------
        Net cash used in financing activities............................................     (112,127)   (123,378)
                                                                                           -----------  ----------
        Net increase in cash and cash equivalents........................................       21,958     155,381
Cash and cash equivalents at beginning of year...........................................       82,792     104,750
                                                                                           -----------  ----------
Cash and cash equivalents at end of year.................................................  $   104,750     260,131
                                                                                           -----------  ----------
                                                                                           -----------  ----------
Supplemental disclosures of cash flow information:
  Interest of $14,375 and $13,573 was paid in 1997 and 1998, respectively.
  Global 2000 incurred a capital lease obligation of $17,000 in connection with an acquisition of equipment in 1997.

                See accompanying notes to financial statements.

                        GLOBAL 2000 COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

(1) NATURE OF OPERATIONS

    Global 2000 Communications, Inc. ("Global 2000") was incorporated in New York State in 1994. Global 2000 is a regional provider of Internet access and offers a broad spectrum of Internet access services to both individual and business customers ranging from dial-up services to continuous access services using dedicated telephone connections and Web hosting services.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, including estimates of the allowance for doubtful accounts, that affect the amounts reported in the financial statements. Actual results may differ from those estimates.

    (b) REVENUE RECOGNITION

    Global 2000 recognizes revenue when services are provided. Services are generally billed in advance. Advance billings are recorded as deferred revenue and recognized as revenue when earned over the period of service.

    (c) CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, Global 2000 considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents.

    (d) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided for using the straight line method over the estimated useful lives of the assets. The estimated useful lives of the assets range from three to forty years. Global 2000 leases certain of its computer and telecommunications equipment under capital lease agreements. The assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments or the fair value of the assets under the lease. Assets under capital lease are depreciated over shorter of their useful life or the lease term.

    (e) INCOME TAXES

    As a subchapter S corporation, Global 2000's income is taxed at the stockholder level, except for certain business income taxes, therefore, no income tax provision has been included in the financial statements.

    (f) ADVERTISING COSTS

    Global 2000 incurs advertising costs associated with the marketing of its services. These costs of advertising are expensed as incurred. Advertising expense totaled $71,513 and $366,229 for the years ended December 31, 1997 and 1998, respectively.

    (g) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

    (h) EARNINGS PER SHARE

    Global 2000 adopted the provisions of SFAS No. 128, "Earnings per Share," on January 1, 1998. This statement requires the presentation of basic and diluted earnings per share for all periods presented. There were no common stock equivalents outstanding for any of the periods presented; accordingly, basic and fully diluted earnings per share are the same.

(3) PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at December 31, 1998

Computer, telecommunications and office equipment.................  $ 238,153
Software..........................................................      9,730
Leasehold Improvements............................................    100,361
                                                                    ---------
                                                                      348,244
Less accumulated depreciation.....................................    105,209
                                                                    ---------
Property and equipment, net.......................................  $ 243,035
                                                                    ---------
                                                                    ---------

    Depreciation expense for the years ended December 31, 1997 and 1998 was $43,650 and $58,672, respectively. Estimated useful lives used in the calculation of depreciation by major category of property and equipment are as follows:

Computer, telecommunications and office equipment...............  3-7 years
Software........................................................  3 years
                                                                  30-40
Leasehold improvements..........................................  years

(4) LEASES

    Global 2000 leases computer and telecommunications equipment under a capital lease agreement that is due to expire on May 1, 1999. At December 31, 1998, the gross amount of equipment under capital leases was $17,000 with accumulated amortization of $13,460. Amortization of assets held under capital lease is included with depreciation expense.

    Global 2000 also has several operating leases, primarily for office equipment, with expiration dates through July 1, 2000. See note 5 for information regarding rental of office space.

    Future minimum lease payments under operating leases with initial or remaining noncancellable lease terms in excess of one year as of December 31, 1998 are as follows:

                                                                                      OPERATING
YEAR ENDED DECEMBER 31:                                                                LEASES
-----------------------------------------------------------------------------------  -----------
        1999.......................................................................   $  30,150
        2000.......................................................................       8,775
                                                                                     -----------
        Total minimum lease payments...............................................   $  38,925
                                                                                     -----------
                                                                                     -----------

(5) RELATED PARTY TRANSACTIONS

    Global 2000 rents office space from two of its primary shareholders on a month-to-month basis. Rent expense in 1997 and 1998 was $6,000 and $21,000, respectively.

(6) NOTE PAYABLE

    The note payable is owed to a financial institution. The note bears interest equal to the financial institution's base rate plus 2% per annum and is payable in monthly installments of $1,483, including interest through June 1, 2001, when payment will be made for the entire unpaid principal balance and any accrued interest. Maturities for the next three years are as follows: 1999--$7,288; 2000--$8,050 and 2001--$88,446.

(7) RETIREMENT PLAN

    Employees of Global 2000 with at least three years of service are included, on a voluntary basis, in a contributory defined contribution pension plan administered by Global 2000. The plan is a single-employer pension plan. Contributions by Global 2000 totaled $39,648 and $53,535 for 1997 and 1998, respectively.

(8) COMMITMENTS

    Global 2000 has entered into several contracts with vendors that provide certain telephone related line access services with various expiration dates. Following are the commitments for each of the two years subsequent to December 31, 1998:

1999..............................................................  $  68,632
2000..............................................................     64,632
                                                                    ---------
    Total.........................................................  $ 133,264
                                                                    ---------
                                                                    ---------

(9) SUBSEQUENT EVENT

    Global 2000 was acquired by BiznessOnline.com, Inc. (the acquirer) on January 31, 1999 in exchange for a note of $580,000 payable at the Initial Public Offering (IPO) of the acquirer and $2,720,000 payable in shares of common stock of the acquirer subject to adjustment at the IPO closing based on the IPO price per share. Upon consummation of the agreement, the acquirer became the sole stockholder of Global 2000. Subsequent to the acquisition, Global 2000 was merged into a subsidiary of the acquirer.

                          INDEPENDENT AUDITORS' REPORT

The Stockholders
Ulsternet, Inc.:

    We have audited the accompanying balance sheet of Ulsternet, Inc. (Ulsternet) as of December 31, 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of Ulsternet's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ulsternet, Inc. as of December 31, 1998, and the results of its operations and its cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Providence, Rhode Island
January 25, 1999

                                ULSTERNET, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1998

ASSETS

Current assets:
  Cash............................................................................  $   1,258
  Accounts receivable, net of allowance for doubtful accounts of $3,000...........      5,530
  Prepaid expenses................................................................      4,971
                                                                                    ---------
      Total current assets........................................................     11,759
                                                                                    ---------
Property and equipment, net (note 3)
  Computer and telecommunications equipment.......................................    220,984
  Less accumulated depreciation...................................................    144,526
                                                                                    ---------
      Net property and equipment..................................................     76,458
                                                                                    ---------
      Total assets................................................................  $  88,217
                                                                                    ---------
                                                                                    ---------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Current maturities of long-term debt (note 4)...................................  $   8,905
  Current installments of obligations under capital leases (note 3)...............     27,698
  Accounts payable................................................................     12,843
  Accrued expenses................................................................        710
  Deferred revenue................................................................    105,358
                                                                                    ---------
      Total current liabilities...................................................    155,514

Long-term liabilities:
  Long-term debt, excluding current maturities (note 4)...........................     11,271
  Obligations under capital leases, excluding current installments (note 3).......     13,934
                                                                                    ---------
      Total liabilities...........................................................    180,719
                                                                                    ---------
Stockholders' equity (deficit) (note 5):
  Common stock, no par value; 200 shares authorized, 94 shares issued and
    outstanding...................................................................     10,200
  Accumulated deficit.............................................................   (102,702)
                                                                                    ---------
      Total stockholders' deficit.................................................    (92,502)
                                                                                    ---------
      Total liabilities and stockholders' deficit.................................  $  88,217
                                                                                    ---------
                                                                                    ---------

                 See accompanying notes to financial statements

                                ULSTERNET, INC.

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                                1997       1998
                                                                                             ----------  ---------
Revenues...................................................................................  $  318,630    604,419
                                                                                             ----------  ---------
Operating expenses:
  Connectivity and operations..............................................................     290,309    491,327
  Sales and marketing......................................................................       4,377      6,136
  General and administrative...............................................................       2,536     15,336
  Depreciation and amortization............................................................      39,224     58,231
                                                                                             ----------  ---------
      Total operating expenses.............................................................     336,446    571,030
                                                                                             ----------  ---------
      Operating income (loss)..............................................................     (17,816)    33,389
Interest expense...........................................................................      (8,480)    (9,784)
                                                                                             ----------  ---------
      Net income (loss)....................................................................  $  (26,296)    23,605
                                                                                             ----------  ---------
                                                                                             ----------  ---------
Net income (loss) per share--basic and diluted.............................................  $  (279.74)    251.12
                                                                                             ----------  ---------
                                                                                             ----------  ---------
Weighted average shares outstanding--basic and diluted.....................................          94         94
                                                                                             ----------  ---------
                                                                                             ----------  ---------

                See accompanying notes to financial statements.

                                ULSTERNET, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                                        TOTAL
                                                                                                     STOCKHOLDERS'
                                                                             COMMON    ACCUMULATED      EQUITY
                                                                              STOCK      DEFICIT      (DEFICIT)
                                                                            ---------  ------------  ------------
Balance at December 31, 1996..............................................  $  --           --            --
  Capital Contributions...................................................     10,200       --            10,200
  Distributions...........................................................     --          (54,688)      (54,688)
  Net loss................................................................     --          (26,296)      (26,296)
                                                                            ---------  ------------  ------------
Balance at December 31, 1997..............................................     10,200      (80,984)      (70,784)
  Distributions...........................................................     --          (45,323)      (45,323)
  Net income..............................................................     --           23,605        23,605
                                                                            ---------  ------------  ------------
Balance at December 31, 1998..............................................  $  10,200     (102,702)      (92,502)
                                                                            ---------  ------------  ------------
                                                                            ---------  ------------  ------------

                See accompanying notes to financial statements.

                                ULSTERNET, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                                                                1997       1998
                                                                                             ----------  ---------
Cash flows from operating activities:
  Net income (loss)........................................................................  $  (26,296)    23,605
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization..........................................................      39,224     58,231
    Changes in net assets and liabilities:
      Decrease (increase) in accounts receivable...........................................      (6,645)     1,115
      Increase in prepaid expenses.........................................................      --         (4,971)
      Increase in accounts payable.........................................................       7,413      5,430
      Increase in accrued expenses.........................................................         325        385
      Increase in deferred revenue.........................................................      82,944     22,414
                                                                                             ----------  ---------
        Net cash provided by operating activities..........................................      96,965    106,209
                                                                                             ----------  ---------
Cash flows from investing activities:
  Capital expenditures.....................................................................     (55,344)   (31,860)
                                                                                             ----------  ---------
        Net cash used in investing activities..............................................     (55,344)   (31,860)
                                                                                             ----------  ---------
Cash flows from financing activities:
  Capital contributions....................................................................      10,200     --
  Proceeds from long-term debt.............................................................      40,524     --
  Distributions to stockholders............................................................     (54,688)   (45,323)
  Principal payments under capital lease obligations.......................................     (18,806)   (26,271)
  Repayments of long-term debt.............................................................     (12,298)    (8,050)
                                                                                             ----------  ---------
        Net cash used in financing activities..............................................     (35,068)   (79,644)
                                                                                             ----------  ---------
        Net increase (decrease) in cash....................................................       6,553     (5,295)
Cash at beginning of year..................................................................      --          6,553
                                                                                             ----------  ---------
Cash at end of year........................................................................  $    6,553      1,258
                                                                                             ----------  ---------
                                                                                             ----------  ---------
Supplemental cash flow information:
  Ulsternet paid $8,480 and $9,784 in interest in 1997 and 1998, respectively.
Non-cash financing activities:
  Capital lease obligations of $49,703 and $21,883 were incurred in 1997 and 1998, respectively.

                See accompanying notes to financial statements.

                                ULSTERNET, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1998

(1) NATURE OF OPERATIONS

    Ulsternet, Inc. ("Ulsternet") was incorporated on November 7, 1996. Ulsternet is a provider of Internet access and offers a broad spectrum of Internet access services to both individual and business customers ranging from dial-up services to continuous access services using dedicated telephone connections and Web hosting services.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, including estimates of the allowance for doubtful accounts and provisions for sales credits, that affect the amounts reported in the financial statements. Actual results may differ from those estimates.

    (b) REVENUE RECOGNITION

    Ulsternet recognizes revenue when services are provided. Services are generally billed in advance. Advance billings are recorded as deferred revenue and recognized as revenue when earned over the service period.

    (c) CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, Ulsternet considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    (d) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using an accelerated method over the estimated useful lives of the assets for property and equipment. The estimated useful lives of the assets range from three to five years. Ulsternet leases certain of its data communications and other equipment under capital lease agreements. The assets and liabilities under capital leases are recorded at the lesser of the present value of aggregate future minimum lease payments or the fair value of the assets under the lease. Assets under capital lease are depreciated over the shorter of their estimated useful lives or the lease term.

    (e) INCOME TAXES

    As a subchapter S corporation, Ulsternet's income is taxed at the stockholder level, therefore except for certain local business income taxes, no income tax provision has been included in the financial statements.

    (f) ADVERTISING COSTS

    Ulsternet incurs advertising costs associated with the marketing of its services. These costs of advertising are expensed as incurred. Advertising expense totaled $1,387 and $1,016 for the years ended December 31, 1997 and 1998, respectively.

    (g) IMPAIRMENT OF LONG-LIVED ASSETS

    Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

    (h) EARNINGS PER SHARE

    Ulsternet adopted the provisions of SFAS No. 128, "Earnings per Share," on December 31, 1997. This statement requires the presentation of basic and diluted earnings per share for all periods presented. There were no common stock equivalents outstanding for any of the periods presented; accordingly, basic and fully diluted earnings per share are the same.

(3) LEASES

    Ulsternet leases certain equipment under capital lease agreements that expire at various dates through July 2001. At December 31, 1998, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

Computer and telecommunications equipment..........................  $  91,930
Less accumulated amortization......................................     43,577
                                                                     ---------
                                                                     $  48,353
                                                                     ---------
                                                                     ---------

    Ulsternet has one operating lease for office space on a month-to-month basis. Rental expense for the operating lease during 1997 and 1998 was $3,600 and $5,100, respectively.

    Future minimum lease payments under capital and operating leases as of December 31, 1998 are as follows:

                                                                                      CAPITAL
YEAR ENDED DECEMBER 31:                                                               LEASES
-----------------------------------------------------------------------------------  ---------
        1999.......................................................................  $  30,554
        2000.......................................................................     12,974
        2001.......................................................................      1,647
                                                                                     ---------
        Total minimum lease payment................................................     45,175
        Less amount representing interest (at 10%).................................      3,543
                                                                                     ---------
        Present value of minimum capital lease payments............................     41,632
        Less current installments of obligations under capital leases..............     27,698
                                                                                     ---------
        Obligations under capital leases, excluding current installments...........  $  13,934
                                                                                     ---------
                                                                                     ---------

(4) LONG-TERM DEBT

    Long-term debt consists of the following at December 31, 1998:

Note payable to a bank in monthly installments of $430, including interest at 10.5%, due January 2002, secured by equipment........  $  13,417
Note payable to a bank in monthly installments of $476, including
  interest at 11%, due May 2000, secured by personal property......      6,759
                                                                     ---------
  Total long-term debt.............................................     20,176
  Less current maturities..........................................      8,905
                                                                     ---------
  Long-term debt, excluding current maturities.....................  $  11,271
                                                                     ---------
                                                                     ---------

    Maturities for the next three years are as follows: 1999--$8,905; 2000--$6,569 and 2001--$4,702.

(5) DISTRIBUTIONS TO STOCKHOLDERS

    Ulsternet is a cash-basis, subchapter S corporation for federal income tax purposes. As such, income or loss is measured on the cash basis of accounting for tax purposes and distributions are made based on those results. (For financial statement purposes, Ulsternet is on the accrual method of accounting.) The distributions made to date do not exceed Ulsternet's income tax basis and therefore have been reflected as charges to accumulated deficit for financial statement purposes rather than as returns of capital stock.

(6) COMMITMENTS

    Ulsternet has entered into several contracts with vendors that provide certain telephone related line access services. The contracts have various expiration dates, through 2002. Following are the commitments for each of the four years subsequent to December 31, 1998:

1999..............................................................  $ 104,625
2000..............................................................     34,985
2001..............................................................     33,078
2002..............................................................     11,026
                                                                    ---------
    Total.........................................................  $ 183,714
                                                                    ---------
                                                                    ---------

(7) SUBSEQUENT EVENT (UNAUDITED)

    Ulsternet's stockholders have entered into a merger agreement whereby they will exchange their shares in the Company to BiznessOnline.Com, Inc. (acquirer) in exchange for cash and shares of common stock of the acquirer concurrent with the consummation of the initial public offering ("IPO") of the common stock of the acquirer. Upon consummation of the offering, the acquirer will become the sole stockholder of Ulsternet. Subsequent to the acquisition, Ulsternet will merge into a subsidiary of the acquirer.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT BIZNESSONLINE EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

    This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

    - except the common stock offered by this prospectus;

    - in any jurisdiction in which the offer or solicitation is not authorized;

    - in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

    - to any person to whom it is unlawful to make the offer or solicitation; or

    - to any person who is not a United States resident or who is outside the jurisdiction of the United States.

    The delivery of this prospectus or any accompanying sale does not imply that:

    - there have been no changes in the affairs of BiznessOnline after the date of this prospectus; or

    - the information contained in this prospectus is correct after the date of this prospectus.

                            ------------------------

    Until             , 1999, 25 calendar days after the date of this
prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                2,900,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                         JOSEPH STEVENS & COMPANY, INC.
                           SCHNEIDER SECURITIES, INC.

                         NEIDIGER, TUCKER, BRUNER, INC.

                          ROYCE INVESTMENT GROUP, INC.

                                          , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law allows a Delaware corporation to indemnify its present and former directors and officers under certain conditions. Article Twelve of our Certificate of Incorporation provides that any person made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that such person is or was a director or officer of BiznessOnline, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss, PROVIDED, HOWEVER, that we shall only indemnify such person in a proceeding initiated by such person only if such proceeding was authorized by our directors. The right of indemnification described herein includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided that such person, if required by the Delaware General Corporation Law, undertakes to repay all amounts advanced if it shall be ultimately determined that such director or officer is not entitled to be indemnified under Article Twelve or otherwise.

    Section 102(b)(7) of the Delaware General Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for:

    - any breach of the director's duty of loyalty to the corporation or its stockholders;

    - any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    - any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law, or

    - any transaction from which the director derived an improper personal benefit.

    Article Twelve of our Certificate of Incorporation states that to the maximum extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, our directors shall not be personally liable to us or our stockholders for monetary damages resulting from such director's breach of fiduciary duty as a director, except for liability involving one of the four exceptions described above. In addition, our Certificate of Incorporation provides that if the Delaware General Corporation Law is amended to authorize the further limitation or elimination of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    Section 145 of the Delaware General Corporation Law allows a corporation to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. Article Twelve of our Certificate of Incorporation provides that we may maintain insurance to protect us and our directors and officers against expenses, liabilities and losses whether or not we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. We intend to procure a directors' and officers' liability and company reimbursement liability insurance policy that will (a) insure directors and officers against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insure us against losses (above a deductible amount) arising from any such claims, but only if we are required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of our Certificate of Incorporation or By-Laws.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of BiznessOnline pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    Reference is also made to Section 7 of the Underwriting Agreement between us and the Underwriters, filed as Exhibit 1 to this Registration Statement, for a description of indemnification arrangements between us and the Underwriters.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered other than the underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the NASD filing fee.

ITEM                                                                                 AMOUNT
--------------------------------------------------------------------------------  ------------
SEC registration fee............................................................  $     10,602
NASD filing fee.................................................................  $      4,314
NASDAQ National Market System listing application fee...........................  $     66,875
Blue Sky fees and expenses......................................................  $     35,000
Printing and engraving expenses (including Edgar filing service charges)........  $    100,000
Accounting fees and expenses....................................................  $    350,000
Legal fees and expenses.........................................................  $    450,000
Transfer agent and registrar fee................................................  $      5,000
Miscellaneous...................................................................  $     78,209
      Total.....................................................................  $  1,100,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    The following gives effect to a 10,000 for one stock split in the nature of a dividend on December 20, 1998 and a 3.147186 for one stock split which we intend to effect prior to the effective date of this Registration Statement.

    (a) On July 1, 1998, in connection with our formation, we issued (1) 1,337,554 shares of our common stock $.01 par value per share, to Mark E. Munro,
(2) 1,337,554 shares of our common stock to Susan Munro, (3) 409,134 shares of our common stock to S. Keith London, and (4) 62,944 shares of our common stock to S&D Enterprises, a Rhode Island partnership, in each case for cash at a price per share (pre split) of $1 for an aggregate consideration of $100 and pursuant to an organizational subscription agreement. These issuances were effected without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act.

    (b) On January 31, 1999, we issued a total of 272,000 shares of our common stock to the six stockholders of Global 2000 Communications, Inc., a New York corporation, comprising a portion of the merger consideration paid to such persons, pursuant to an Agreement and Plan of Merger and Reorganization by which Global 2000 Communications was merged with and into our wholly-owned subsidiary. These issuances were effected without registration and the Securities Act in reliance upon the exemption for registration set forth in Section 4(2) of the Securities Act.

    (c) On February 15, 1999, we issued shares of our Class A Preferred Stock - First Series (the "First Series") to 7 accredited investors in private transactions. We issued a total of 70,000 shares of the First Series for an aggregate purchase price of $350,000. Except for a commission of $7,500 on aggregate sales of $75,000 paid to Schneider Securities, Inc. (one of our Underwriters in this offering), no commissions were paid. These sales were effected without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, relating to the sale of securities by an issuer not involving a public offering.

    (d) Prior to filing this Registration Statement, on several dates in late January and early February, 1999, we agreed to issue a total of 782,000 shares (assuming a $10.00 per share price in this offering) of our common stock to the stockholders of our Internet service providers we will own at the consummation of this offering (including 272,000 shares issued to the stockholders of Global 2000 Communications on January 31, 1999) as a portion of the aggregate consideration to be paid to such persons under definitive acquisition agreements. These transactions were effected without registration under the Securities Act in reliance upon the exemption for registration set forth in
Section 4(2) of the Securities Act.

    The issuances of common stock described in paragraphs (b) and (d) above were or will be made in connection with acquisition transactions not involving a public offering to an aggregate of thirteen sophisticated and/or accredited individuals who were stockholders of Global 2000 Communications and three of the four internet service providers we will acquire upon completion of this offering. All thirteen individuals received copies of the Company's business plan and financial projections and had numerous meetings and discussions with management. Each individual acknowledged and represented to the Company in writing that he or she understands and agrees that the shares of common stock issued or to be issued have not been registered under the Securities Act of 1933; are being acquired solely for their own account without any present intention for resale or distribution; will not be resold without registration under the Securities Act of 1933 or in compliance with an available exemption from registration; that such individual was able to bear the economic risk of an investment in the common stock and afford a complete loss of such investment; and that such individual had the opportunity to ask questions of and receive answers from the Company's management concerning any and all matters related to the acquisition of the common stock.

    Further, each individual has agreed to lock up 50% of the shares received for a period of two years following the date of issuance. Each certificate representing the above shares contains a legend indicating that such shares are restricted and may not be sold without registration under the Securities Act of 1933 or pursuant to an available exemption from such registration requirements and are subject to the lock up agreement described above.

ITEM 27. EXHIBITS

    The following exhibits are filed as part of this Registration Statement with the Securities and Exchange Commission, pursuant to Item 601 of Regulation S-B. All exhibits refer to BiznessOnline.com, Inc. unless otherwise indicated.


     +1.1  Form of Amended Underwriting Agreement
     +1.2  Form of Underwriters' Warrant, as amended

     +3.1  Certificate of Incorporation, filed with the Delaware Secretary of State on June
           11, 1998

     +3.2  Certificate of Amendment to Certificate of Incorporation, filed with the Delaware
           Secretary of State on December 9, 1998

     +3.3  Certificate of Designation, filed with the Delaware Secretary of State on February
           1, 1999

     +3.4  Certificate of Amendment to Certificate of Incorporation, filed with the Delaware
           Secretary of State on February 4, 1999

     +3.5  Certificate of Amendment to Certificate of Incorporation, filed with the Delaware
           Secretary of State on February 10, 1999

     +3.6  By-Laws

     +4.1  Specimen Common Stock Certificate

      4.6  Relevant portion of Article II and VII of By-Laws (included in Exhibit 3.2)

     +5.1  Opinion of Duffy & Sweeney, LLP regarding the legality of the securities offered

    +10.1  Merger Agreement among the Company, InSite Internet I Acquisition Co., Inc., Global
           2000 Communications, Inc. ("Global") and the shareholders of Global

    +10.2  Merger Agreement among the Company, InSite Internet II Acquisition Co., Inc., Borg
           Internet Services, Inc. ("Borg") and the shareholders of Borg

    +10.3  Merger Agreement among the Company, InSite Internet IV Acquisition Co., Inc.,
           Ulsternet, Inc. ("Ulsternet") and the shareholders of Ulsternet

    +10.4  Merger Agreement among the Company, InSite Internet V Acquisition Co., Inc.,
           Caravela Software, Inc. ("Caravela") and the shareholders of Caravela

    +10.5  Stock Purchase Agreement among the Company, and the shareholders of AlbanyNet, Inc.

    +10.6  Employment Agreement with Mark E. Munro

    +10.7  Employment Agreement with S. Keith London

    +10.8  Employment Agreement with Daniel J. Sullivan

    +10.9  1999 Stock Incentive Plan

   +10.10  Form of Incentive Stock Option Agreement for 1999 Stock Incentive Plan

   +10.11  Form of Non-Qualified Stock Option Agreement for 1999 Stock Incentive Plan

   +10.12  1999 Non-Employee Director Stock Incentive Plan

   +10.13  Form of Non-Qualified Stock Option Agreement for 1999 Non-Employee Director Stock
           Incentive Plan

    +11.1  Computation of Per Share Earnings

    +21.1  Subsidiaries of the registrant

     23.1  Consent of KPMG LLP, Independent Auditors (BiznessOnline.com, Inc.)

     23.2  Consent of KPMG LLP, Independent Auditors (AlbanyNet, Inc.)

     23.3  Consent of KPMG LLP, Independent Auditors (Borg Internet Services, Inc.)

     23.4  Consent of KPMG LLP, Independent Auditors (Caravela Software, Inc.)

     23.5  Consent of KPMG LLP, Independent Auditors (Global 2000, Inc.)

     23.6  Consent of KPMG LLP, Independent Auditors (Ulsternet, Inc.)

     23.7  Consent of Duffy & Sweeney, LLP (included in Exhibit 5.1 to this Registration
           Statement)

    +23.8  Consent of John B. Fraser (Director Nominee)

    +23.9  Consent of Joseph Luciano (Director Nominee)

   +23.10  Consent of Robert A. Byrne (Director Nominee)

      +27  Financial Data Schedules


+  Previously filed

ITEM 28. UNDERTAKINGS.

    The Company will provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The Company hereby undertakes that, if relying on Rule 430A under the Securities Act:

(1) for determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be treated as part of this Registration Statement as of the time the Commission declared it effective.

(2) for determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be treated as a new registration statement for the securities offered in this Registration Statement and that offering of the securities at that time shall be treated as the initial bona fide offering of those securities.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Providence, Rhode Island on May 10, 1999.


                                BiznessOnline.com, inc.

                                By:  /s/ MARK E. MUNRO
                                     -----------------------------------------
                                     Mark E. Munro, Chairman of
                                     the Board, Chief Executive Officer,
                                     President and Director

    In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


     Dated: May 10, 1999        By:  /s/ S. KEITH LONDON
                                     -----------------------------------------
                                     Executive Vice President
                                     and Director

     Dated: May 10, 1999        By:  /s/ DANIEL J. SULLIVAN
                                     -----------------------------------------
                                     Chief Financial and Principal Accounting
                                     Officer

     Dated: May 10, 1999        By:  /s/ DAVID CONBOY
                                     -----------------------------------------
                                     Director

                                 EXHIBIT INDEX

    The following exhibits are filed as part of this Registration Statement with the Securities and Exchange Commission, pursuant to Item 601 of Regulation S-B. All exhibits refer to BiznessOnline.com, Inc. unless otherwise indicated.


EXHIBITS
---------
     +1.1  Form of amended Underwriting Agreement

     +1.2  Form of Underwriters' Warrant, as amended

     +3.1  Certificate of Incorporation, filed with the Delaware Secretary of State on June 11, 1998

     +3.2  Certificate of Amendment to Certificate of Incorporation, filed with the Delaware Secretary of State on
           December 9, 1998

     +3.3  Certificate of Designation, filed with the Delaware Secretary of State on February 1, 1999

     +3.4  Certificate of Amendment to Certificate of Incorporation, filed with the Delaware Secretary of State on
           February 4, 1999

     +3.5  Certificate of Amendment to Certificate of Incorporation, filed with the Delaware Secretary of State on
           February 10, 1999

     +3.6  By-Laws

     +4.1  Specimen Common Stock Certificate

      4.6  Relevant portion of Article II and VII of By-Laws (included in Exhibit 3.2)

     +5.1  Opinion of Duffy & Sweeney, LLP regarding the legality of the securities offered

    +10.1  Merger Agreement among the Company, InSite Internet I Acquisition Co., Inc., Global 2000
           Communications, Inc. ("Global") and the shareholders of Global

    +10.2  Merger Agreement among the Company, InSite Internet II Acquisition Co., Inc., Borg Internet Services,
           Inc. ("Borg") and the shareholders of Borg

    +10.3  Merger Agreement among the Company, InSite Internet IV Acquisition Co., Inc., Ulsternet, Inc.
           ("Ulsternet") and the shareholders of Ulsternet

    +10.4  Merger Agreement among the Company, InSite Internet V Acquisition Co., Inc., Caravela Software, Inc.
           ("Caravela") and the shareholders of Caravela

    +10.5  Stock Purchase Agreement among the Company, and the shareholders of AlbanyNet, Inc.

    +10.6  Employment Agreement with Mark E. Munro

    +10.7  Employment Agreement with S. Keith London

    +10.8  Employment Agreement with Daniel J. Sullivan

    +10.9  1999 Stock Incentive Plan

   +10.10  Form of Incentive Stock Option Agreement for 1999 Stock Incentive Plan

   +10.11  Form of Non-Qualified Stock Option Agreement for 1999 Stock Incentive Plan

   +10.12  1999 Non-Employee Director Stock Incentive Plan

   +10.13  Form of Non-Qualified Stock Option Agreement for 1999 Non-Employee Director Stock Incentive Plan

    +11.1  Computation of Per Share Earnings

    +21.1  Subsidiaries of the registrant

     23.1  Consent of KPMG LLP, Independent Auditors (BiznessOnline.com, Inc.)

     23.2  Consent of KPMG LLP, Independent Auditors (AlbanyNet, Inc.)

     23.3  Consent of KPMG LLP, Independent Auditors (Borg Internet Services, Inc.)

     23.4  Consent of KPMG LLP, Independent Auditors (Caravela Software, Inc.)

EXHIBITS
---------
     23.5  Consent of KPMG LLP, Independent Auditors (Global 2000, Inc.)

     23.6  Consent of KPMG LLP, Independent Auditors (Ulsternet, Inc.)

     23.7  Consent of Duffy & Sweeney, LLP (included in Exhibit 5.1 to this Registration Statement)

    +23.8  Consent of John B. Fraser (Director Nominee)

    +23.9  Consent of Joseph Luciano (Director Nominee)

   +23.10  Consent of Robert A. Byrne (Director Nominee)

      +27  Financial Data Schedules


+  Previously filed